Exhibit 10.26

SUNTRUST BANKS, INC.

401(k) PLAN

Amended and Restated

Effective January 1, 2010

(reflecting amendments through December 31, 2010)

SUNTRUST BANKS, INC. 401(k) PLAN

Amended and Restated January 1, 2010

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1.30	Employment	9
1.31	Employment Date	10
1.32	ERISA	10
1.33	ESOP	10
1.34	Excess 402(g) Contributions	10
1.35	Fair Market Value	10
1.36	Financed Shares	11
1.37	Five-Year Break	11
1.38	HCE Group	11
1.39	Highly Compensated Employee (HCE)	11
1.40	Matching Account, or Employer Matching Account	11
1.41	Matching Contributions (also called Employer Contributions and Safe Harbor Contributions)	11
1.42	Merged Plan	11
1.43	Named Fiduciary	12
1.44	NCE Group	12
1.45	Non-Highly Compensated Employee (NCE)	12
1.46	Non-Matching Account	12
1.47	One-Year Break	12
1.48	Participant	12
1.49	Plan	12
1.50	Plan Administrator	12
1.51	Plan Percentage Limit	12
1.52	Plan Year	12
1.53	Qualified Automatic Contribution Arrangement (QACA)	13
1.54	Qualified Domestic Relations Order (QDRO)	13
1.55	Qualified Military Service	13
1.56	Qualified Reservist Distribution	13
1.57	Qualified Roth Distribution	13
1.58	Rollover Contribution	14
1.59	Roth Account	14
1.60	Roth Contribution	14
1.61	Safe Harbor Contributions (also called Matching Contributions and Employer Contributions)	14
1.62	Service Center	14
1.63	Share Units	14
1.64	Spouse	14
1.65	Suspense Account	14
1.66	Termination Date	15
1.67	True-Up Matching Contribution	15
1.68	Trust (or Trust Fund)	15
1.69	Trustee	15
1.70	Valuation Date	15
1.71	Vesting Service (also called Years of Service)	15
	(a) Computation	15
	(b) Leaves of Absence	16
	(c) Employment with a Controlled Group Member	17
	(d) Period Before an Employer Adopted the Plan	17
	(e) Credit for Employment Before a Five-Year Break	17

	(f) Service Spanning	18
	(g) Change from Covered Classification	18
1.72	Year of Service	18

ARTICLE 2 ELIGIBILITY
2.1	Eligibility	19
	(a) Automatic Enrollment	19
	(b) Participation in Another Controlled Group Plan	19
2.2	Participation Upon Reemployment	19
	(a) Vested Participant	20
	(b) Non-Vested Participant	20
	(c) Non-Participating Employee	20
2.3	Leased Employees and Independent Contractors	20
2.4	Participating Employers	21

ARTICLE 3 CONTRIBUTIONS
3.1	Employee Contributions – Elective Deferrals and Roth Contributions	22
	(a) Amount Permitted	22
	(b) Before-Tax and/or After-Tax Employee Contributions	23
	(c) Special Pay	24
	(d) Catch-Up Contributions	24
	(e) Make-up Contributions After Qualified Military Service	26
	(f) Vesting	27
	(g) Initial Election to Contribute	27
	(h) Modification	28
	(i) Cessation	28
	(j) Committee Administrative Rules	28
3.2	Employer Matching Contributions	28
	(a) Matching Contribution	29
	(b) Vesting and Forfeitures	30
	(c) Make-Up Contributions After Qualified Military Leave	30
	(d) Acquisition Loan Repayments	30
	(e) Exclusive Benefit of Participants	30
	(f) Contributions Limited to Tax Deductible Amounts	31
3.3	Rollover Contributions	32
	(a) Eligible Rollover Distribution	32
	(b) Roth Contributions	32
	(c) Rollover or Direct Plan Transfer	32
	(d) Timing	33
	(e) Required Information	33
	(f) Prohibited Rollovers and Transfers	33
	(g) Refund of Prohibited Rollovers	33
	(h) Reliance on Employee’s Representations	34
3.4	Acquisition Loans	34
	(a) Eligible Lenders	34
	(b) Loan Terms	34
	(c) Repayment	34
	(d) Collateral and Security	34
	(e) Suspense Account	35

	(f) Release of Financed Shares from Suspense Account	35
	(g) Default	36
3.5	Purchase and Sale of Employer Stock	36
3.6	Transfer to the Trustee	37
3.7	Elective Account Transfers	37

ARTICLE 4 ALLOCATIONS
4.1	Adjustments to Account Balances	38
	(a) Regular Valuation Dates	38
	(b) Administrative Fees	38
	(c) Dividends on Employer Stock	38
	(d) Valuations Binding	39
	(e) Statement of Account Balances	39
	(f) Correction of Administrative Mistakes	39
	(g) Return of Employer Contributions	40
4.2	Investments	40
	(a) Investment Funds	40
	(b) Compliance with ERISA Section 404(c)	40
	(c) Employer Stock Fund	41
	(d) Investment Elections	41
	(e) Change in Investment Election	41
	(f) Insider Trading Rules	42
	(g) Fund Transfer Restrictions	42
	(h) Diversification Elections	43
	(i) Reinvestment of Earnings	43
	(j) Investment Expenses	43
	(k) Special Election Rules	43
4.3	Voting Rights	43
4.4	Tender Offers	44

ARTICLE 5 IN-SERVICE WITHDRAWALS AND LOANS
5.1	Withdrawals Without a Hardship	45
	(a) Types of In-Service Withdrawals	45
	(b) Designated Roth Account	46
	(c) Available Amount	47
	(d) Order of Withdrawal from Accounts	47
	(e) Pro Rata Withdrawals from Investment Funds	47
	(f) Withdrawals of Money Purchase Plan Balances	47
5.2	Hardship Withdrawals	47
	(a) Available Amount	48
	(b) Events Creating Immediate and Heavy Financial Need (Events Test)	48
	(c) Withdrawal Necessary to Meet Need (Needs Test)	50
	(d) Nondiscrimination	50
	(e) Reliance on Participant’s Representations	50
5.3	Loans	51
	(a) Application and Eligibility	51
	(b) Available Amount	51
	(c) Order of Account Liquidation	51

	(d) Loan Origination Fees	52
	(e) Frequency of Loans	52
	(f) Interest	52
	(g) Security	52
	(h) Term	53
	(i) Repayment	53
	(j) Default	53
	(k) Suspension of Repayments During Qualified Military Service Leave	54
	(l) Suspension of Repayments During Unpaid Leave of Absence	54
	(m) Loans from Money Purchase Plan Balances	55
	(n) Revisions to Loan Rules and Procedures	55
5.4	Direct Rollover	55

ARTICLE 6 POST-EMPLOYMENT DISTRIBUTIONS
6.1	Distribution Events	56
	(a) Termination of Employment or Disability	56
	(b) Death	56
	(c) Employer-Initiated Transfer	56
	(d) Employee-Initiated Voluntary Direct Transfers (Change in Employment Transfer)	56
	(e) Plan Termination	57
	(f) Qualified Military Service	57
6.2	Amount of Payment	58
6.3	Distributions from Designated Roth Accounts	58
	(a) Qualified Roth Distribution	58
	(b) Distribution to Alternate Payee or Beneficiary	58
	(c) Nonqualified Distribution	58
6.4	Timing of Payment	58
	(a) Payment to a Participant	59
	(b) Payment to a Beneficiary	59
	(c) Notice of Consequences of Failure to Defer	59
6.5	Forms of Payment	60
	(a) Account Balance Over $1,000	60
	(b) Account Balance Not Over $1,000	60
6.6	Medium of Payment	61
6.7	Required Minimum Distribution Rules	61
	(a) Applicable Definitions	61
	(b) Separate Accounts for Multiple Beneficiaries	63
	(c) Participant’s Death Before his/her Required Beginning Date	63
	(d) Participant’s Death After his/her Required Beginning Date	64
	(e) Qualified Domestic Relations Orders (QDRO)	66
	(f) Trust as Designated Beneficiary	66
	(g) Election to Allow Participants or Beneficiaries to Elect Five-Year Rule	66
	(h) Age 65 Payment Rule	67
	(i) Suspension of Required Minimum Distributions During 2009	67
6.8	Beneficiary Designation	67
	(a) Procedure	67
	(b) Waiver of Spouse’s Rights	68
	(c) Disclaimer of Beneficiary Status	69

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	(d) Judicial Determination	69
6.9	Payment to a Participant’s Representative	69
	(a) On Behalf of a Participant	69
	(b) On Behalf of a Minor or Incompetent Beneficiary	69
6.10	Unclaimed Benefits	69
6.11	Direct Rollover of Eligible Distributions	70
	(a) Applicable Definitions	70
	(b) Persons Eligible to Direct a Rollover	71
	(c) Written Notice	71
	(d) Rollover Procedures	71

ARTICLE 7 LIMITATIONS ON CONTRIBUTIONS
7.1	Excess 402(g) Contributions	72
	(a) Time of Distribution	72
	(b) Reporting Form	72
	(c) Order of Distributions	72
	(d) Inclusion in Annual Additions	73
	(e) Determination of Earnings	73
7.2	Code Section 415 Limitation	73
	(a) Applicable Definitions	73
	(b) Correction of Excess Annual Additions	75
	(c) Combining of Plans	75
	(d) Compliance With Code Section 415	76
7.3	Top-Heavy Rules	76

ARTICLE 8 AMENDMENT, TERMINATION AND MERGER
8.1	Amendment	77
	(a) Procedure	77
	(b) Prohibited Amendments	77
	(c) Limited to Active Participants	78
	(d) Administrative Changes Without Plan Amendment	78
8.2	Termination of the Plan	79
	(a) Right to Terminate	79
	(b) Full Vesting	79
	(c) Provision for Benefits Upon Plan Termination	79
	(d) Surplus Reversion	80
8.3	Merger, Consolidation, Transfer	80

ARTICLE 9 ADMINISTRATION
9.1	Allocation of Fiduciary Responsibilities	81
	(a) Company	81
	(b) Compensation Committee	81
	(c) Benefits Plan Committee	81
	(d) General Rule for Fiduciaries	81
9.2	Benefits Plan Committee Organization and Operation	82
	(a) Appointment and Termination of Office	83
	(b) Committee Procedures	83
	(c) Powers of the Committee	83
	(d) Trustee	87

	(e) Reliance on Committee Documents	87
9.3	Expenses	87
9.4	Indemnification	88
9.4	Claims Procedure	88
	(a) Application for Benefits	88
	(b) Initiating a Claim	88
	(c) Decision on Claim	89
	(d) Appeal	89
	(e) Special Time Period for Committee Meetings	90
	(f) Exhaustion of Administrative Remedies	90
	(g) Time Limit for Legal Action	90

ARTICLE 10 MISCELLANEOUS
10.1	Headings	91
10.2	Construction	91
10.3	Continued Qualification for Tax-Exempt Status	91
10.4	Nonalienation	91
10.5	No Employment Rights	92
10.6	No Enlargement of Rights	92
10.7	Withholding for Taxes	92
10.8	Suspension of Transactions	92
	(a) Blackout Periods	92
	(b) Investment Elections	92

ADDENDUM A	History of Revised Plan Provisions

ADDENDUM B	Acquired or Merged Entities

ADDENDUM C	Adopting Employers

ADDENDUM D	Qualified Domestic Relations Order (QDRO) Procedures

SUNTRUST BANKS, INC. 401(k) PLAN

Introduction

SunTrust Banks, Inc. is the parent corporation in a controlled group that currently includes various subsidiaries and affiliated companies. SunTrust Banks, Inc. is sometimes referred to as the Company and/or the Plan sponsor. The Company and its controlled group members that adopt the Plan are referred to as Employers. SunTrust Banks, Inc. was formed as of July 1, 1985, with the merger of Sun Banks, Inc. and Trust Company Bank (successor to Trust Company of Georgia). The qualified defined contribution plans maintained by each company were merged to form the SunTrust Banks, Inc. Employee Stock Ownership Plan (the Plan), effective as of January 1, 1989. The Plan was renamed the SunTrust Banks, Inc. 401(k) Plan effective January 1, 1993.

The plans that were merged to form this Plan include the following: (1) the Sun Banks, Inc. SunShare Plan, effective July 1, 1984; (2) the Trust Company of Georgia Incentive Compensation Plan, effective January 1, 1987; (3) the Third National Corporation Thrift Plan, effective January 1, 1987; and (4) the Trust Company of Georgia Tax-Credit Employee Stock Ownership Plan, effective January 1, 1985. This merged Plan was previously amended and restated effective as of January 1, 1990, January 1, 1993, January 1, 1997, January 1, 2002, January 1, 2006, and April 22, 2009.

Although the Plan is named as a 401(k) Plan and includes a cash-or-deferred arrangement under Sections 401(k) and (m) of the Internal Revenue Code (the Code), before 2007 the Plan was always an Employee Stock Ownership Plan (ESOP) under Code Sections 409 and 4975(e)(7) and was designed to invest primarily in employer stock. As an ESOP, the Plan was, in fact, always invested primarily in employer stock. Effective January 1, 2007, the Plan was converted to a Code Section 401(k) Plan with an Employer Stock Fund that constitutes an employee stock ownership plan (ESOP) within the Plan. Such a combination 401(k) plan and ESOP is commonly called a KSOP.

Effective January 1, 2002, the Plan was converted to a design-based safe harbor plan that satisfies the ADP safe-harbor requirements set forth in Code Section 401(k)(12) with respect to elective deferrals, and the ACP safe-harbor requirements set forth in Code Section 401(m)(11) with respect to matching contributions. As a safe harbor plan, the Plan is exempt from nondiscrimination testing and from the top-heavy rules. The ESOP portion of the Plan continues to be designed to invest primarily in Employer Stock. The primary purpose of the ESOP is to provide participants with beneficial ownership of Employer Stock. A secondary purpose of the ESOP is to serve as a potential means of corporate finance. The Company may use the ESOP to meet its general financing requirements, including capital growth and transfers in the ownership of Employer Stock. The Plan may receive loans and other extensions of credit to finance the acquisition of Employer Stock.

During 2001 and effective January 1, 2002, the Plan was amended and restated to comply with the Family and Medical Leave Act of 1993, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Jobs Protection Act a/k/a the Pension Simplification Act of 1996, the Taxpayer Relief Act of 1997, the Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000 (effective January 1, 1999), and the Economic Growth and Tax Relief Reconciliation Act of 2001, as of the effective dates stated in various Sections in the Plan that are affected by these amendments.

Effective January 1, 2006, the Plan was restated to incorporate all amendments adopted after December 31, 2001, including amendments that first became effective as of January 1, 2006.

Effective January 1, 2007, the Plan was amended to convert the Plan from an ESOP to a Code Section 401(k) Plan with an Employer Stock Fund that constitutes an ESOP, to bring the Plan into compliance with applicable requirements of the Pension Protection Act of 2006 (the PPA), and to document provisions to assist participants affected by Hurricane Katrina.

The Plan subsequently was amended to adopt automatic enrollment for all eligible employees who begin employment after March 31, 2007; to comply with the PPA requirements for qualified default investment alternatives under ERISA Section 404(c), to increase Employer matching contributions to 100% of the first 5% of compensation deferred effective January 1, 2008; to bring the Code Section 415 provisions into compliance with Final Treasury Regulations effective January 1, 2008; and to provide for the investment of matching contributions according to participant elections for their own deferrals effective January 1, 2009. Effective April 1, 2007, the Plan satisfies both the traditional safe harbor requirements under Code Section 401(k)(12), and the safe harbor requirements for Qualified Automatic Contribution Arrangements (QACAs) under

Code Section 401(k)(13). Effective January 1, 2011, the Plan will implement a two-year vesting schedule for eligible employees whose employment begins after December 31, 2010 and will satisfy only the safe harbor requirements for a QACA under Code Section 401(a)(13).

Effective April 22, 2009, the Plan was restated to incorporate all amendments adopted after December 31, 2005. The Plan subsequently was amended to clarify the definition of compensation for purposes of deferrals, the Code Section 415 limitations, and the definition of highly compensated employee; to comply with the HEART Act and certain PPA provisions; to clarify the distribution rules and the rollover rules; and provide for the suspension of required minimum distributions during 2009. Those amendments are incorporated into this January 1, 2010 restatement for submission to the Internal Revenue Service with the Company’s request for an updated determination letter.

This January 1, 2010 amendment and restatement incorporates provisions for Designated Roth Contributions, which provisions will become effective January 1, 2011.

Addendum A sets forth provisions that have been in effect for previous periods of the Plan’s history. Special provisions that affect the benefits of Participants who work or worked for acquired or merged entities are described in Addendum B. A listing of the adopting Employers is set forth in Addendum C. The Addenda are integral parts of the Plan.

The rights of all employees who terminated employment with any Employer before the effective dates of the various provisions in this amendment and restatement, and their beneficiaries, will be governed by the Plan as in effect on the employee’s termination date, except that account balances of terminated Participants will be administered and distributed in compliance with Plan provisions and applicable law as in effect from time to time. Eligible employees who are in active employment on or after the effective dates of the various provisions in this restatement will be entitled to participate in the Plan and receive benefits payable under the Plan as amended and restated and as further amended from time to time. The Plan fiduciaries will administer the Plan in accordance with applicable laws enacted from time to time, and will implement operational compliance between the effective dates of such laws and the corollary Plan amendment dates.

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ARTICLE 1

Definitions

As used in the Plan, the following words and phrases and any derivatives thereof have the meanings set forth below unless the context clearly indicates otherwise. Definitions of other words and phrases are set forth throughout the Plan. Section references indicate sections of the Plan unless otherwise stated. The masculine pronoun includes the feminine, and the singular number includes the plural and the plural the singular, whenever applicable.

1.1	Accounts means the records the Committee maintains to record the Contributions and attributable gains/losses/expenses allocated to each Participant, and withdrawals and distributions, for accounting purposes only. The Committee will not segregate Plan assets among Accounts.

(a)	Employer Contribution Account means one or more of the following Accounts, which are funded by the Employers:

(1)	Matching Account means the Account to record Matching Contributions allocated to a Participant under Section 3.2.

(2)	Non-Matching Account means the Account to record the balance transferred to this Plan on a Participant’s behalf, as a result of the merger of the Sun Banks, Inc. Employee Stock Ownership Plan and the Trust Company of Georgia Tax-Credit Employee Stock Ownership Plan, or any other merger.

(3)	Merged Plan Account (or Prior Employer Account) means an Account that was transferred to this Plan as part of a Merged Plan and that was funded with Employer Contributions.

(b)	Employee Contribution Account means one of more of the following Accounts, which are funded by Employee Contributions, and are fully vested at all times.

(1)	Before-Tax Account means an Account to record the Elective Deferrals that a Participant makes on a before-tax basis under Section 3.1. The Before-Tax Account also will record the Catch-Up Contributions made by eligible Participants (age 50 or older) under Section 3.1.

(2)	Designated Roth Account (or Roth Account) means an Account to record after-tax contributions that a Participant designates as Roth Contributions and makes under Section 3.1 in lieu of Elective Deferrals, which are aggregated with Elective Deferrals for purposes of the Code Section 402(g) limit, Matching Contributions, and the Code Section 415 limit. The Designated Roth Account also will record after-tax Catch-Up Contributions designated as Roth Contributions, and amounts in the Participant’s non-Roth Accounts that he/she converted to Roth Contributions. The Plan accepts Roth Contributions effective January 1, 2011.

(3)	After-Tax Account means an Account to record the amounts that a Participant previously contributed on an after-tax basis to a Merged Plan. This Plan does not permit after-tax contributions other than Designated Roth Contributions effective January 1, 2011.

(4)	Rollover Contribution Account means an Account to record the before-tax amounts that a Participant rolled over to this Plan from another qualified retirement plan or conduit individual retirement account under Section 3.3.

(5)	Roth Rollover Account means an Account (or sub-Account) to record amounts that a Participant rolled over after 2010 from a Designated Roth Account in another employer’s plan.

1.2	Acquisition Loan means a loan or other extension of credit to the Plan or to the Company on behalf of the Plan, the proceeds of which are used only to purchase Employer Stock or to repay a previous Acquisition Loan.

1.3	After-Tax Account. See the definition of Accounts.

1.4.	Annual Addition Limit means the limit on the sum of all Contributions allocated to a Participant’s Accounts for a Plan Year, which cannot exceed the lesser of (a) a statutory limit, which is $49,000 for the 2010 Plan Year, and is indexed to the CPI in $1,000 increments under Code Section 415, or (b) 100% of his/her Compensation for the Plan Year. See Subsection 7.2(a).

1.5.	Automatic Enrollee (also called Auto-Enrollee) means any Employee who has been automatically enrolled in the Plan under Section 2.1. After an Auto-Enrollee elects any change in his/her Automatic Enrollment Percentage, the Plan will no longer treat him/her as an Auto-Enrollee.

1.6.	Automatic Enrollment Percentage (also called Auto-Percentages) means the percentage of Compensation that the Plan automatically and uniformly defers before-tax for all Auto-Enrollees, until they elect to defer (before-tax) and/or contribute (after-tax) a different percentage. The Plan uniformly increases the Auto-Percentages at the beginning of each Auto-Enrollee’s Employment anniversary year. The uniform Auto-Percentages are: (a) 3% for the first year (12 months) of participation, (b) 4% for the second year of participation (months 13 – 24), (c) 5% for the third year of participation (months 25 – 36), and (d) 6% for the fourth year and each subsequent year of participation (months 37 and forward).

1.7.	Before-Tax Account. See the definition of Accounts.

1.8.	Board means the Board of Directors of the Company, or where applicable, the Executive Committee of the Board.

1.9.	Catch-Up Contribution. See the definition of Contributions.

1.10.	Code means the Internal Revenue Code of 1986 as amended from time to time, and regulations and rulings issued under the Code.

1.11.	Committee means the Plan Committee, which serves as the named fiduciary and Plan Administrator, and has primary responsibility for administering the Plan under Article 9.

1.12.	Company means SunTrust Banks, Inc.

1.13.	Compensation. Compensation has the following meanings for the following purposes, and is intended to be a safe-harbor definition under Code Section 414(s).

(a)	Contributions. For purposes of determining the amount that each Participant elects to contribute, Compensation means the basic earnings (calculated monthly, weekly or hourly, as applicable) paid by an Employer to an Employee, plus (1) shift differentials; (2) compensation classified on his/her Employer’s payroll as vacation pay or sick pay; (3) draw for a commission Employee; (4) overtime pay; (5) certain bonuses and commissions as reviewed and approved by the Management of Benefits and Compensation; (6) beginning January 1, 2006, non-deferred payments under the SunTrust Management Incentive Plan (MIP) (or any successor plan as determined by the Compensation Committee); (7) salary reduction contributions under Code Sections 401(k), 125 (flexible benefits), and/or 132(f) (parking or transportation, effective January 1, 1999); (8) effective January 1, 2008, above-described amounts paid to a terminated Participant by the later of 46 days after his/her Termination Date or the end of the Plan Year in which his/her Termination Date occurs, for services performed during his/her Employment (including amounts paid for accrued vacation time, accrued sick time, bonuses, and deferred compensation), which payments would have been paid if he/she had continued Employment; and (9) a back pay award or agreed amount. Compensation excludes (1) other forms of extra compensation; (2) Employer payments for group insurance; (3) payments under this Plan and any other qualified or non-qualified deferred compensation plan; (4) income arising from stock options, stock awards and stock appreciation rights; (5) fringe benefits (except qualified transportation fringe benefits under Code Section 132(f)); (6) expense reimbursements; (7) payments under an Employer’s long-term disability plan; and (8) other forms of indirect payments. Compensation for a Participant who enters the Plan after the beginning of a Plan Year includes only amounts earned after he/she enters the Plan.

(b)	Deductibility of Employer Contributions. See Subsection 3.2(h)(2) for the adjustments in Compensation used to determine the deductibility of Employer Contributions.

(c)	Statutory Limit. Beginning with the 2002 Plan Year, each Participant’s Compensation taken into account for all purposes under the Plan for each Plan Year is limited to the amount permitted under Code Section 401(a)(17), which is $245,000 for the 2010 Plan Year, and which is indexed to the CPI in $5,000 increments. For purposes of Employee Contributions and Matching Contributions, the Plan will not apply the statutory limit on a payroll period basis but rather will apply the limit on a Plan Year basis, in a manner that prevents each Participant from exceeding the Code Sections 402(g) limit, the 415 limit, and the Plan Percentage Limit for each Plan Year. The Plan will not prorate the statutory limit on Compensation for any Participant who participates in the Plan for less than a full Plan Year. See Addendum A for the statutory limits in effect before the 2010 Plan Year.

1.14	Contributions. The Trustee accepts the following Contributions to the Plan:

(a)	Employer Contributions (also called Matching Contributions, and Safe Harbor Contributions) means contributions made by the Employers for each payroll period, in an amount equal to 100% of the first 5 percentage points of eligible Employee Contributions made by each Participant for each payroll period in each Plan Year (excluding Catch-Up Contributions). This percentage is designed to comply with the ADP and ACP safe harbor requirements set forth in Code Sections 401(k)(12), 401(k)(13), 401(m)(11), and 401(m)(12) as applicable, and may be changed to the extent necessary to comply with those requirements as in existence from time to time. As soon as practicable after the end of a calendar quarter, or after the end of the Plan Year, the Employers make True-Up Matching Contributions for each Participant whose deferral pattern during the Plan Year caused him/her to receive allocations of Matching Contributions during the Plan Year in an amount less than the maximum amount permitted under the terms of the Plan. Matching Contributions are 100% vested when made during the period January 1 1997 through December 31, 2010. For each Employee whose Employment Date is after December 31, 2010, Matching Contributions are 100% vested after he/she completes two Years of Vesting Service, becomes Disabled or dies.

(b)	Employee Contributions. The Plan uses the term Employee Contributions to include Elective Deferrals, Roth Contributions, Catch-Up Contributions, and Catch-Up Roth Contributions, where the same rules apply to before-tax deferrals and after-tax Roth contributions.

(1)	Elective Deferrals, means the amounts that each Participant elects to contribute on a before-tax basis under Section 3.1, between 1% and 20% (between 1 and 50% effective January 1, 2011) of Compensation for each payroll period in each Plan Year. These percentage limits are designed to comply with the ADP safe harbor requirements set forth in Code Section 401(k)(12), and may be changed to the extent necessary to comply with those requirements as in existence from time to time.

(2)	Roth Contributions, also called Designated Roth Contributions, means (effective January 1, 2011) the amounts a Participant elects to contribute on an after-tax basis under Code Section 402A and Section 3.1, and irrevocably designates as Roth Contributions, between 1% and 20% (between 1 and 50% effective January 1, 2011) of Compensation for each payroll period in each Plan Year when combined with any Elective Deferrals he/she makes. Roth Contributions include amounts contributed as Catch-Up, and amounts distributed in-service and converted from non-Roth Account balances to Roth Account balances. The Plan treats Roth Contributions the same as Elective Deferrals for purposes of the Code Section 402(g) annual dollar limit, Matching Contributions, and the Code Section 415 annual limit on allocations. The Employers treat Roth Contributions as includible in a Participant’s taxable income at the time he/she would have received those amounts in cash if he/she had not made a Roth Contribution. The Plan distributes each Designated Roth Account balance (including investment earnings) on an after-tax basis if it meets the requirements for a Qualified Roth Distribution.

(3)

Catch-Up Deferrals and/or Catch-Up Roth Contributions means the additional Elective Deferrals and/or Roth Contributions elected by a Participant who is age 50 or older (as of the end of the Plan Year) and who has met the eligibility requirements under Section 3.1, the amount of which is limited to the annual dollar amount specified in Section 3.1 ($5,500 for the 2010 Plan Year and indexed to the CPI under Code Section 414(v)) and the Plan Percentage Limit for Catch-Up Contributions of Compensation for each payroll period, and which is excluded from the annual Dollar Limit and the Annual Addition Limit.

(c)	Rollover Contribution means an amount transferred to this Plan from another qualified retirement plan or conduit individual retirement account under Section 3.3, or directly from a designated Roth account in another qualified plan on or after January 1, 2011.

1.15	Controlled Group means the Company and each member of the group of corporations or entities that is under at least 80% common control by or with the Company, within the meaning of Code Sections 414(b) and (c) (i.e., common ownership of stock having more than 80% of the total combined voting power of all classes of stock entitled to vote, or more than 80% of the total value of shares of all classes of stock), or is a member of an affiliated service group within the meaning of Code Section 414(m), or is an entity that is required to be aggregated with the Company under Code Section 414(o).

1.16	Designated Roth Account. See the definition of Roth Account.

1.17	Designated Roth Contribution. See the definition of Roth Contribution.

1.18	Disability (or Disabled) means a determination by the claims administrator under the Long-Term Disability Plan provisions in the SunTrust Banks, Inc. Employee Benefit Plan that a Participant is disabled and is eligible to receive benefits under such program. This Plan will not treat a Participant as having a Disability if his/her impairment was caused by his/her military service; his/her commission of a crime or act of war, riot or civil insurrection; or employment with or service for any entity other than an Employer or Controlled Group member.

1.19	Dollar Limit means the maximum dollar amount that any Participant can contribute for any Plan Year under Code Section 402(g), which amount is $16,500 for the 2010 Plan Year and is indexed to the CPI in $500 increments.

1.20	Effective Date means (a) July 1, 1984 for the Prior Plan named the Sun Banks, Inc. SunShare Plan; (b) January 1, 1985 for the Prior Plan named the Trust Company of Georgia Tax-Credit Employee Stock Ownership Plan; (c) January 1, 1987 for the Prior Plan named the Trust Company of Georgia Incentive Compensation Plan; and (d) January 1, 1987 for the Prior Plan named the Third National Corporation Thrift Plan. January 1, 1989 is the Effective Date of the merger of the Prior Plans to form this Plan. The merged Plan was amended and restated effective as of January 1, 1990, January 1, 1993, January 1, 1997, January 1, 2002, January 1, 2006, and April 22, 2009. The Effective Date of this amendment and restatement is January 1, 2010, except that certain amendments are effective as of other dates stated within the affected Sections.

1.21	Elective Deferrals (also called Employee Contributions). See the definition of Contributions.

1.22

Employee means, for purposes of eligibility to participate in this Plan, an individual (a) who is employed by an Employer as a common-law employee and is classified as regular full-time, part-time, on-call, prime-time temporary; and (b) who has FICA taxes withheld by an Employer. The group of eligible Employees excludes: (a) members of a unit of employees covered by a collective bargaining agreement between an employee representative and an Employer, unless otherwise provided in the agreement or agreed to by the Employer and the union; (b) leased employees as defined under Code Section 414(n); (c) individuals designated as independent contractors (even if a court or administrative agency determines that such individuals are common-law employees); (d) individuals who are employees on a transition or interim basis in connection with an FDIC assisted purchase of assets of such individual’s employer; (e) individuals who work for an entity that is not in the Controlled Group with SunTrust as determined under Code Section 414(b) and (c); and (f) individuals working in intern, exchange or student-related positions. No individual will be treated as an Employee for any period of service with an Employer before it became a Controlled Group Member. If an Employer or any governmental entity reclassifies an individual who had been classified as not being an eligible Employee, such reclassification will be prospective only, except to the extent the Employer expressly applies the reclassification retroactively.

1.23	Employee Contributions (also called Elective Deferrals and/or Roth Contributions). See the definition of Contributions.

1.24	Employee Contributions Accounts. See the definition of Accounts.

1.25	Employer means the Company and each Controlled Group member that has Employees who are covered by the Plan as described in Section 2.4. The Employers that participate in this Plan as of January 1, 2010 are listed in Addendum C.

1.26	Employer Contributions (also called Matching Contributions and Safe Harbor Contributions). See the definition of Contributions.

1.27	Employer Contribution Accounts. See the definition of Accounts.

1.28	Employer Stock means common stock of the Company that is readily tradable on an established securities market and is a qualifying employer security within the meaning of ERISA Section 407. Employer Stock may include treasury shares and noncallable preferred stock that is convertible into common stock at any time and at a reasonable price. Preferred stock will be treated as noncallable if there is a reasonable opportunity for conversion after a call. All shares of preferred stock will have voting rights equal to the stock into which they can be converted.

1.29	Employer Stock Fund means the unitized investment fund managed by the Trustee, which holds shares of Employer Stock and cash and/or cash equivalents. The recordkeeper allocates units of the Employer Stock Fund, called Share Units, based on the Fair Market Value of the shares and the cash and cash equivalents in that Fund on the allocation date. The fact that cash and cash equivalents are held in the Employer Stock Fund causes each Share Unit to have a different value than a share of Employer Stock at any given time.

1.30	Employment means the period during which an individual is employed by an Employer, whether or not in a classification that is eligible to participate in the Plan.

1.31	Employment Date means the date on which the Employee first earns Compensation. If an Employee worked for a Controlled Group member immediately before he/she transferred to a participating Employer, the Plan grants credit for eligibility for his/her pre-transfer service.

1.32	ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations and rulings under ERISA.

1.33	ESOP means the Employer Stock Fund, which is an employee stock ownership plan under Code Sections 401(a) and 4975(e)(7) that is designed to invest primarily in the common Stock of the Company, which constitutes qualifying employer securities. The Trustee will have sole discretion to invest the Employer Stock Fund in a combination of qualifying employer securities and sufficient cash to meet the Plan’s liquidity requirements. The ESOP is an integral part of the Plan.

1.34	Excess 402(g) Contributions means the total annual amount of a Participant’s Employee Contributions that he/she makes under this Plan for a Plan Year, plus his/her elective deferrals and/or Roth contributions under any other qualified plan, simplified employee pension, simple retirement account, and/or Code Section 403(b) plan (within the meaning of Code Section 402(g)) for any Plan Year, which in the aggregate exceeds the indexed Dollar Limit in effect for each Plan Year ($16,500 for the 2010 Plan Year and indexed to the CPI in $500 increments). Effective January 1, 2011, this Plan will aggregate each Participant’s Elective Deferrals and Roth Contributions for purposes of the annual dollar limit under Code Section 402(g).

1.35	Fair Market Value means, with respect to Employer Stock, the closing price for which the shares traded on the New York Stock Exchange as of the date of determination. If Employer Stock is not traded on the date of determination, Fair Market Value is determined on the most recent day before the date of determination when such shares were traded on the New York Stock Exchange. With respect to each other fund in which Account balances are invested, Fair Market Value means the closing price for which the fund shares traded on the applicable exchange or in the applicable market as of the date of determination or the most recent day before the date of determination when such shares were traded.

1.36	Financed Shares means Shares of Employer Stock acquired with the proceeds of an Acquisition Loan, which may or may not be encumbered by the terms of the Loan.

1.37	Five-Year Break means five consecutive One-Year Breaks, which will cause the non-vested Participant to lose his/her Matching Contribution Account, and his/her right to restoration of his/her pre-break Vesting Service if he/she resumes Employment.

1.38	HCE Group means the entire group of Employees who are Highly Compensated Employees (HCEs) for the Plan Year.

1.39	Highly Compensated Employee (HCE) means (a) each Employee who was a 5-percent owner of any Employer at any time during the current or preceding Plan Year; and (b) each Employee who earned at least the statutory threshold amount under Code Section 414(q) during the preceding Plan Year ($110,000 for the 2009 Plan Year and indexed to the CPI under Code Section 415(d)) and was in the top-paid 20% of all Employees, based on Compensation. The Plan will determine the top-paid group by including all common-law employees in the Controlled Group. To determine the number (but not the identity) of Employees in the top-paid group, the Plan may exclude Employees who either: (a) are under age 21; (b) have fewer than 6 months of Employment; (c) normally work fewer than 17-1/2 hours per week; (d) normally work no more than 6 months per Plan Year; (e) are included in a collective bargaining unit; or (f) are nonresident aliens with no U.S. source income.

1.40	Matching Account, or Employer Matching Account. See the definition of Accounts.

1.41	Matching Contributions (also called Employer Contributions and Safe Harbor Contributions). See the definition of Contributions.

1.42	Merged Plan means a qualified defined contribution plan that was maintained by an Employer or by a predecessor to an Employer before the plan was merged into this Plan. Certain provisions of each Merged Plan that are grandfathered under this Plan are described in Addendum B.

1.43	Named Fiduciary means the Committee, who has authority to delegate fiduciary duties to other fiduciaries, and is not responsible for the acts or omissions of any delegee so long as the delegation was initially prudent and remains prudent, and the Named Fiduciary monitors the delegee’s performance in appropriate ways.

1.44	NCE Group means the entire group of Employees who are Nonhighly Compensated Employees (NCEs) for the Plan Year.

1.45	Non-Highly Compensated Employee (NCE) means an Employee who is not within the HCE Group for the Plan Year.

1.46	Non-Matching Account. See the definition of Accounts.

1.47	One-Year Break means a twelve-consecutive-month period beginning on the Participant’s Termination Date and ending on the first anniversary of that date, during which he/she does not earn any Compensation. For purposes of determining whether an Employee has had a One-Year Break, the Plan will treat a leave protected under the Family and Medical Leave Act of 1993 (FMLA) as a period of active Employment.

1.48	Participant means an Employee who is participating in the Plan under Section 2.1. A Participant will retain his/her status as an active Participant so long as he/she receives Compensation from which he/she makes Employee Contributions.

1.49	Plan means the SunTrust Banks, Inc. 401(k) Plan as set forth in this document and as amended from time to time. The entire Plan is a Code Section 401(k) Plan with an ESOP as an integral part, commonly called a KSOP.

1.50	Plan Administrator means the Committee.

1.51	Plan Percentage Limit means (a) for Employee Contributions, a whole percentage not less than 1% nor more than 50% (between 1 and 20% before January 1, 2011) of Compensation for each payroll period; and (b) for Catch-Up Contributions, a whole percentage not less than 1% nor more than 25% (between 1 and 55% before January 1, 2011) of Compensation for each payroll period.

1.52	Plan Year means the calendar year.

1.53	Qualified Automatic Contribution Arrangement (QACA) means the Plan’s automatic enrollment arrangement described in Sections 2.1 and 3.1.

1.54	Qualified Domestic Relations Order (QDRO) means a domestic relations order that creates or recognizes the existence of an alternate payee’s right to, or assigns the right to, receive all or a portion of the benefits payable with respect to a Participant, and that satisfies the requirements of Code Section 414(p). See Addendum D for the procedures used in the evaluation of domestic relations orders and the administration of QDROs.

1.55	Qualified Military Service means the period during which a Participant performs service (while on active or inactive duty or training, with the Army, Navy, Air Force, Marines, Coast Guard, Reserves, and/or the Army and/or Air National Guards, Commissioned Corps of the Public Health Service, and any other service designed by Executive Order) that remains protected by the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), 38 U.S.C. § 4301 et seq. so that he/she retains statutory reemployment rights. The Participant must resume Employment after his/her honorable discharge, within the time limits prescribed by applicable law for the length of his/her leave, which generally range from immediately after termination of Qualified Military Service to 90 days. As described in specific provisions throughout the Plan, the Plan will treat the Participant as if his/her Employment had not been interrupted by Qualified Military Service, for purposes of the opportunity for make-up Employee and Employer Contributions and Vesting Service, in compliance with Code Section 414(u).

1.56	Qualified Reservist Distribution. See the definition within Section 5.1.

1.57

Qualified Roth Distribution means, effective January 1, 2011, a non-taxable in-service withdrawal or post-Employment distribution from a Designated Roth Account that is made (1) after a Participant either reaches age 59-1/2, incurs a Disability, or dies, and (2) more than five calendar years after the beginning on the earlier of: (A) the first year for which the Participant made a Roth Contribution under this Plan, or (B) if he/she made a Rollover Contribution to his/her Designated Roth Account, the first year for which he/she made a Roth Contribution under the 401(k) plan from which the Rollover Contribution was made. The Plan will designate a Qualified Roth Distribution as such, to facilitate the Participant’s or beneficiary’s exemption from federal income tax.

1.58	Rollover Contribution. See the definition of Contributions.

1.59	Roth Account. See the definition of Designated Roth Account and Roth Rollover Account within the definition of Accounts.

1.60	Roth Contribution. See the definition of Contributions, the provisions in Section 3.1 covering Roth Contributions, and the provisions in Section 3.3 covering Roth Rollover Contributions.

1.61	Safe Harbor Contributions (also called Matching Contributions and Employer Contributions) means the Employer Matching Contributions made under this Plan, which are designed to comply with Code Sections 401(k)(12) and 401(m)(11) and to qualify the Plan for an exemption from nondiscrimination testing under Code Sections 401(k)(3) and 401(m)(2), i.e., the ADP and ACP tests. Effective January 1, 2011, the Plan is a Qualified Automatic Contribution Arrangement that also complies with Code Sections 401(k)(13) and 401(m)(12).

1.62	Service Center means the SunTrust Benefits Service Center (commonly referred to as BENE), which is available for Participants to use to make their Employee Contribution and investment elections and modifications, to request in-service withdrawals and loans, and to request post-Employment distributions.

1.63	Share Units. See the definition of Employer Stock Fund.

1.64	Spouse means the individual to whom a Participant is legally married at the relevant time, provided that the marriage is recognized as legally valid under both the laws of the State in which the Participant resides and the Defense of Marriage Act, 28 U.S.C. § 1738C, and any other federal law that applies to ERISA plans. A Participant’s former spouse is treated as his/her Spouse, and his/her current spouse is not treated as his/her Spouse, to the extent provided under a Qualified Domestic Relations Order.

1.65	Suspense Account means the separate bookkeeping account to hold the Financed Shares acquired with each Acquisition Loan until they are released as described in

Subsection 3.4(f), and the dividends paid on such Shares until the dividends are either released or used to repay the Acquisition Loan.

1.66	Termination Date means the date an Employee quits, retires, is discharged or dies. If an Employee fails to timely return to work upon the expiration of an approved paid or unpaid leave of absence, the Termination Date is the first day of the leave, or if later the date that is 2-1/2 months before the date when he/she stopped making Employee Contributions to this Plan. For purposes of distributing Account balances under Article 6, the Termination Date occurs only after a Participant has terminated from all Controlled Group members.

1.67	True-Up Matching Contribution. See the definition of Contributions.

1.68	Trust (or Trust Fund) means the fund maintained under the trust agreement executed between the Committee and the Trustee, as amended from time to time, which constitutes a part of this Plan.

1.69	Trustee means one or more corporations, individuals or other entities appointed by the Committee to administer the Trust in accordance with the terms of the Trust Agreement and the Plan as in effect from time to time.

1.70	Valuation Date means each business day during each Plan Year when the New York Stock Exchange is open for trading, as of which the Trustee will determine the Fair Market Value of the Trust Fund and of each Account, and the recordkeeper will make allocations to Accounts, as provided in Section 4.1. The Committee may establish different allocation dates and/or Valuation Dates from time to time as it considers appropriate.

1.71	Vesting Service (also called Years of Service) means the period beginning on a Participant’s Employment Date and ending on his/her Termination Date, subject to the rules stated in this Section. These rules are added to the Plan effective January 1, 2011, the date when a two-year cliff vesting rule applies under Section 3.2 to Employees whose Employment Date occurs after December 31, 2010.

(a)	Computation. The Plan computes Years of Service in whole and partial years, by measuring months from the Employment Date, counting each month as 1/12 year,

and giving the Employee credit for a full month for the months in which his/her Employment Date and Termination date occur if he/she receives Compensation for at least one hour in such months. This is the elapsed-time method of counting Vesting Service.

(b)	Leaves of Absence. Except as provided in this Subsection, each Participant is credited with Vesting Service as if his/her status as an Employee had continued during the period of his/her approved leave of absence granted under the Employer’s standard, uniformly-applied personnel policies, but only if he/she resumes active Employment promptly upon the expiration of the approved leave.

(1)	Qualified Military Service. Each Participant receives credit for Vesting Service as if his/her active Employment had continued during the period of his/her Qualified Military Service. For purposes of Vesting Service, the Committee treats a Participant who suspended or terminated Employment as a result of Qualified Military Service and died while performing Qualified Military Service, as if he/she had resumed Employment and then died.

(2)

Parental Leave. Each Participant receives credit for Vesting Service for the period of a parental leave that does not extend beyond 12 months. If the leave continues beyond 12 months, the first anniversary of the date the leave began is the Termination Date for purposes of crediting Vesting Service, and the second anniversary is the Termination Date for purposes of determining when a Break in Service begins. The Plan credits Vesting Service for the period between the first anniversary of the leave date and the date when the Participant resumes active Employment only if that date occurs before the second anniversary. The Termination Date of the Employee who quits, retires, is discharged or dies before the second anniversary of the parental leave is the date such event occurs. A parental leave is an absence from active Employment by reason of pregnancy, childbirth, child adoption, and/or child care immediately following birth or adoption. The Committee treats the leave as any other absence unless the Employee timely provides to the

Committee all information reasonably required to establish that the absence constitutes a parental leave.

(3)	Disability. Vesting Service includes the period beginning on the date when a Participant incurs a Disability and ending on the earliest of the date on which he/she recovers from the Disability, attains Normal Retirement Age, or dies.

(4)	Other Leaves of Absence. Vesting Service includes a period of absence approved under the Employer’s standard, uniformly-applied personnel policies. Vesting Service includes a period of unapproved absence only if the Participant resumes Employment within one year after the Termination Date.

(c)	Employment with a Controlled Group Member. Each Employee receives credit for Vesting Service for the period of his/her Employment with any Controlled Group member, whether or not it has adopted the Plan, beginning on the later of the date the member became part of the Controlled Group, or the Employee’s hire date with the Controlled Group member.

(d)	Period Before an Employer Adopted the Plan. Except as provided otherwise in Addendum B, each Participant who worked for an entity before it became a Controlled Group member, will receive credit (for purposes of vesting and eligibility) for his/her period of service with the entity before it became a Controlled Group member, as if the rules described in this Section had applied to the entity for such period. However, such Participants will not receive credit for any period when they worked for any part of the Employer (parent, subsidiary, branch, division, etc.) that did not become a Controlled Group member. Each Participant who participated in a Merged Plan will receive credit for his/her pre-merger service that is at least as great as the service he/she had earned under the merged plan as of the merger date.

(e)	Credit for Employment Before a Five-Year Break. A non-vested Participant who incurs a Five-Year Break loses all his/her credit for Vesting Service earned before the Five-Year Break. A vested Participant retains all his/her credit for Vesting Service regardless of the number of One-Year Breaks.

(f)	Service Spanning. If an Employee terminates Employment for any reason and resumes Employment within 12 months, the Plan includes his/her period of termination in Vesting Service.

(g)	Change from Covered Classification. If a covered Employee loses his/her status as such, the Plan will continue to grant Vesting Service so long as he/she remains in the service of any Controlled Group member.

1.72	Year of Service. See the definition of Vesting Service.

ARTICLE 2

Eligibility

2.1	Eligibility.

(a)	Automatic Enrollment. Each Employee is automatically enrolled in the Plan as of the first day of the second calendar month after his/her Employment Date, unless he/she timely submits an election not to participate, or to contribute a percentage other than the automatic percentage described in Section 3.1. If an Employee elects not to participate when first eligible, he/she may later make a participation election in the manner and by the deadline announced by the Committee from time to time. Effective January 1, 2011, the Plan will automatically enroll all non-participating eligible Employees, unless they have previously made an affirmative election not to participate and the election is still in effect. The Plan treats as Auto-Enrollees all employees who have been automatically enrolled and have not made any change to their Auto-Percentages.

(b)	Participation in Another Controlled Group Plan. No Employee who actively participates in another defined contribution plan qualified under Code Section 401(a) and maintained by any Controlled Group member will be eligible to participate in this Plan until he/she is no longer eligible to receive new contributions under such other plan.

(c)	Mergers and Acquisitions. Unless the Committee provides otherwise, or as otherwise required by the terms of a transaction, individuals who become Employees as a result of a merger or acquisition and are not active participants in another defined contribution plan qualified under Code Section 401(a) and maintained by any Controlled Group member, will be automatically enrolled as new Employees.

2.2	Participation Upon Reemployment. The Plan does not require or permit rehired Participants to repay any previous distribution.

(a)	Vested Participant. A rehired vested Participant will be eligible to resume making Employee Contributions as of the date he/she resumes Employment, and will be automatically enrolled in the Plan unless he/she timely submits an election not to participate or to contribute a percentage other than the Auto-Percentage, in the manner and by the deadline announced by the Committee from time to time. He/she will continue to be vested in new allocations of Matching Contributions.

(b)	Non-Vested Participant. If a rehired Participant was not previously vested, he/she will be automatically enrolled as of the first day of the second calendar month after the date when he/she resumes Employment, unless he/she she timely submits an election not to participate or to contribute a percentage other than the Auto-Percentage, in the manner and by the deadline announced by the Committee from time to time. The Plan will reinstate his/her previous Vesting Service unless he/she has incurred a Five-Year Break, and will make a deemed repayment of the deemed distribution of his/her non-vested Matching Account balance under Section 3.2.

(c)	Non-Participating Employee. If a nonparticipating terminated Employee resumes Employment before he/she incurs a Five-Year Break, the Plan will reinstate his/her pre-break Employment for purposes of eligibility and vesting. If such Employee resumes Employment after he/she incurs a Five-Year Break, the Plan will not reinstate credit for his/her previous Employment. He/she will be eligible to begin participating in the Plan under Section 2.1 as if he/she were a new Employee.

2.3

Leased Employees and Independent Contractors. A leased employee is an individual who is not employed by the Employer but has performed services for the Employer on a substantially full-time basis for at least 12 consecutive months, under the Employer’s primary direction or control and pursuant to an agreement between an Employer and a leasing organization. Leased employees are treated as Employees to the extent required under Code Section 414(n), but are not eligible to participate in this Plan. If a leased employee becomes an Employee, the Plan gives him/her credit for eligibility and Vesting Service for the period when he/she worked as a leased employee. However, the Plan does not give such credit if (a) the leased employee was covered by a money purchase pension plan sponsored by the leasing organization, with nonintegrated employer contributions at least equal to 10% of compensation as defined in Code

Section 414(n)(5)(C), and immediate participation and vesting, and (b) leased employees constitute no more than 20% of the Controlled Group’s nonhighly compensated employees. An individual receives no credit under this Plan for time worked as an independent contractor of an Employer. If a court or administrative agency determines that an individual whom an Employer has not designated as an Employee is in fact a common-law employee, he/she will not receive credit for any purpose under the Plan until the date when the Committee designates him/her as an eligible Employee under this Plan.

2.4	Participating Employers. Except as otherwise specifically provided in this Plan, each Controlled Group member is treated as an Employer for any period when the Controlled Group member is shown on SunTrust’s master payroll books and records as an Affiliate that can make contributions, or for which contributions are made, on behalf of the Affiliate’s Employees to provide coverage under employee benefit plans sponsored by the Company, unless either (a) the Controlled Group member is excluded by resolution executed by the Plan Committee, or (b) the Controlled Group member maintains another qualified defined contribution plan to which employer or employee contributions are currently being made. Any special provisions that apply to a Controlled Group member, as an Employer under the Plan, are set forth in Addendum B. An Affiliate ceases to be a participating Employer when it loses its status as a Controlled Group member. Notwithstanding the preceding, Company 100 will not be treated as an Employer under the Plan and individuals employed by Company 100 are not eligible to participate in this Plan. Company 100 is a wholly-owned subsidiary of the Company, which serves as the employer for certain interim employees who are hired to work only for a short transition period.

ARTICLE 3

Contributions

3.1	Employee Contributions – Elective Deferrals and Roth Contributions. Effective January 1, 2002, the Plan is a safe harbor plan that accepts only Employee Contributions that meet the safe harbor requirements under Code Section 401(k)(12), and Matching Contributions that meet the safe harbor requirements under Code Section 401(m)(11). Effective January 1, 2011, the Plan is a Qualified Automatic Contribution Arrangement that also complies with Code Sections 401(k)(13) and 401(m)(12). Effective January 1, 2011, the Plan accepts Roth Contributions and, except for purposes of taxation, treats such after-tax Roth Contributions the same as before-tax Elective Deferrals. Where the same rules apply to before-tax deferrals and after-tax Roth contributions, the Plan uses the term Employee Contributions to include Elective Deferrals, Roth Contributions, Catch-Up Contributions and Catch-Up Roth Contributions. Rules that were in effect before the Plan became safe harbor, and that will resume effectiveness if the Plan should lose safe harbor status for any Plan Year (which rules will be updated to comply with all applicable laws in effect at such time), are set forth in Addendum A, including the annual nondiscrimination (ADP and ACP) tests that applied to Contributions before 2002.

(a)	Amount Permitted. Before January 1, 2011, all Employee Contributions were before-tax, and the following provisions were administered without regard to the references to Roth Contributions (after-tax).

(1)	Plan Percentage Limit. Each Participant may elect the whole percentage of his/her Compensation that he/she wishes to contribute to the Plan in each payroll period as Elective Deferrals (before-tax) and/or Roth Contributions (after-tax), in the aggregate, not less than 1% nor more than 50% (between 1 and 20% before January 1, 2011).

(2)

Automatic Enrollment Percentages. For each Auto-Enrollee, the Plan automatically defers the initial 3% Auto-Percentage on a before-tax basis, and increases the Auto-Percentage as of each of his/her Employment anniversary dates, until he/she either makes a change in his/her Auto-Percentage or reaches the maximum Auto-Percentage of 6% of Compensation.

(3)	Limitations on Amount. The amount of any Participant’s Employee Contributions may be limited for any Plan Year to avoid exceeding the Dollar Limit, the Annual Addition Limit, and/or the Plan Percentage Limit for the Plan Year.

(b)	Before-Tax and/or After-Tax Employee Contributions. Effective January 1, 2011, each Participant may elect whether to make his/her Employee Contributions as Elective Deferrals, Roth Contributions, or a combination of both. After an Employee Contribution is deducted from a Participant’s Compensation, he/she may not elect to transfer any amount from his/her Designated Roth Account to his/her Before-Tax Account, and vice versa, except to the extent he/she elects a Roth Conversion under this Section.

(1)	Elective Deferrals. The Employers deduct Elective Deferrals from each affected Participant’s Compensation, exclude the deducted amount from his/her taxable earnings for federal income tax purposes and, if applicable, for state income tax purposes, and include such amounts in his/her earnings for purposes of FICA and Medicare taxes. Upon distribution, Elective Deferrals and investment earnings are subject to federal income tax and are not subject FICA/Medicare tax.

(2)	Roth Contributions. Effective January 1, 2011, the Employers include Roth Contributions in each affected Participant’s taxable earnings at the time he/she would have received such amount in cash if he/she had not made a Roth Contribution.

(3)

Roth Conversion. Beginning in the 2011 Plan Year, or if later as soon as practicable after the IRS publishes guidance that the Committee considers sufficient to permit definite design features, the Plan will permit each eligible Participant who has reached age 59-1/2 or has otherwise had an eligible distribution event, to elect to receive an in-service distribution of all or part of his/her non-Roth Account balances and then transferring the distributed amount directly to his/her Designated Roth Account as a Roth Contribution, or to his/her Roth Rollover Account, to the extent permitted both by applicable law as in effect from time to time and by written procedures adopted by the Committee from time to time. In such procedures, the Committee will specify the eligibility requirements for Participants and the distributions that are available for conversion. The Employers will not withhold income tax on converted amounts unless the Participants elects withholding.

(4)	Rules for Employee Contributions. Each Participant’s election to make Elective Deferrals and/or Roth Contributions is irrevocable as of the deadline announced by the Committee for Participants to change their elections for the next payroll period. The Plan will separately account for Elective Deferrals and Roth Contributions and attributable investment earnings, and will specify whether any amount withdrawn in-service or distributed after termination is taken from the Participant’s Before-Tax Account and/or Designated Roth Account, or from his/her Rollover Account and/or Roth Rollover Account.

(c)	Special Pay. To the extent that the payroll system fails to identify as eligible Compensation items of special pay such as those that relate to changes in status (terminations, transfers, etc.) and payroll corrections, elections may not apply to such pay.

(d)	Catch-Up Contributions. Eligible Participants may elect to make Catch-Up Deferrals (before-tax) and/or Catch-Up Roth Contributions (after-tax) effective January 1, 2011) for a Plan Year, under the rules set forth in this Subsection (d). Where the same rules apply to both types of contributions, the Plan document uses the term Catch-Up Contributions to include before-tax deferrals and after-tax Roth contributions.

(1)	Eligible Participants. To be eligible to make Catch-Up Contributions for a Plan Year, a Participant must have reached age 50 or must be projected to reach age 50 before the end of the Plan Year, and must have made regular Employee Contributions up to the Dollar Limit, the Annual Addition Limit, or the Plan Percentage Limit for regular Employee Contributions.

(2)	Annual Catch-Up Contribution Limits (Statutory and Plan Limits). The Catch-Up Contribution limit in effect for the 2010 calendar year is $5,500; the annual limit is indexed to the CPI in $500 increments under Code Section 414(v). The Plan Percentage Limit for Catch-Up Contributions is a whole percentage of the Participant’s Compensation that he/she wishes to contribute to the Plan in each payroll period as Elective Deferrals (before-tax) and/or Roth Contributions (after-tax), in the aggregate, not less than 1% nor more than 25% (between 1 and 55% before January 1, 2011).

(3)	Exclusion of Catch-Up Contributions from Plan Limits. For each Plan Year, the Plan excludes Catch-Up Contributions from the Dollar Limit, the Annual Addition Limit, the Plan Percentage Limit for regular Employee Contributions, and the maximum tax-deduction limit under Section 3.2.

(4)

Procedure. An eligible Participant who wishes to make Catch-Up Contributions must make his/her election in the manner and by the deadline announced by the Committee from time to time. He/she must elect the Catch-Up Contribution within the Plan Percentage Limit for Catch-Up Contributions, and effective January 1, 2011 must designate the percentage that will be contributed as Elective Deferrals and/or as Roth Contributions. The elected percentage for Catch-Up Contributions will apply to any subsequent increases or decreases in Compensation. After a Participant who has elected to make Catch-Up Contributions has made regular Employee Contributions up to the Dollar Limit, the Annual Addition Limit, or the Plan Percentage Limit for regular Employee Contributions for that Plan Year, the Plan automatically converts any additional Employee Contributions to Catch-Up Employee Contributions at his/her elected percentage. Each election will remain in effect until the Participant modifies or revokes it. When a Participant’s Catch-Up Contributions reach a statutory or Plan limit, the Plan will suspend his/her Catch-Up Contribution election until the following Plan Year and, unless otherwise announced by the Committee, the suspended Catch-Up Contribution election will automatically reactivate unless the Participant has previously elected to modify his/her election or to cease participation in the Plan. A Participant may modify or change his/her Catch-Up Contribution election in accordance with the rules for modifying an election for regular Employee Contributions as described in Subsections (h) and (i) below.

(5)	Recharacterization of Disqualified Catch-Up Contributions. If a Participant elects to make Catch-Up Contributions for a Plan Year, and the Plan allocates his/her designated Catch-Up Contributions to his/her Employee Contribution Account, but his/her regular Employee Contributions for the Plan Year fail to reach one of the Plan limits or statutory limits described in Subsection 3.1(b), the Plan will recharacterize his/her Catch-Up Contributions as regular Elective Deferrals and/or Roth Contributions (as applicable), to the extent permitted by the Plan’s percentage limit and the statutory limits. If the Committee discovers that a Participant was not eligible to make Catch-Up Contributions, the Committee will direct the Trustee to refund any amount that should not have been contributed.

(6)	Matching Contributions. The Employers do not make Matching Contributions throughout the Plan Year on amounts designated as Catch-Up Contributions, except those that are recharacterized as regular Employee Contributions and become eligible for a Matching Contribution under the terms of the Plan. If any Participant receives Matching Contributions on less than the first 5% of his/her Compensation that he/she contributes for a Plan Year including his/her Catch-Up Contributions, the Plan will make a True-Up Matching Contribution for him/her.

(e)

Make-Up Contributions After Qualified Military Service. The Employers permit each Participant who resumes active Employment after an unpaid Qualified Military Service leave to elect to make special Employee Contributions in an amount up to the maximum amount he/she could have contributed if he/she had remained in Employment during his/her period of leave. Each make-up Employee Contribution will be subject to the Dollar Limit, the Annual Addition Limit, and the Plan

Percentage Limit, as in effect for the Plan Year to which the Employee Contribution relates. The Committee will permit the Participant to make his/her special Employee Contributions during the period beginning on the date when he/she resumes Employment and continuing for a period equal to the lesser of three times the length of his/her Qualified Military Leave, or five years. The amount of his/her special Employee Contributions will be based on the Compensation he/she would have received if he/she had remained in active Employment, at his/her rate of pay in effect when he/she began his/her leave. If that pay rate cannot be determined with certainty, the Committee will treat him/her as having Compensation equal to the amount he/she received during the 12-month period preceding his/her leave, or during the entire period of his/her Employment if shorter than 12 months. The Plan will treat make-up Roth Contributions as having been made in the Plan Year designated by the reemployed veteran Participant.

(f)	Vesting. All Employee Contributions, and all earnings allocated to Employee Contribution Accounts, are fully vested at all times.

(g)

Initial Election to Contribute. An Employee who is not an Auto-Enrollee and wishes to begin participating, must make his/her Employee Contribution election in the manner and by the deadline announced by the Committee from time to time. The Participant must properly complete the enrollment procedures, including submission of his/her election form and completion of any other forms as may be required by the Committee from time to time. Participation elections and modifications and revocations will be implemented as soon as administratively possible. Each election will remain effective until the Participant modifies or revokes it or ceases to be an eligible Employee. The elected percentage for Elective Deferrals and/or Roth Contributions (effective January 1, 2011) will apply to any subsequent increases or decreases in Compensation. When a Participant’s Employee Contributions reach a Plan or statutory limit for a Plan Year, the Plan will suspend his/her election until the first day of the following Plan Year and will automatically reactivate it unless he/she has elected to modify his/her election or cease participation. A Participant who is eligible to make Catch-Up Contributions under Subsection 3.1(d) and has elected to make the maximum amount of

Employee Contributions for the Plan Year, may also elect to make Catch-Up Contributions in the manner and by the deadline announced by the Committee from time to time.

(h)	Modification. A Participant who has elected to contribute a percentage of his/her Compensation as his/her Employee Contributions may modify his/her election by submitting a new election to have a higher or lower percentage deducted from his/her Compensation as Elective Deferrals, and/or Roth Contributions effective January 1, 2011, in the manner and by the deadline announced by the Committee from time to time. The Committee may announce special procedures for Catch-Up Contributions from time to time. Each modification will remain in effect until a new election is properly made.

(i)	Cessation. A Participant may elect to cease making Employee Contributions by electing a 0% deferral rate on his/her modification election. An eligible Employee who has elected to cease Employee Contributions may resume making Employee Contributions by submitting a modification election in the manner and by the deadline announced by the Committee from time to time, and the election will become effective as of the applicable payroll date, provided that he/she remains an eligible Employee as of the effective date of the modification election.

(j)	Committee Administrative Rules. The Committee may from time to time establish and uniformly apply administrative rules governing elections, including rules regarding administrative procedures for Participants and beneficiaries, the frequency with which elections may be modified or revoked, and deadlines for submitting elections.

3.2

Employer Matching Contributions. For each payroll period, the Employers will contribute a combination of cash, and/or Employer Stock, and/or cash to be used to purchase Employer Stock, and/or will release Employer Stock from the Suspense Account under Subsection 3.4(f), as the Company determines necessary to align each required Employer Contribution with the Participants’ investment elections then in effect.

If a Contribution is made in shares of Employer Stock, the shares will have a Fair Market Value equal to the amount that would be contributed if cash had been used.

(a)	Matching Contribution.

(1)	Amount. Effective January 1, 2008, the Employers will make a safe harbor Matching Contribution in an amount equal to 100% of the amount of each Participant’s Employee Contributions up to 5% of his/her Compensation for each payroll period during each Plan Year. Effective January 1, 2011, the Employers will make Matching Contributions for Roth Contributions as if they were Elective Deferrals. The Plan allocates Matching Contributions to Matching Accounts as soon as practicable after the end of each payroll period for which they are made. The Employers do not make Matching Contributions for Rollover Contributions.

(2)	True-Up Contributions. As soon as practicable after the end of a calendar quarter, or after the end of the Plan Year, the Employers make True-Up Matching Contributions for each Participant whose deferral pattern during the Plan Year caused him/her to receive allocations of Matching Contributions in an amount less than the maximum amount permitted under the terms of the Plan.

(3)	Investment of Matching Contributions. Effective January 1, 2009, Matching Contributions are invested according to each Participant’s investment election in effect for his/her Employee Contributions on the allocation date, unless he/she makes a separate election to have any Matching Contributions invested in one or more other available investment options. Effective January 1, 2009, the Matching Contribution portion of each loan repayment is invested according to the Participant’s election in effect for his/her Matching Contributions at the time when each repayment is made. For a Participant who does not have an investment election in effect, the Plan will invest his/her Matching Contributions in a QDIA fund.

(b)	Vesting and Forfeitures. Employer Contributions and all earnings allocated to Employer Contribution Accounts are 100% vested when made for the period January 1, 1997 through December 31, 2010. Each Employee whose Employment Date is after December 31, 2010, or who resumes Employment after that date and is not previously vested, will be 100% vested in his/her Matching Account balance on the earlier of the date he/she has completed two Years of Vesting Service regardless of his/her age or has incurred a Disability, or on his/her date of death. If a Participant terminates Employment before he/she is vested in his/her Matching Account balance, the Plan will make a deemed distribution of such balance as of the Termination Date, and will permanently forfeit the balance as of the date he/she incurs a Five-Year Break. If such Participant resumes Employment before incurring a Five-Year Break, the Plan will make a deemed repayment as of the date he/she resumes Employment. The Plan will use forfeitures to pay the Plan’s administrative expenses and/or as part of Employer Matching Contributions, in the same or next following Plan Year(s). Regardless of whether a Participant is vested in his/her Matching Account, he/she is always 100% vested in the dividends paid on the Share Units held in his/her Accounts.

(c)	Make-Up Contributions After Qualified Military Leave. The Employers will make special Matching Contributions for each of their Participants who returns to Employment from unpaid Qualified Military Leave and contributes the make-up Employee Contributions described in Section 3.1. Each Matching Contribution relates to the Plan Year for which the make-up Employee Contribution is made and is subject to the percentage-of-Compensation limit and Code Sections 402(g) and 415 limits in effect for that Plan Year. The Committee will not allocate investment earnings to the make-up Contribution for the period of leave.

(d)	Acquisition Loan Repayments. For each Plan Year when the ESOP has an out- standing Acquisition Loan, the Employers will contribute at least the amount necessary to amortize the Acquisition Loan in accordance with its payment terms.

(e)	Exclusive Benefit of Participants. All Employer Contributions are irrevocable when made and will not revert to the Employers, except as provided otherwise in this Plan. All Employer Contributions and attributable earnings will be used for the exclusive benefit of Participants and their beneficiaries and for paying the reasonable expenses of administering the Plan.

(f)	Contributions Limited to Tax Deductible Amounts.

(1)	Acquisition Loan Principal Repayments. The Employers may contribute an annual amount that does not exceed 25% of the Compensation of all Participants for the Plan Year if the Trustee uses the entire Contribution to repay principal on an Acquisition Loan, no later than the extended due date of the Employer’s federal income tax return for the fiscal year in which ends the Plan Year for which the Contribution is made. The Employers may deduct, without any limitation, the portion of their annual Contributions that the Trustee used to repay interest on any Acquisition Loan. The Employers may also deduct all dividends paid on allocated or unallocated Employer Stock held under in the Employer Stock Fund, to the extent that the dividends are either (A) made available or paid in cash to Participants within 90 days after the end of the Plan Year in which paid under Subsection 4.1(c), or (B) used to repay an Acquisition Loan the proceeds of which were used to acquire the Employer Stock on which the dividend is paid. The dividend deduction will be taken in the Employer’s taxable year when the dividend is declared and made available to Participants, or is used to repay the Acquisition Loan.

(2)	Employer Contributions. Effective January 1, 2002, the Employers limit their Contributions for each Plan Year so that the total annual amount does not exceed 25% of the Compensation of all of their Employees for each Plan Year, when combined with Employee Contributions and with Employer contributions under all other qualified plans maintained by Controlled Group members, or such other limit as may be specified in Code Section 404(a) from time to time. This deduction is in addition to the deductions described above. For this purpose, Compensation includes Employee Contributions, but Employee Contributions do not count toward the 25% limit.

(3)	Effect on Deductibility of Contributions to other Plans. No Employer’s federal income tax deductions for its Contributions used to repay Acquisition

Loans will reduce the deduction limits applicable to its contributions to any other defined contribution or defined benefit plan.

3.3	Rollover Contributions.

(a)	Eligible Rollover Distribution. For purposes of this Section, an Eligible Rollover Distribution means a payment received by an Employee from another qualified plan or conduit individual retirement account (IRA) as described in Treas. Regs. Section 1.402(c)-2, Q & A No. 3, i.e., it is either (1) a lump sum payment, or (2) a payment other than one that is part of a series of substantially equal periodic payments, made at least annually, over a period of at least 10 years, or over the lifetime or life expectancy of the Participant or the joint lifetimes or life expectancies of the Participant and his/her named beneficiary. The Committee will not treat as an Eligible Rollover Distribution: (1) any distribution required under Code Section 401(a)(9); (2) any corrective refund of employee contributions to any plan; (3) any hardship withdrawals; (4) any distributions from any plan that is not qualified under Code Sections 401(a) and 501(a) (including but not limited to simplified employee pension (SEP) plans and simple retirement accounts); (5) after-tax contributions distributed from any qualified or non-qualified plan, or (6) ESOP dividends received as a result of a Code Section 404(k) election.

(b)	Roth Contributions. The Plan will accept a rollover from a Designated Roth Account in another plan to a Participant’s Roth Rollover Account in this Plan, only if it is a direct rollover from a retirement plan that is qualified for tax-exempt status under Code Sections 401(a) and 501(a), and only if the funds are from an Eligible Rollover Distribution. The Plan will not accept a rollover from any Roth IRA, except to the extent such rollovers are expressly permitted by published IRS guidance and the Committee implements procedures to accept rollovers from conduit Roth IRAs.

(c)

Rollover or Direct Plan Transfer. An Employee who receives an Eligible Rollover Distribution may roll over all or part of the distribution to the Trust, if the Committee determines that it complies with the requirements described in this Section. The Committee may accept the distribution as a direct plan-to-plan transfer. An Employee can make a Rollover Contribution before he/she completes his/her eligibility period under Section 2.1, or before he/she elects to participate, and will have his/her Rollover Contribution as his/her sole interest in the Plan until he/she begins making Employee Contributions.

(d)	Timing. A rollover must be made within 60 days after the Employee receives the Eligible Rollover Distribution, except to the extent that the IRS permits a longer period under the Participant’s circumstances.

(e)	Required Information. The Committee will adopt such procedures, and may require such information from the Employee who desires to make a Rollover Contribution, as it considers necessary to determine whether the proposed rollover or direct plan transfer will meet the requirements of this Section. The Committee may require the Employee to submit a written certification that he/she received his/her Eligible Rollover Distribution from another qualified plan or from a conduit IRA. Upon approval by the Committee, the Rollover Contributions will be deposited in the Trust Fund and will be credited to the Employee’s Rollover Account.

(f)	Prohibited Rollovers and Transfers. The Committee will not accept Rollover Contributions from any plan that is subject to the joint and survivor annuity requirements set forth in Code Sections 401(a)(11) and 417, unless the Employee’s Spouse consented in writing to the distribution from such plan in a manner that complies with the spousal consent requirements prescribed under Code Sections 401(a)(11) and 417. The Committee may require the Employee to submit a written certification that he/she received his/her distribution from a qualified plan that either was not subject to the spousal consent requirements or contained an exemption for his/her distribution, or that his/her Spouse properly consented to the distribution. The Plan will not accept the rollover of loans or any property other than cash and SunTrust common stock, except as provided in Addendum B.

(g)	Refund of Prohibited Rollovers. If the Committee discovers that a Participant has made a Rollover Contribution to the Plan that fails to comply with this Section or with any applicable law, the Committee will refund the Contribution and all earnings attributable to it as soon as practicable.

(h)	Reliance on Employee’s Representations. The Committee will in good faith rely on the representations made by an eligible Employee in his/her application to make a Rollover Contribution and will not be held accountable for any misrepresentation of which it did not have actual knowledge.

3.4	Acquisition Loans. The Company may from time to time authorize and direct the Trustee to make an Acquisition Loan, either to purchase Employer Stock or to repay a previous Acquisition Loan. No proceeds from any Acquisition Loan may be used for any other purpose.

(a)	Eligible Lenders. The Trustee may make Acquisition Loans from any financial institution or other entity it considers appropriate, including a party in interest as defined in ERISA Section 3(14), or a disqualified person as defined in Code Section 4975(e)(2). A party in interest and/or disqualified person may guarantee any Acquisition Loan.

(b)	Loan Terms. Each Acquisition Loan will be for a specific term, and will bear a reasonable rate of interest. No Acquisition Loan will be payable upon demand except after a default.

(c)	Repayment. The Trustee will repay the principal and interest due on each Acquisition Loan, first from dividends paid on the Financed Shares, and after all such dividends have been used for repayment, from Employer Contributions made to repay the Acquisition Loan, and then from other earnings attributable to Employer Contributions made to repay the Acquisition Loan, according to directions from the Committee. To the extent permitted by the terms of the Acquisition Loan, the Committee may direct repayment more rapidly than specified in the amortization schedule, subject to the limitations on releasing Financed Shares described in Subsection (f).

(d)

Collateral and Security. The Trustee may use as collateral to secure any Acquisition Loan the Financed Shares acquired with the proceeds. The Trustee will not pledge any Plan assets other than Financed Shares as collateral for an Acquisition Loan. No lender will have recourse against any Plan assets other than

Financed Shares that remain subject to pledge at the time of default. No Employer Stock acquired with the proceeds of an Acquisition Loan may be subject to a put, call or other option, or buy-sell agreement or any similar arrangement while held by the Plan, or when distributed from the Plan. This restriction will continue to apply after the Acquisition Loan has been repaid and will apply even if the ESOP has ceased to be an ESOP under Code Section 4975(e)(7).

(e)	Suspense Account. The Trustee will maintain a separate Suspense Account to hold the Financed Shares acquired with the proceeds of each separate Acquisition Loan, whether or not the shares are encumbered under the terms of the Loan. Pursuant to directions from the Committee from time to time, the Trustee either will hold the dividends paid on the Financed Shares in the Suspense Account until they are released as described in Subsection (f), or will use the dividends to repay the Acquisition Loan.

(f)

Release of Financed Shares from Suspense Account. The Trustee will release Financed Shares from each Suspense Account under one of the following methods, which method will be determined by the Committee for each Acquisition Loan. The Financed Shares released from the Suspense Account for each Plan Year will be allocated, on the basis of Fair Market Value as of the release date, to Matching Accounts under Section 3.2. To determine the number of Financed Shares to be released for each Plan Year from each Suspense Account, the Trustee will multiply the number of Shares held in the Suspense Account by one of the fractions described below. The Committee will structure each Acquisition Loan so that the number of Financed Shares to be released for each Plan Year is expected not to exceed the number needed to meet the Matching Contribution obligation for investments in the Employer Stock Fund. If the Committee determines that the number of shares required to be released for any Plan Year is greater than the number that can be used to meet such Matching Contribution obligation, the Committee may forego the Plan’s status as a safe harbor plan for that Plan Year, or may protect the Plan’s status as a safe harbor plan, either by restructuring the loan (to the extent permitted by Department of Labor guidelines), or by making additional Contributions. The Committee may direct the Employers to make additional

Contributions either as a uniform percentage of Compensation for all eligible Employees, including those who have not made Employee Contributions for the Plan Year, or may make additional Matching Contributions in a uniform rate.

(1)	Principal-Only Payment Method. Under this method, the fraction will be the ratio of the amount of principal repaid for the Plan Year over the amount of principal to be repaid for the current and all future Plan Years. Under this method, annual principal payments must be made at least as rapidly as level payments over the loan term, which cannot exceed ten years, including renewals and extensions, and the portion of each repayment treated as interest may not exceed the payment amount that would be treated as interest under standard loan amortization tables.

(2)	Principal-and-Interest Method. Under this method, the fraction will be the ratio of the amount of principal and interest repaid for the Plan Year over the amount of principal and interest to be repaid for the current and all future Plan Years. The Plan will use this method for any Acquisition Loan that has a flexible repayment schedule.

(g)	Default. Upon the default on an Acquisition Loan, the Trustee will transfer to the lender Plan assets equal in value to the amount of the defaulted balance. Upon the default on an Acquisition Loan from a party in interest as defined in ERISA Section 3(14), or a disqualified person as defined in Code Section 4975(e)(2), the Trustee will transfer to such lender only the number of Financed Shares necessary to meet the repayment schedule of the Acquisition Loan.

3.5	Purchase and Sale of Employer Stock. Unless the Company imposes restrictions otherwise, the Trustee may purchase Employer Stock from any source, but may not pay more than Fair Market Value for any share. The Trustee may purchase either outstanding shares, newly-issued shares, or treasury shares. To the extent that the Trustee needs to obtain cash for distributions, the Trustee may sell Employer Stock on the New York Stock Exchange or to the Company.

3.6	Transfer to the Trustee. As of the earliest date when Contributions reasonably can be segregated from the Employers’ general assets, the Employers will transfer to the Trustee, the amounts withheld for all of their Participants during the payroll periods ending in that month, but in no event later than the 15th business day of the month following the month in which Employee Contributions are withheld. The Employers will transfer their Employer Contributions to the Trustee as soon as practicable after the end of the payroll period for which they are made, but no later than the extended due date of the Company’s federal income tax return for the fiscal year that ends in the Plan Year for which the Contribution is made. However, Employer Contributions that the Trustee uses to repay an Acquisition Loan will be made no later than 60 days after the end of the Plan Year for which the repayment is used to release and allocate shares from the Suspense Account.

3.7	Elective Account Transfers. The Committee may permit Participants to elect to make voluntary transfers of Account balances from another qualified defined contribution plan of the same type into this Plan, if the transfers are associated with either a corporate transaction (e.g., a merger or acquisition) or a change in a Participant’s employment status (e.g., a transfer from another employer, whether or not it is a Controlled Group member). The Committee will allocate the transferred accounts to corollary Accounts in this Plan. This Plan will not be obligated to protect benefits that were provided in the transferor plan, i.e., the Code Section 411(d)(6) anti-cutback rules do not apply. After December 31, 2001, the Committee will not permit this type of transfer for any eligible rollover distribution if the Participant can elect a direct rollover of his/her entire Account balances.

ARTICLE 4

Allocations

4.1	Adjustments to Account Balances.

(a)	Regular Valuation Dates. As of each Valuation Date, the Trustee will determine the Fair Market Value of the Trust Fund. As soon as practicable after the Trustee receives the Employers’ payroll data and other relevant records, the recordkeeper or the Trustee will adjust the Account balances of each Participant to reflect his/her allocations of Contributions, withdrawals and payments from his/her Accounts, and investment gains or losses and expenses.

(b)	Administrative Fees. The Plan may charge reasonable and uniform administrative fees to Participant Accounts.

(c)

Dividends on Employer Stock. The Plan will use dividends issued on Employer Stock acquired with an Acquisition Loan and held in a Suspense Account, to repay any outstanding balance on that Acquisition Loan. Effective January 1, 2002, the Plan will maximize the Company’s tax deductions available under Code Section 404(k) by permitting Participants and beneficiaries to elect whether to receive the dividends declared on the Share Units allocated to the portion of their Accounts that is [are] invested in the Employer Stock Fund in a cash payment to be made no later than 90 days after the end of the Plan Year in which the dividends were paid, or to reinvest them in the Employer Stock Fund. The Plan will provide the elections in a manner that permits Participants and beneficiaries reasonable time to make their elections with respect to each dividend declaration. The Plan will honor each Participant’s and beneficiary’s election as in effect on the record date for that dividend. The elections for each quarterly dividend become irrevocable on the record date for the dividend, unless the Committee has timely established and communicated a different irrevocability date. The Plan treats elections as evergreen so that each election remains in effect until a Participant or beneficiary affirmatively elects to change it. Participants and beneficiaries may change their dividend elections at any time for dividends to be declared after the submission date of the change request. The Plan treats any Participant or beneficiary who fails to make an affirmative election as if he/she had elected to reinvest his/her dividends in the Employer Stock Fund. The Plan will not distribute any earnings on any dividends that are reinvested in Employer Stock and subsequently distributed pursuant to an election under this Section. Beginning in 2003, the Plan will decrease elected cash distributions to reflect any losses attributable to the dividend between the record date and the distribution date.

(d)	Valuations Binding. In determining the value of the Trust Fund and the individual Accounts, the Trustee and the Committee will exercise their best judgment, and all determinations of value will be binding upon Participants and their beneficiaries.

(e)	Statement of Account Balances. As soon as practicable after the end of each calendar quarter, the Committee will provide to each Participant and beneficiary for whom an Account is maintained a statement showing all allocations to and distributions and withdrawals from his/her Accounts, and the current value of his/her Accounts. In its discretion, the Committee may provide statements more frequently than quarterly.

(f)

Correction of Administrative Mistakes. The Committee will take reasonable steps to ensure that the Plan document is in compliance with all applicable laws as in effect from time to time, and to ensure that the Plan is administered as written. If the Committee discovers that a material mistake has been made in an Account balance or a Contribution, or discovers any other mistake that affects any Participant’s or beneficiary’s rights under the Plan, it will correct the mistake as soon as practicable. The Committee may, in its sole discretion, take such action as necessary or appropriate to correct the mistake, including such correction procedures allowed by the Internal Revenue Service (IRS), the Department of Labor (DOL), or described below. If the Committee discovers an error related to Employee Contributions, it will correct the error, either by implementing increased payroll deductions, or by refunding any excess amount, or by re-allocating Employee Contributions, as may be needed to put the affected Participant in the same position he/she would have enjoyed if the error had not occurred. If the Committee discovers an error related to Employer Contributions, it may recommend that the Employers make Contributions, and/or to reallocate Employer Contributions, as may be needed to put the affected Participant in the same position he/she would have enjoyed if the error had not occurred. If the Committee determines that the burden or expense of seeking recovery of an overpayment or correcting an error would be greater than is warranted under the circumstances, it may forego recovery or other correction efforts, to the extent permitted under applicable IRS or DOL guidance. The Committee may make de minimis variances from Plan provisions, to the extent any such variance would comply with applicable qualification requirements if it were set forth in a written provision of the Plan.

(g)	Return of Employer Contributions. Employer Contributions will be returned to the affected Employers under the following circumstances:

(1)	Mistake of Fact. Employer Contributions made by a mistake of fact will be returned to the affected Employer(s) within one year after such Contribution was made.

(2)	Nondeductible. All Employer Contributions are conditioned upon their deductibility under Code Section 404 and will be returned to the affected Employer(s) within one year after any disallowance.

4.2	Investments.

(a)	Investment Funds. From time to time, the Committee will direct the Trustee to make available one or more funds for the investment of Account balances as elected by each Participant or beneficiary. The Committee will timely describe the investment funds that are available from time to time, in written notices to Participants and beneficiaries. The investment funds selected by the Committee are in addition to the Employer Stock Fund, which the Plan sponsor has established as an integral ESOP feature of the Plan design.

(b)	Compliance with ERISA Section 404(c). The Committee will administer the Plan in a manner to comply with ERISA Section 404(c). Participants will be permitted to exercise control over the investment of their Accounts, so that Plan fiduciaries shall not be liable for any loss that results from any Participant’s exercise of control.

(c)	Employer Stock Fund. Although the Employer Stock Fund, as an ESOP, is designed to hold qualifying employer securities as the primary investment, the Employer Stock Fund may also hold cash and other liquid investments in such amounts as the Trustee considers necessary to meet the Fund’s liquidity requirements and to pay reasonable administrative expenses of the Fund. The Plan has no obligation to invest such amounts.

(d)	Investment Elections. Participants must make their investment elections in the manner and by the deadline announced by the Committee from time to time. The Service Center will issue a written confirmation of each election that it receives.

(1)	Initial Election. As of the date he/she enters the Plan, a Participant may elect to have the aggregate balances in his/her Employee Contribution Accounts, and Employer Contribution Accounts invested among the available investment funds in 1% increments.

(2)	Failure to Elect. The Trustee will invest the Account balances of any Participant who fails to timely submit a properly completed election form in accordance with this subsection. Effective April 1, 2007, the Trustee will invest 100% of the allocations to such Participant’s Accounts in a fund that meets the statutory requirements for a qualified default investment alternative (QDIA) under ERISA Section 404(c), i.e., life-cycle funds, balanced funds, and/or professionally managed funds.

(e)

Change in Investment Election. Effective January 1, 2007, as of any Valuation Date each Participant may change his/her investment election for the balance(s) in his/her existing Employee Contribution Account(s) and/or Employer Contribution Accounts, in 1% increments. Reinvestment elections for existing balances will become effective as of the Valuation Date when made, if the Participant completes his/her investment election no later than the daily time deadline. Otherwise, the election will become effective as of the next following Valuation Date. Notwithstanding any other provision in the Plan, if the Employer Stock Fund does not have sufficient cash to execute a Participant’s election to transfer out of the Employer Stock Fund, the Trustee may pend the trade until it receives the proceeds from the sale of the Participant’s stock and use Fair Market Value on the date of sale to execute the election, and will have no liability for doing so. The Committee will establish and publish to Participants from time to time the daily time deadlines by which elections must be completed and the related effective dates.

(f)	Insider Trading Rules. The Committee may enforce rules that restrict Participants who are insiders under Rule 16b-3 of Section 16 of the Securities Exchange Act of 1934, from engaging in certain discretionary transactions relating to the Employer Stock Fund that would trigger the short-swing profit recovery rules. Discretionary transactions may include (1) elective distributions (in-service withdrawals and loans that require liquidation of shares held in the Employer Stock Fund), and (2) investment elections that involve transfers to and from the Employer Stock Fund.

(g)	Fund Transfer Restrictions. To prevent an adverse impact on the investment returns available to all Participants in the Plan, the Committee may impose restrictions on short-term trading into and out of all or any of the available investment funds, as it considers appropriate. Unless the Committee announces otherwise, if a Participant transfers money out of certain funds, he/she cannot transfer money back into that same fund for at least 46 days. The 46-day restriction does not apply to transfers into a fund. After a Participant transfers into a fund, he/she can transfer out of that same fund at any time. If a Participant requests multiple transfers out of a fund, the 46-day limit is based on the last date he/she transferred money out of the fund. The 46-day re-investment restriction does not prevent Participants from investing in any of the funds, or from changing their investment elections, or from taking loans or withdrawals. In its discretion, the Committee may revise these rules. In their discretion, the Committee or the Trustee may impose any other SEC or stock market requirements on trades as they consider appropriate and in the best interest of the Plan and/or Participants.

(h)	Diversification Elections. Effective January 1, 2007, all Participants may elect to diversify the investment of their Matching Account balances into any one or more investment funds available under the Plan. See Addendum A for the rules in effect before 2007.

(i)	Reinvestment of Earnings. All dividends, capital gains distributions and other earnings attributable to the Account balances invested in each investment fund will be reinvested in that investment fund, except to the extent that dividends on Employer Stock are paid currently to Participants who elect to cash out their dividends under Subsection 4.1(c).

(j)	Investment Expenses. All expenses of each investment fund will be paid from that fund, to the extent not paid directly by the Employers.

(k)	Special Election Rules. The Committee may permit (1) investments in increments greater or lesser than 1%, (2) other investment funds, (3) other election filing dates, and/or (4) any other variance from these rules as it considers appropriate, under regulations adopted by the Committee, published to Employees, and uniformly applied.

4.3	Voting Rights. Each Participant will have the right to direct the Trustee as to the manner in which the Employer Stock represented by the Share Units held in his/her Accounts will be voted. The Trustee will vote combined fractional shares of Employer Stock represented by the Share Units in the manner that most closely reflects Participants’ direction. The Trustee will refrain from voting the shares of Employer Stock represented by Share Units held in the Accounts of Participants who fail to give directions, except as required by any applicable law. The Trustee will vote unallocated shares of Employer Stock in the Suspense Account in the manner that the Trustee determines to be in the best interest of Participants and beneficiaries. For voting purposes, each Participant will be a named fiduciary with respect to the Employer Stock represented by the Share Units allocated to his/her Account. Proxy material and other voting information will be provided to Participants and the Trustee that is identical to that provided to other stockholders.

4.4	Tender Offers. If the Trustee receives any information or material that reasonably indicates a tender offer is being made to holders of Employer Stock, the Committee will furnish such information or material to each Participant whose Accounts are invested in the Employer Stock Fund, together with a form on which the Participant can confidentially direct the Trustee whether to tender the Employer Stock represented by his/her Share Units or take any other solicited action with respect to the Employer Stock represented by his/her Share Units. The Trustee will tender combined fractional shares of Employer Stock represented by the Share Units in the manner that most closely reflects Participants’ direction. The Trustee will refrain from tendering the shares of Employer Stock represented by Share Units held in the Accounts of Participants who fail to give directions, except as required by any applicable law. The Trustee will tender unallocated shares of Employer Stock in the Suspense Account in the manner that the Trustee determines to be in the best interest of Participants and beneficiaries. For each Participant who sells the Share Units held in his/her Accounts, the Trustee will reinvest the proceeds according to his/her current investment election, unless he/she elects otherwise under Subsection 4.2(e). For purposes of any tender offer, each Participant will be a named fiduciary with respect to the Employer Stock represented by the Share Units held in his/her own Accounts.

ARTICLE 5

In-Service Withdrawals and Loans

5.1	Withdrawals Without a Hardship. An in-service withdrawal is one made while the Participant is still in Employment and before he/she has had a distribution event as described in Section 6.1. Unless the Committee directs otherwise, withdrawals are paperless transactions. The Participant must contact the Service Center and specify the amount or percentage of his/her available Account balances to be withdrawn. The Trustee will issue payment of the amount withdrawn as promptly as practicable after approval of the request.

(a)	Types of In-Service Withdrawals. Hardship withdrawals are described in Section 5.2. The other types of withdrawals that can be made in-service are as follows.

(1)	In-Service Withdrawal from After-Tax Account. Each Participant may withdraw all or part of his/her After-Tax Account balance as of any Valuation Date during his/her Employment. Withdrawals made from an After-Tax Account will be made in the following order: (1) After-Tax Contributions made before 1987, without any earnings; and (2) After-Tax Contributions made after 1986 and a pro rata share of earnings credited to his/her After-Tax Account both before and after 1986.

(2)	In-Service Withdrawal from Rollover Account. Each Participant may withdraw all or part of his/her Rollover Account balance and/or Roth Rollover Account balance as of any Valuation Date during his/her Employment.

(3)	In-Service Withdrawal After Age 59-1/2. At any time after any Participant reaches age 59-1/2, he/she may withdraw all or part of any of his/her Account balances. Effective during the 2011 Plan Year, a Participant who has reached age 59-1/2 or otherwise become eligible for an in-service distribution may elect a Roth conversion subject to Subsection 3.1(b)(3).

(4)	In-Service Withdrawal at Age 70-1/2. Beginning in the calendar year when an active Participant reaches age 70-1/2, he/she may elect either to begin receiving payment of his/her Account balances or to continue deferring payment until he/she retires. The Plan will pay to any active Participant who is a 5-percent owner of the Company, the minimum annual amount required under Code Section 401(a)(9) for each year beginning in the year when he/she reaches age 70-1/2, with payments beginning no later than April 1 of the following year.

(5)	Qualified Reservist Distribution. The Committee will permit a Participant to make a Qualified Reservist Distribution if he/she is a member of a military reserve component as defined in 37 U.S.C. § 101 and is ordered or called to active duty after September 11, 2001 for a period in excess of 179 days or for an indefinite period. An eligible Participant may receive a Qualified Reservist Distribution during the period beginning on the date of his/her order or call to duty, and ending on the date when his/her period of active duty ends. The Committee will provide the Participant a notice that, (1) at any time within two years after the end of his/her active duty, he/she may make one or more contributions to an IRA in an aggregate amount not to exceed the amount of his/her Qualified Reservist Distribution; (2) the dollar limitations otherwise applicable to IRA contributions do not apply; (3) he/she may not take an income tax deduction for the IRA contribution; and (4) Qualified Reservist Distributions are not subject to the 10% early withdrawal penalty tax.

(b)	Designated Roth Account. The Plan permits in-service withdrawals from Designated Roth Accounts, whether or not the Participant has met the requirements for a Qualified Roth Distribution. Any withdrawal from a Designated Roth Account that is not a Qualified Roth Distribution, will consist of a pro-rata share of Roth Contribution amounts (basis) and investment earnings; the earnings are included in the Participant’s taxable income for the year when earnings are received. See Section 6.3 for the rules governing distributions from Designated Roth Accounts.

(c)	Available Amount. The amount available to the Participant who makes an in-service withdrawal will be based on his/her available Account balances (minus any outstanding loan balance) determined as of the Valuation Date on which the withdrawal request is processed. Except as provided in Addendum B, Participants cannot withdraw Employer Contributions that were made under a Merged Plan, or any investment earnings credited to such Contributions after 1988.

(d)	Order of Withdrawal from Accounts. The Committee will determine and publish to Participants from time to time the order in which each type of in-service withdrawal will be made from Participant Accounts.

(e)	Pro Rata Withdrawals from Investment Funds. In compliance with directions from the Committee with respect to the order of withdrawal from Accounts, the recordkeeper will subtract each in-service withdrawal pro rata from the investment funds in which the Account balances available for the withdrawal are invested. The recordkeeper will determine the amount to be subtracted from each investment fund by multiplying the amount of the withdrawal by the ratio of the amount invested in each investment fund to the total aggregate available Account balances.

(f)	Withdrawals of Money Purchase Plan Balances. A Participant may withdraw any portion of his/her Account balance that is attributable to employer contributions to a Merged Plan that was a money purchase plan, at any time after he/she reaches normal retirement age (age 59-1/2 for this purpose). The married Participant who makes a withdrawal from such Account (before or after his/her Termination Date) must have his/her Spouse’s written consent in compliance with Subsection 6.7(b).

5.2

Hardship Withdrawals. The active Participant who wishes to make a hardship withdrawal during his/her Employment must complete an application that specifies the amount to be withdrawn. The Participant must provide a written explanation of the reasons for the withdrawal and such other information as the Committee may request. The Trustee will issue payment of the amount withdrawn as promptly as practicable after approval of the request. No Participant who has terminated Employment, and no beneficiary, will be eligible to make a hardship withdrawal.

(a)	Available Amount. The amount withdrawn may not exceed the actual expenses incurred or to be incurred by the Participant because of his/her hardship, plus (as part of the same withdrawal) the reasonably estimated amount of taxes and penalties he/she must pay on the withdrawal. The sum of the Participant’s outstanding loan balance under Section 5.3 (if any), plus the amount of his/her hardship withdrawal, may not exceed his/her total aggregate available Account balances determined as of the hardship withdrawal date. The Participant may withdraw, to the extent applicable for him/her: (1) the dollar amount of his/her Elective Contributions made after 1992 (excluding earnings); (2) the dollar amount in his/her Designated Roth Account; (3) the dollar amount of his/her Elective Contributions made under a Merged Plan (excluding earnings accrued after 1988); and (4) his/her Non-Matching Contributions that were made after 1988 (excluding earnings and amounts attributable to a money purchase pension plan) and that have been maintained in the Plan for at least 24 months.

(b)	Events Creating Immediate and Heavy Financial Need (Events Test). The Participant may make a hardship withdrawal only if he/she incurs a hardship that creates an immediate and heavy financial need that he/she cannot meet without the withdrawal. Effective January 1, 2006, a hardship withdrawal must be necessitated by one of the following events, the first six of which are safe-harbor and the seventh of which requires a facts-and-circumstances determination by the Committee:

(1)	Expenses for, or necessary to obtain, medical care for a Participant, Spouse, qualifying child, or qualifying relative, which would be deductible under Code Section 213(d) if determined without regard to whether medical expenses exceed 7.5% of adjusted gross income.;

(2)	Costs directly related to the purchase of the Participant’s principal residence, (including land purchase and all construction costs, and excluding mortgage payments).

(3)	Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education (including trade school) for the Participant, Spouse, qualifying child or qualifying relative;

(4)	Payments necessary to prevent eviction of the Participant from his/her principal residence, or foreclosure on the mortgage on his/her principal residence;

(5)	Payments for burial or funeral expenses for the Participant’s deceased Spouse, qualifying child or qualifying relative;

(6)	Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165, determined without regard to whether the loss exceeds 10% of adjusted gross income;

(7)	Any other catastrophic financial hardship that the Committee determines to have consequences similar in severity to the events listed above, and that make the withdrawal necessary for the safety or well-being of the Participant, his/her Spouse, qualifying child or qualifying relative.

For purposes of this Subsection, the terms qualifying child and qualifying relative have the meanings stated in Code Section 152 and/or any other applicable law as in effect from time to time. As of the date of this restatement, a qualifying child may be the Participant’s natural, adopted or step child, foster child, sibling, or a descendant of any such person; he/she must share the Participant’s residence for more than half the year, must be younger than the Participant and under age 19 (or under age 24 if a full-time student, or any age if totally and permanently disabled). Any other dependent must be a qualifying relative (natural, adoptive or step parent, in-law, child, grandchild, sibling, niece, nephew, aunt, uncle, or unrelated individual who shares the Participant’s residence as a member of the household) who receives over half of his/her support from the Participant; it is irrelevant that such relative files a joint tax return with his/her spouse.

(c)	Withdrawal Necessary to Meet Need (Needs Test). The Committee uses the safe harbor rules for the Needs Test, and will treat a withdrawal as necessary to meet the immediate and heavy financial need if the following requirements are met:

(1)	Amount Needed. The amount withdrawn cannot exceed the amount of the need.

(2)	Loans and Dividends. The Participant must obtain all other available withdrawals, distributions and nontaxable loans under all qualified and nonqualified plans maintained by his/her Employer, if any, unless he/she provides evidence satisfactory to the Committee that the loan repayments would cause an additional hardship. The Participant will not be required to obtain commercial loans. The Participant must elect to receive a cash payment for any dividends that are currently available under Subsection 4.1(c).

(3)	Suspension. After the Participant receives his/her hardship withdrawal, the Committee will suspend his/her Employee Contributions to this Plan and his/her contributions to or deferrals under any other qualified or nonqualified cash or stock plan maintained by any Employer. For withdrawals made on or after January 1, 2002, the suspension period is 6 months.

(d)	Nondiscrimination. The Committee will determine the existence of the Participant’s immediate and heavy financial need and the necessity for the withdrawal to meet the need, in a uniform and nondiscriminatory manner.

(e)	Reliance on Participant’s Representations. The Committee will in good faith rely on the representations made by the Participant in his/her application for the hardship withdrawal and will not be held accountable for any misrepresentation of which it did not have actual knowledge.

5.3	Loans. The Committee will grant loans in a uniform and nondiscriminatory manner, subject to the following rules.

(a)	Application and Eligibility. The Participant who wishes to make a loan from his/her Account during his/her Employment must complete and submit an application that specifies the amount to be borrowed, in the manner announced by the Committee from time to time. No Participant may receive a loan after he/she terminates Employment, and no beneficiary is eligible for a loan. The Committee may deny a Participant’s loan application if he/she failed to repay a previous Plan loan according to the repayment schedule. Any Participant who, on or after January, 2004, has defaulted on the outstanding balance of a previous loan, will not be eligible to make a loan.

(b)	Available Amount. The Participant may request a loan from the aggregate balances in his/her Accounts. The total principal amount of the Participant’s outstanding loans may not exceed the lesser of (1) 50% of his/her aggregate Account balances as of the date the loan is approved, or (2) $50,000. If he/she has an outstanding loan balance, the $50,000 limit is reduced by an amount equal to his/her highest outstanding balance during the 12 months immediately preceding the date when his/her loan is made, minus his/her current outstanding balance (i.e., his/her total principal repayments during the past 12 months). The minimum amount of each loan will be $1,000.00, unless the Committee has published another limit.

(c)

Order of Account Liquidation. Unless the Committee determines that a different order is appropriate, the Trustee acquires the cash proceeds to make each loan by liquidating the Participant’s Accounts in the following order, to the extent applicable for him: (1) Rollover Account; (2) Matching Account; (3) Non-Matching Account; (4) Merged (Prior Employer) Account; (5) Before-Tax Account; (6) After-Tax Account; and (7) Roth Account. Unless the Committee determines that a different method is appropriate, the Plan subtracts the proceeds of each loan pro rata from the investment funds in which the Account balances are invested.

(d)	Loan Origination Fees. The Plan deducts an origination fee from the proceeds of each loan, in the amount stated in the Summary Plan Description as in effect from time to time or in another type of Participant communication. The Plan also deducts the fees for any required state documentary stamps or Uniform Commercial Code (UCC) filing fees. Early repayment of a loan does not result in reimbursement of any of the fees. Effective January 1, 2004, the Plan does not deduct an origination fee from the proceeds of a loan made to a Participant who is on a Qualified Military Service leave.

(e)	Frequency of Loans. Each Participant is eligible to have no more than two outstanding loans at any one time.

(f)	Interest. Each loan bears interest at a reasonable rate established by the Committee from time to time on the basis of rates currently charged by commercial lenders. The Plan charges interest on loans in a uniform and nondiscriminatory manner. Effective January 1, 2004, for any period when a Participant is on a Qualified Military Service leave, he/she may submit a written request to the Committee to charge an interest rate not greater than 6% (or such other rate prescribed by the Servicemembers Civil Relief Act or other applicable law) on any loan that he/she has outstanding during that period (see Subsection (k) below).

(g)	Security. Each loan is secured by the Participant’s pledge of the balances in his/her Accounts from which his/her loan is made. The Committee treats each loan as an investment of the Participant’s borrowed Account balances and credits his/her principal and interest payments to the Accounts from which his/her loan proceeds were taken. Principal and interest repayments are invested according to the Participant’s investment election in effect as of the date each repayment is made.

(h)	Term. Each loan is for a term not exceeding five years, except that the term may extend up to 10 years if the loan proceeds are used to purchase the Participant’s principal residence (including land purchase and construction costs). Effective January 1, 2004, if the Plan suspends the repayment obligation of any Participant who takes a Qualified Military Service leave, the Committee extends the term of a loan made to such Participant by a period equal to the period of his/her loan suspension. The Plan does not extend the term of any loan for any Participant who is not on a Qualified Military Service leave, except as provided in subsection (l) below.

(i)	Repayment.

(1)	Payroll Deduction for Active Participant. So long as the Participant earns Compensation, he/she must make his/her loan repayments by payroll deductions in equal amounts throughout the term of the loan. The amount of each repayment must be at least $25, or such other minimum amount as may be established by the Committee and stated in the Summary Plan Description as in effect from time to time or in another type of Participant communication.

(2)	Inactive Participant. The Participant who has an outstanding loan balance when he/she terminates, retires, or begins an unpaid leave, either may repay his/her outstanding balance in full, or may continue to make his/her scheduled loan repayments, by personal check or other cash equivalent, not less frequently than monthly. The Trustee may charge a fee for processing each repayment. The Committee treats a Disabled Participant as being in Employment and on an authorized unpaid leave.

(j)

Default. If the Participant fails to timely repay his/her loan, by the end of the calendar quarter following the calendar quarter in which such failure occurs, the Committee will declare a default of the entire outstanding balance, but will not deduct any portion of the defaulted balance from his/her Before-Tax Account unless he/she has terminated Employment or become Disabled. If the Participant has terminated or become Disabled, the Committee will treat the defaulted loan as a deemed distribution and will issue a Form 1099-R for the year in which the default occurs. If he/she has not terminated or become Disabled, the Committee will treat the defaulted loan as a deemed distribution except for the portion that was loaned from his/her Before-Tax Account, which cannot be distributed until his/her Disability or Termination Date. The Committee will hold the canceled note in the Participant’s Before-Tax Account as a non-income-producing investment until he/she becomes Disabled or terminates employment, and will then reduce his/her Before-Tax Account balance by the amount of the defaulted loan balance attributable to that Account.

(k)	Suspension of Repayments During Qualified Military Service Leave. Each Participant may elect to suspend his/her loan repayments while he/she is on unpaid Qualified Military Service leave. The five-year maximum repayment period will be extended by the length of the suspension. Effective January 1, 2004, for any period when a Participant has as active unpaid Qualified Military Service leave, he/she may submit a written request to the Committee, with a copy of his/her call-up and/or extension orders, to charge an interest rate not greater than 6% (or such other rate prescribed by the Servicemembers Civil Relief Act or other applicable law). If the Participant fails to submit his/her written request before his/her loan repayments resume, the Committee will charge the rate stated in his/her promissory note. The Participant may submit his/her request at any time within 180 days after his/her termination or release from Qualified Military Service; if his/her repayments have resumed when he/she submits his/her request the Committee will make the appropriate adjustment. For any period when a Participant receives full Compensation from his/her Employer while on Qualified Military Service leave, the Plan will charge the interest rate stated in his/her promissory note.

(l)

Suspension of Repayments During Unpaid Leave of Absence. Each Participant may elect to suspend his/her loan repayments for a period up to 12 months while he/she is on an unpaid leave of absence, other than a Qualified Military Service leave. This suspension will not extend the original term of the loan beyond five years, and the amount of each repayment due after the leave ends or after the first year of the leave, will not be less than the repayment amount required under the terms of the original loan. The Participant must make a balloon payment before the end of the original loan in the amount of the suspended repayments plus accrued interest.

(m)	Loans from Money Purchase Plan Balances. The married Participant who borrows any portion of his/her Account balance that is attributable to employer contributions to a Merged Plan that was a money purchase plan, must have his/her Spouse’s written consent in compliance with Subsection 6.7(b).

(n)	Revisions to Loan Rules and Procedures. The Committee may in its discretion revise the rules and procedures that govern Plan loans, as it considers appropriate for administrative and/or compliance purposes.

5.4	Direct Rollover. The Committee permits Participants to implement direct rollovers of their in-service withdrawals to the extent permitted under the rollover rules in Article 6. Withdrawals required under Code Section 401(a)(9), hardship withdrawals made after December 31, 1998, and loan proceeds are not eligible for rollover.

ARTICLE 6

Post-Employment Distributions

6.1	Distribution Events.

(a)	Termination of Employment or Disability. A Participant who terminates Employment for any reason or incurs a Disability, will be eligible for either immediate (not earlier than the 46th day after his/her Termination Date) or deferred payment of his/her aggregate Account balances. The Participant must contact the Service Center and apply for payment, and must provide all requested documentation. The Trustee will issue payment as soon as practicable after the Committee approves the distribution request. The Committee will treat a Participant who transfers to a related entity that is not within the Company’s 80% Controlled Group, as having terminated Employment for distribution purposes, even if he/she continues working in the same position and same location for the new employer, if assets are not transferred from this Plan to a plan maintained by the new employer, and the new employer does not maintain this Plan.

(b)	Death. If a Participant dies with any Account balances, the Plan will pay his/her balances to his/her beneficiary(s) under the rules stated in this Article 6. The beneficiary(s) must contact the Service Center and apply for payment, and must provide all requested documentation. The Trustee will issue payment as soon as practicable after the Committee approves the distribution request.

(c)	Employer-Initiated Transfer. The Company may merge this Plan with another qualified defined contribution plan that is maintained by a Controlled Group member. The Company may spin off a portion of this Plan and direct the Trustee to transfer affected Participant’s Account balances to another employer’s qualified plan. The Plan is not required to obtain Participant consent for such transactions. The transferee plan must protect all benefits that are required to be protected under Code Section 411(d)(6), e.g., optional forms of payment.

(d)	Employee-Initiated Voluntary Direct Transfers (Change in Employment Transfer). The Committee may permit Participants to elect to make voluntary transfers of Account balances from this Plan, if the transfers are associated with either a corporate transaction (e.g., a merger or acquisition) or a change in a Participant’s employment status (e.g., a transfer to another employer, whether or not it is a Controlled Group member, that has not adopted the plan in which the Participant originally participated). It is not necessary for the transferee plan to protect benefits that were provided in the transferor plan, i.e., the Code Section 411(d)(6) anti-cutback rules do not apply. This type of direct transfer is not available for an eligible rollover distribution for which the Participant can elect a direct rollover of his/her entire Account balances.

(e)	Plan Termination. If the Plan terminates in part or in whole, and the Committee directs payment of benefits to affected Participants and beneficiaries, distributions will be made only in lump sum payments. The installment option will not be available for distributions made on account of Plan termination. However, the Plan will not make distributions under this Subsection if an Employer maintains a Successor Plan. For this purpose, Employer means an entity that is a Controlled Group member on the effective date of the Plan termination. Successor Plan means any other defined contribution plan maintained by the same Employer, excluding ESOPs and simplified employee pensions (SEPs), that exists at any time during the period beginning on the Plan termination date and ending 12 months after the final distribution date of all assets from the terminated Plan. However, if at all times during the 24-month period beginning 12 months before the Plan termination date, fewer than 2% of the Participants in this Plan are eligible under the Successor Plan, that plan will not be treated as a Successor Plan.

(f)	Qualified Military Service. If a Participant is called to active Qualified Military Service for more than 30 days, the Plan will treat him/her as having terminated Employment for purposes of his/her eligibility to receive a distribution of his/her Employee Contributions. A Participant who elects a distribution will be suspended from making Employee Contributions for a period of 6 months after the distribution.

6.2	Amount of Payment. The Participant or beneficiary will receive his/her payment(s) based on the amount of his/her Account balances (minus any outstanding loan balance) determined as of the Valuation Date on which the payment request is processed.

6.3	Distributions from Designated Roth Accounts.

(a)	Qualified Roth Distribution. To facilitate each affected Participant’s right to claim an exemption from federal income tax, which is the purpose for Roth Contributions, the Plan will designate each Qualified Roth Distribution as such. A Qualified Roth Distribution is a withdrawal from a Designated Roth Account that is not subject to federal income tax because it is made (1) after the Participant either reaches age 59-1/2, incurs a Disability, or dies (the Qualified Purpose Rule), and (2) at least five calendar years after the beginning of the earlier of: (A) the first year for which the Participant made a Roth Contribution under this Plan, or (B) if he/she made a Rollover Contribution to his/her Designated Roth Account, the first year for which he/she made a Roth Contribution under the 401(k) plan, 403(b) or 457(b) plan from which the Rollover Contribution was made (the Five-Year Rule).

(b)	Distributions to Alternative Payee or Beneficiary. If the Plan makes a distribution from a Designated Roth Account to an alternate payee or beneficiary, the Plan will use the Participant’s age and death or Disability to determine whether the distribution is a Qualified Roth Distribution. However, if a Spousal alternate payee or surviving Spouse elects a rollover to a designated Roth account under a plan of his/her own employer, the Plan will use his/her age, death or disability.

(c)	Nonqualified Distribution. If the Plan makes a distribution to a Participant from his/her Designated Roth Account that does not meet the requirements for a Qualified Roth Distribution, the portion of the payment that constitutes earnings will be subject to federal income tax in the year when the distribution is made.

6.4

Timing of Payment. The Committee will direct the Trustee or other payor to issue the payment to the Participant or beneficiary as soon as practicable after it approves the request. If the Trustee is required to sell Employer Stock in order to distribute cash for an investment in the Employer Stock Fund, the Plan may delay payment for the period required to effect the sale.

(a)	Payment to a Participant. A Participant may elect to receive or begin receiving payment of his/her Account balances as soon as administratively practicable after his/her Termination Date, but not later than the end of the second calendar month following the month when he/she reaches age 70-1/2. Effective March 28, 2005, the terminated or Disabled Participant whose aggregate Account balances exceed $1,000 may leave all or part of his/her Account balances in the Plan until that date.

(b)	Payment to a Beneficiary. The beneficiary of the deceased Participant may elect to receive or begin receiving payment of his/her Account balances as soon as administratively practicable after the Committee receives such documentation as it considers necessary, such as a death certificate, and approves the distribution request. The non-Spouse beneficiary may not defer payment later than the last day of the calendar year following the year in which the Participant’s death occurs. The surviving-Spouse beneficiary may not defer payment later than the last day of the calendar year in which the deceased Participant would have reached age 70-1/2.

(c)	Notice of Consequences of Failure to Defer. The Committee will provide to each Participant who elects a distribution before he/she reaches age 62, a notice of the consequences of failing to defer the distribution. Effective January 1, 2010, the notice will include statements that (1) some currently available investment options in the Plan may not be generally available on similar terms outside the Plan, with contact information for obtaining additional information on the general availability outside the Plan of currently available investment options in the Plan; (2) administrative, investment-related, and other fees and expenses outside the Plan may be different from fees and expenses that apply to Participant’s Accounts in the Plan, with contact information for obtaining information about such fees; (3) distributions received before a Participant reaches age 59-1/2 may be subject to an additional 10% income tax for early withdrawal; (4) to the extent the distribution is not rolled over to continue tax deferral, it will be subject to federal income tax in the year when it is received; and (5) to the extent the distribution is not rolled over, the Participant will lose the opportunity for continued tax-deferred investment earnings.

6.5	Forms of Payment.

(a)	Account Balance Over $1,000. Regardless of the reason for termination of Employment, the Participant or beneficiary whose Account balances exceed $1,000 may elect to receive payment in one of the following forms:

(1)	Lump sum payment; or

(2)	Installments in substantially equal monthly, quarterly, semi-annual, or annual payments, over a period that does not exceed the Participant’s or beneficiary’s life expectancy or the joint and last survivor life expectancy of the Participant and his/her beneficiary, but not longer than 9 years. The Participant or beneficiary who initially elects installment payments may elect at any time to receive a lump sum payment of the remaining balances, or may elect not more frequently than once in any 12-month period to increase the amount of the installment payments. From time to time, the Plan will establish and publish to Participants and beneficiaries the order in which installment payments are deducted from Accounts and from the investment funds in which Accounts are invested. The Participant or beneficiary will be permitted to change investment elections during the installment period on the same basis as active Participants. See Addendum A for rules in effect before January 1, 2006.

(b)	Account Balance Not Over $1,000. As soon as practicable after the Participant’s Termination Date, but not earlier than the 46th day or such other period as the Committee may establish from time to time, the Plan will automatically make a lump sum payment in cash to any Participant or beneficiary whose aggregate Account balances do not exceed $1,000 as of the payment date. The Participant or beneficiary may elect to receive Employer Stock attributable to Share Units for the portion of his/her Accounts invested in the Employer Stock Fund as of the payment date. When the Account balances of a Participant or beneficiary who is receiving installment payments decrease to less than $1,000, the Plan will not cash out those balances unless the Participant or beneficiary elects a lump sum payment.

6.6	Medium of Payment. The Participant or beneficiary may elect to receive the distribution of her/her Account balances either (1) entirely in cash; (2) entirely in whole shares of Employer Stock, or (3) a combination of cash and Employer Stock. The Plan will distribute cash for amounts invested in funds other than the Employer Stock Fund, and cash or shares of Employer Stock for Employer Stock allocable to Share Units for amounts invested in the Employer Stock Fund. Any fractional share of Employer Stock will be paid in cash. If the Trustee is not able to purchase a sufficient number of shares of Employer Stock, the Committee will notify the Participant or beneficiary that distribution will be delayed until the Trustee is able to settle the purchase. If the Trustee is not able to purchase a sufficient number of shares of Employer Stock within one year after the elected distribution date, or before the required distribution date if earlier, the Plan will distribute cash instead of Employer Stock.

6.7	Required Minimum Distribution Rules. The following provisions are effective January 1, 2003, except as otherwise stated. The requirements of this Section take precedence over any inconsistent provisions of the Plan. The Plan will determine and pay all distributions required under this Section in accordance with Code Section 401(a)(9) and Treas. Regs. Section 1.401(a)(9). The Plan permits a terminated Participant to defer payment until the end of the second calendar month following the month when he/she reaches age 70-1/2. The Plan makes a lump sum payment of his/her Account balances, or begins installment payments, no later than that date

(a)	Applicable Definitions. For purposes of this Section, the following terms have the meanings set forth below.

(1)	Account Balance means the Account Balance as of the last valuation date in the calendar year preceding the Distribution Calendar Year.

(2)	Designated Beneficiary means the Participant’s surviving Spouse, or another individual who is designated as a beneficiary under Section 6.7 and is a Designated Beneficiary under Treas. Regs. Section 1.401(a)(9)-4. The Plan permits Participants to designate multiple beneficiaries.

(3)	Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains his/her Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under this Section.

(4)	Five-Year Rule means the requirement under Code Section 401(a)(9) that the Plan must distribute the entire balance in an Account by December 31 of the year containing the fifth anniversary of the Participant’s or surviving Spouse’s death, unless the surviving Spouse or other Designated Beneficiary began to receive installment payments no later than the end of the calendar year following the year when the Participant or surviving Spouse died, as applicable.

(5)	Life Expectancy. Except as otherwise stated in this Section, the life expectancy tables set forth in Treas. Regs. Section 1.401(a)(9)-9 are irrelevant to this Plan. Regardless of the number of years of a Spouse’s or other Designated Beneficiary’s Life Expectancy according to the applicable table, the Plan will distribute the Participant’s entire Account balance to such individual over a period not longer than 9 years.

(6)

Required Beginning Date means April 1 following the later of the calendar year in which the Participant reaches age 70-1/2 or the year in which he/she retires, except that the Required Beginning Date for any Participant who is a 5-percent owner is April 1 following the calendar year in which he/she reaches age 70-1/2 even if he/she has not retired. The Required Beginning Date for a surviving Spouse is December 31 of the later of the calendar year in which the Participant would have reached age 70-1/2 if he/she had survived, or the year when he/she died. The Required Beginning Date for a non-Spouse Beneficiary is December 31 of the calendar year following the year in which the Participant died, or December 31 of the year containing the fifth anniversary of the Participant’s death, as applicable under this Section. The Plan will distribute each Participant’s and each beneficiary’s entire interest, or begin to make distribution, no later than his/her Required Beginning Date.

(b)	Separate Accounts for Multiple Beneficiaries. If a Participant is survived by multiple Designated Beneficiaries, and if the Committee establishes separate accounts for such Beneficiaries by December 31 of the year following the year of the Participant’s death, the Plan will calculate the minimum distributions for each Designated Beneficiary by using his/her Life Expectancy under the Single Life Table, as recalculated each year. Otherwise, the Plan will use the Life Expectancy of the oldest Designated Beneficiary to determine the required minimum distribution for all Designated Beneficiaries. However, Life Expectancy will not exceed 9 years.

(c)	Participant’s Death Before his/her Required Beginning Date. If a Participant dies before his/her Required Beginning Date, the Plan will distribute the entire balance in his/her Account, or begin to make distribution, no later than the applicable Required Beginning Date, and will complete the distribution over the following applicable period. The Committee will ignore any payment made before the Required Beginning Date and will treat the Spouse or other Designated Beneficiary as if the Participant had died before payments began, even if the Participant had received his/her first minimum annual payment before his/her death.

(1)

If the surviving Spouse is the sole Designated Beneficiary, the Plan will make or begin distribution by December 31 of the calendar year following the later of the calendar year in which the Participant died or the calendar year in which he/she would have attained age 70-1/2 if he/she had survived. The Plan will distribute the entire balance in the Account over a period not to exceed the lesser or 9 years, or the Spouse’s Life Expectancy using the Single Life Table, as recalculated each year. For each Distribution Calendar Year, the Plan will distribute a minimum amount equal to the quotient obtained by dividing the Account Balance by the lesser of the Spouse’s remaining Life

Expectancy, or a period of 9 years minus 1 for each previous Distribution Calendar Year.

(2)	If the surviving Spouse is not the sole Designated Beneficiary, the Plan will begin distribution to the Designated Beneficiary by December 31 of the calendar year following the calendar year in which the Participant died. The Plan will distribute the entire balance in the Account over a period not to exceed the lesser of 9 years, or the Designated Beneficiary’s Life Expectancy using the Single Life Table, as recalculated each year. For each Distribution Calendar Year, the Plan will distribute a minimum amount equal to the quotient obtained by dividing the Account Balance by the lesser of the Designated Beneficiary’s remaining Life Expectancy, or a period of 9 years minus 1 for each previous Distribution Calendar Year.

(3)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Plan will distribute the entire balance in the Account by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, to any Designated Beneficiary whom the Committee has approved as such by that date, or if none then to the Participant’s estate.

(4)	If the surviving Spouse is the sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, the Plan will begin distributions by the time specified in Subsection (c)(1) above (the surviving Spouse’s Required Beginning Date) and will apply Subsections (c)(2) and (3) above as if the surviving Spouse were the Participant.

(d)	Participant’s Death After his/her Required Beginning Date. If a Participant dies after his/her Required Beginning Date, the Plan will determine required minimum distributions under this Subsection.

(1)	Required Minimum Distributions During the Participant’s Lifetime.

During the Participant’s lifetime, for each Distribution Calendar Year the Plan will distribute a minimum amount equal to the quotient obtained by dividing the Account Balance by the lesser of 9 years or the distribution period in the Uniform Lifetime Table, using the Participant’s age as of his/her birthday in the Distribution Calendar Year. The Plan will base the distribution for the year of the Participant’s death on his/her Life Expectancy using the Uniform Lifetime Table. If a Participant’s sole beneficiary for the Distribution Calendar Year is his/her Spouse who is more than 10 years younger than the Participant, the Participant may submit a written request to the Committee that the Plan use the quotient obtained by dividing the Account Balance by the number in the Joint and Last Survivor Table obtained by using the Participant’s and Spouse’s attained ages as of their birthdays in the Distribution Calendar Year.

(2)	Participant’s Death On or After his/her Required Beginning Date With a Designated Beneficiary. If a Participant dies on or after his/her Required Beginning Date and has a Spouse or other Designated Beneficiary, for each Distribution Calendar Year after the year of the Participant’s death the Plan will distribute a minimum amount equal to the quotient obtained by dividing the Account Balance by the lesser of 9 years or the longer of the remaining Life Expectancy of the Participant or Designated Beneficiary, measuring both Life Expectancies using the Single Life Table. The Participant’s remaining Life Expectancy is calculated using his/her age in the year of death, reduced by one for each subsequent year.

(A)

If the surviving Spouse is the Participant’s sole Designated Beneficiary, the Plan will calculate the Spouse’s remaining Life Expectancy for each Distribution Calendar Year after the year of the Participant’s death using the Single Life Table and the Spouse’s age as of the birthday in that year. For Distribution Calendar Years after the year of the Spouse’s death, the Plan will calculate the Spouse’s remaining Life Expectancy using the Spouse’s age as of the birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year. Life Expectancy will not exceed 9 years.

(B)	If the surviving Spouse is not the sole Designated Beneficiary, the Plan will calculate the Designated Beneficiary’s remaining Life Expectancy using the Single Life Table and the Beneficiary’s age in the year following the year of the Participant’s death, reduced by one for each subsequent year. Life Expectancy will not exceed 9 years.

(3)	Participant’s Death On or After his/her Required Beginning Date With No Designated Beneficiary. If a Participant dies on or after his/her Required Beginning Date and does not have a Spouse or other Designated Beneficiary as of September 30 of the year after the year of his/her death, for each Distribution Calendar Year after the year of the Participant’s death the Plan will distribute a minimum amount equal to the quotient obtained by dividing the Account Balance by the Participant’s remaining Life Expectancy calculated using the Single Life Table and his/her age in his/her year of death, reduced by one for each subsequent year. Life Expectancy will not exceed 9 years.

(e)	Qualified Domestic Relations Orders (QDRO). The Plan may defer a required minimum distribution for a period up to 18 months as necessary to give the Committee time to review and implement the terms of a QDRO.

(f)	Trust as Designated Beneficiary. If a Participant names a trust as a beneficiary, the Plan may treat the beneficiaries of the trust as the Designated Beneficiaries for purpose of the minimum distribution requirements. The Designated Beneficiaries must provide the Committee the trust documentation that certifies the Designated Beneficiaries under the trust, by October 31 of the year following the year of the Participant’s death.

(g)

Election to Allow Participants or Beneficiaries to Elect Five-Year Rule. The Plan will permit each Participant and each Designated Beneficiary to elect, on an individual basis, whether the Five-Year Rule or the Life Expectancy Rule will apply to distributions after the Participant’s death. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Subsection (c), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, the Plan will make distributions in accordance with Subsections (c) and (d).

(h)	Age 65 Payment Rule. Unless the Participant elects otherwise, the Plan will make or begin to make payment of his/her Account balances no later than the 60th day after the end of the Plan Year in which occurs the latest of: (1) his/her 65th birthday; (2) the tenth anniversary of the date he/she began participating in the Plan; or (3) his/her Termination Date. The Plan treats a failure to elect earlier payment as an election to defer.

(i)	Suspension of Required Minimum Distributions During 2009. Pursuant to Code Section 401(a)(9)(H), enacted by the Worker, Retiree and Employer Recovery Act of 2008 (WRERA), the Committee provided a notice to all Participants who otherwise would have been required to receive a minimum distribution during 2009, explaining that unless they affirmatively elected a distribution, the Plan suspended such distributions for 2009. Participants who elect to receive a distribution for 2009 are permitted to elect direct rollovers, and are not subject to the normal 20% income tax withholding. Required minimum distributions will resume in 2010, without any make-up for waived distributions for 2009. If the Five-Year Rule applies to the beneficiary of a deceased Participant, the Committee will determine the five-year period by disregarding calendar year 2009, to extend the payment period to six years.

6.8	Beneficiary Designation.

(a)

Procedure. The Participant may name as his/her primary and/or contingent beneficiary one or more individuals or an entity other than a natural person, e.g., a trust, foundation, school, or church, to receive any Account balances remaining in the Plan after his/her death. The surviving Spouse will be the sole primary beneficiary unless the Spouse has waived that right under Subsection (b). If no designated beneficiary survives the Participant, the Plan will treat the surviving Spouse (if any) as the beneficiary, or if none, then the Participant’s descendants per stirpes, or if none, then the Participant’s estate. If the Participant names more than one beneficiary, he/she must designate the percentages payable to each, and may indicate whether each beneficiary is primary or secondary. The Participant who elects the installment form of payment may designate a primary and secondary beneficiary, and may change his/her beneficiary(s) at any time before his/her death, with Spousal consent if he/she is married. If the Participant was receiving installment payments, the Plan will pay any balance that remains after the death of the last surviving designated beneficiary, to that beneficiary’s estate. After the Participant’s death, the beneficiary will have the same right to make investment elections under Section 4.2 as the Participant would have had if he/she had survived, and to elect payment under the rules set forth in this Article 6. The Plan will not honor any beneficiary designation that the Committee or the Service Center did not receive before the Participant’s death.

(b)

Waiver of Spouse’s Rights. The sole primary beneficiary of the married Participant is his/her surviving Spouse, unless he/she elects to have all or any part of his/her Account balances that otherwise would be payable to his/her surviving Spouse after his/her death, payable instead to one or more beneficiary(s) designated under Subsection (a). Each such election must be in writing and (1) must be signed by the Participant and his/her Spouse; (2) the Spouse must give either specific consent for each named beneficiary, or general consent for the Participant to name any beneficiary; (3) the Spouse’s consent must acknowledge the effect of the election and that he/she cannot later revoke the waiver, unless the Spouse has given specific consent and the Participant makes a new non-Spouse beneficiary designation without the Spouse’s consent; and (4) the Spouse’s consent must be witnessed by a notary public. Spousal consent will not be required if the Participant provides the Committee with a decree of abandonment or legal separation, or with satisfactory evidence that he/she cannot obtain consent because he/she has been unable to locate his/her Spouse after reasonable effort.

If the Spouse is legally incompetent, the Spouse’s court-appointed guardian may give consent, even if the guardian is the Participant.

(c)	Disclaimer of Beneficiary Status. Any beneficiary may disclaim the right to receive all or part of the Account balance that otherwise would be payable, by presenting to the Committee a written and notarized disclaimer. The Plan will treat the beneficiary who has disclaimed his/her rights as if he/she predeceased the Participant.

(d)	Judicial Determination. If the Committee for any reason considers it improper to direct any payment as specified in this Section, it may have a court of applicable jurisdiction determine to whom payments should be made.

6.9	Payment to a Representative. In the circumstances described in this Section, the Committee may request a court of competent jurisdiction to determine the payee. Any payment made pursuant to this Section will be in full satisfaction of all liability that the Plan and Plan fiduciaries have with respect to the Participant and/or beneficiary(s).

(a)	On Behalf of a Participant. If a Participant is incompetent to handle his/her affairs at any time while he/she is entitled to receive a payment from the Plan, the Trustee will make payment to his/her court -appointed personal representative, or if none is appointed the Trustee may in its discretion make payment to his/her next-of-kin or attorney-in-fact, for the benefit of the Participant.

(b)	On Behalf of a Minor or Incompetent Beneficiary. If a deceased Participant’s beneficiary is a minor, or is legally incompetent, the Committee will direct the Trustee to make payment to the court-appointed guardian or representative of such beneficiary, or to a trust established for the benefit of such beneficiary, as applicable. If no guardian or representative is appointed, and no trust is established, the Plan will defer payment until the beneficiary reaches majority or becomes legally competent under applicable state law.

6.10	Unclaimed Benefits. If the Committee cannot locate a Participant or any other person entitled to receive the Participant’s Account balances, with reasonable effort and after a period of five years after a Participant has reached age 65 or died, the Committee will direct the recordkeeper to reduce his/her balance to zero in order to avoid a violation of the minimum distribution rules under Code Section 401(a)(9). The Committee may, in its sole discretion, arrange for the unclaimed Account balance to escheat to the Participant’s state of residence as reflected in Plan or Employer records, or may apply the proceeds toward the affected Employer’s Contribution for that Plan Year or the next Plan Year. If the Participant or his/her Beneficiary or estate subsequently makes a claim for benefits, the Committee will cause the affected Employer to make a contribution sufficient to reinstate the Account balance with interest, as required under Treasury Regulations Section 1.401(a)-14(d) or any other applicable law.

6.11	Direct Rollover of Eligible Distributions.

(a)	Applicable Definitions. For purposes of this Section, the following terms have the meaning set forth below.

(1)	Eligible Rollover Distribution (excluding Designated Roth Accounts). Eligible Rollover Distributions include (A) lump sum distributions, and (B) any other distribution that is not part of a series of substantially equal periodic payments, made at least annually, over a period of at least 10 years, or over the lifetime or life expectancy of a Participant or the joint lifetimes or life expectancies of a Participant and his/her named beneficiary. Payments that are not Eligible Rollover Distributions include (A) minimum annual amounts required to be paid under Code Section 401(a)(9); (B) amounts paid as cash dividends on Employer Stock; (C) hardship withdrawals; (D) loan proceeds; (E) refunds of Excess 402(g) Contributions; (E) refunds of Employee Contributions that had been designated as Catch-Up Contributions but that failed to meet the applicable requirements; and (F) any refunds required to satisfy the ADP Test and/or ACP Test if the Plan loses safe harbor status for any Plan Year. Effective January 1, 2002 the Plan permits rollovers from After-Tax Accounts in the Plan.

(2)	Eligible Rollover Distribution from Designated Roth Account. A

Participant may elect to make a direct rollover of all or part of his/her distribution from his/her Designated Roth Account, but only to another designated Roth account in another employer’s Code Section 401(k) plan, 403(b) plan, or 457(b) Plan, or to a Roth IRA. If a Participant rolls over a distribution from his/her Designated Roth Account to the same type account in another plan, his/her period of participation carries over from this Plan to the recipient plan for purposes of measuring the 5-taxable-year period for determining a Qualified Roth Distribution under the recipient plan. However, if a Participant makes a rollover from his/her Designated Roth Account to a Roth IRA, the period that the rolled-over funds were in this Plan does not account toward that 5-year period; except that if he/she contributed to any Roth IRA in any prior year, the 5-taxable-year period for determining a Qualified Roth Distribution from his/her current Roth IRA is measured from the date of his/her earliest prior-year Roth IRA contribution.

(b)	Persons Eligible to Direct a Rollover. The following persons are eligible to instruct the Committee to roll over all or part of their Eligible Rollover Distribution to an Eligible Rollover Plan: (1) a Participant, (2) a surviving Spouse, (3) a Spousal alternate payee under a Qualified Domestic Relations Order, and (4) a non-Spouse beneficiary (who may roll over only to an inherited IRA established to receive the rollover).

(c)	Written Notice. The Committee will provide a timely written notice of the right to make a direct rollover. The notice will include all information required under Code Section 402(f). The Committee will notify non-Spouse beneficiaries that if they roll over their distributions to an inherited IRA, they must withdraw them from the IRA in compliance with applicable minimum required distribution rules.

(d)	Rollover Procedures. The payee who wishes to direct a rollover must timely provide to the Committee written information required to implement the rollover.

ARTICLE 7

Limitations on Contributions

7.1	Excess 402(g) Contributions. The Plan will limit each Participant’s total before-tax and after-tax Employee Contributions to the Dollar Limit in effect for each calendar year. If any Participant makes Excess 402(g) Contributions for any calendar year, the excess amount will be distributed under the following rules.

(a)	Time of Distribution. If the Participant made his/her Excess 402(g) Contribution solely to this Plan, the Committee will distribute the excess amount and attributable earnings as soon as practicable after it discovers the excess. If the Participant made his/her Excess 402(g) Contribution in whole or in part to another qualified plan, or to an IRA or Roth IRA, but wishes to withdraw all or part of the excess amount from this Plan, he/she must submit to the Committee no later than March 15 written documentation that he/she made Excess 402(g) Contributions for the previous calendar year and a written request that a specified amount of the excess be distributed from this Plan. If any Excess 402(g) Contribution is not refunded by April 15 of the calendar year following the calendar year in which it was contributed, it will remain in the Participant’s Before-Tax Account until a distribution event occurs under Article 5 or 6, except to the extent the Internal Revenue Service (IRS) permits earlier distribution under a self-correction program or otherwise. The Plan will not refund any Excess 402(g) Contribution in excess of the amount the Participant has actually contributed to this Plan plus attributable earnings.

(b)	Reporting Form. When the Plan implements a refund of an Excess 402(g) Contribution, it will designate the refund as an Excess 401(g) Contribution on the appropriate form published by the IRS so that the Participant can designate the refund as an Excess 402(g) Contribution on his/her income tax return.

(c)	Order of Distributions. From time to time, the Committee will instruct the recordkeeper whether to use the first-in-first-out method, or the last-in-first-out method, to make refunds of Excess 402(g) Contributions.

(d)	Inclusion in Annual Addition. Excess 402(g) Contributions made by HCEs and by NCEs that are refunded in the same Plan Year or by April 15 of the next following Plan Year will not be included in their Annual Additions for Section 415 purposes. Excess 402(g) Contributions that are also Excess Annual Additions and that are refunded pursuant to this Section will not be included in the Participant’s Annual Addition.

(e)	Determination of Earnings. The Committee will use the Plan’s normal method of calculating earnings to determine the amount of earnings attributable to each Participant’s Excess 402(g) Contributions for the Plan Year for which the Contribution was made, and will ignore gap period earnings (for the period between the end of the Plan Year and the refund date).

7.2	Code Section 415 Limitation. In no event will the Maximum Annual Addition for any Participant exceed the Code Section 415 Limit described in this Section.

(a)	Applicable Definitions. For purposes of this Section, the following terms will have the meanings set forth below.

(1)	Annual Addition means, for each Participant for each Limitation Year, the sum of the Employee Contributions and Employer Contributions allocated to his/her Accounts under this Plan. Annual Addition excludes (A) Excess 402(g) Contributions that are timely refunded; (B) any Contributions distributed as Excess Annual Additions; (C) Catch-Up Contributions and Roth Catch-Up Contributions; (D) rollovers to separate accounts held by the Plan; (E) repayment of Participant loans; (F) dividends on Employer Stock that are reinvested pursuant to Code Section 404(k)(2)(A)(iii)(II); and (F) any restorative payments made to restore losses due to an action (or a failure to act) that creates a reasonable risk of liability for breach of fiduciary duty under Title I of ERISA or under other applicable federal or state law. For purposes of determining the Annual Addition, the Committee will use cost basis to value Financed Shares and will use Fair Market Value for other shares of Employer Stock.

(2)	Annual Addition for Leveraged ESOP. For any Limitation Year for which no more than one-third of the Employer Contributions used to repay principal and/or interest on an Acquisition Loan are allocated to HCEs, the Annual Addition will not include the Participant’s allocable share of Employer Contributions used to pay interest on an Acquisition Loan, if the Trustee makes the interest payment no later than the due date of the Company’s federal income tax return, including extensions, for the fiscal year that is the same Limitation Year for which the Contribution was made. The Committee may in its discretion reallocate Employer Contributions to the extent necessary to avoid allocating more than one-third of such Contributions to HCEs for any Limitation Year. For any Limitation Year when more than one-third of the Employer Contributions are allocated to HCEs, each Participant’s Annual Addition will be based on both principal and interest payments on any Acquisition Loan.

(3)

Compensation, for purposes of the Code Section 415 limitations, includes only items includable in compensation under Treas. Regs. § 1.415(c)-2(b)(1), and excludes all items listed in Treas. Regs. § 1.415(c)-2(c) and therefore is safe harbor Simplified Compensation as defined in Treas. Regs. § 1.415(c)-2(d)(2). Such Compensation will not include amounts paid after a Participant’s Termination Date, except that Compensation will include amounts paid to a terminated Participant by the later of two and a half months after his/her Termination Date or the end of the Limitation Year that includes his/her Termination Date, for services performed during his/her Employment (including amounts paid for accrued vacation time, accrued sick time, bonuses, and deferred compensation), that constitute regular compensation that would have been paid if he/she had continued Employment. Effective January 1, 1998, Compensation also includes Employee Contributions (as defined in Code Section 402(g)(3)) and amounts contributed or deferred at the election of the Participant under Code Sections 125 or 132(f)(4), under a 457(b) governmental plan, or under Code Section 402A effective January 1, 2011. Effective January 1, 2002, for purposes of the definition of Compensation in this Section, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he/she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan. Effective January 1, 2008, Compensation is subject to the limitation described under Code Section 401(a)(17) for each Limitation Year.

(4)	Controlled Group means the Controlled Group as defined in Article 1, except that 50% is substituted for 80% each place it appears. For purposes of the Code Section 415 Limit, all Controlled Group members are considered to be a single Employer.

(5)	Excess Annual Addition means any Elective Contribution and/or Employer Contribution that exceeds the Participant’s Maximum Annual Addition for the Limitation Year.

(6)	Limitation Year means the Plan Year.

(7)	Annual Addition Limit means, for each Participant during each Limitation Year, an amount that does not exceed the lesser of (A) $40,000 as indexed in $1,000 increments under Code Section 415, or (B) 100% of his/her Compensation.

(b)	Correction of Excess Annual Additions. If the Annual Addition allocated to any Participant’s Account for any Plan Year exceeds his/her Maximum Annual Addition, the Employer will correct the Excess Annual Addition by following the applicable procedures that the Internal Revenue Service has prescribed under the Employee Plans Compliance Resolution System.

(c)

Combining of Plans. For purposes of applying the limitations described in this Section, all defined contribution plans that are qualified under Code Sections 401(a) and 501(a) and are maintained by Controlled Group members, will be treated as a single defined contribution plan. If any Controlled Group member maintains a qualified defined contribution plan for any Plan Year, the Committee will determine from which plan any Excess Annual Addition will be distributed.

(d)	Compliance with Code Section 415. The intent of this Section is that the maximum permissible allocation under Code Section 415 is available to each Participant for each Limitation Year. If there is any discrepancy between this Section and Code Section 415, Code Section 415 will prevail.

7.3	Top-Heavy Rules. Since the Plan is a safe harbor plan that accepts only Employee Contributions that meet the safe harbor requirements of Code Sections 401(k)(12) and 401(k)(13) and Matching Contributions that meet the safe harbor requirements of Code Sections 401(m)(11) and 401(m)(13), the Plan is deemed to be in compliance with the Code Section 416 top-heavy rules effective January 1, 2002. The top-heavy rules that were in effect before January 1, 2002, and that will resume effectiveness if the Plan fails to qualify as a safe-harbor plan for any Plan Year (as will be amended to comply with Code Section 416 as in effect at such time), are set forth in Addendum A.

ARTICLE 8

Amendment, Termination and Merger

8.1	Amendment.

(a)	Procedure. The Company may amend the Plan from time to time. In addition, the Plan may be amended as follows:

(1)	The Compensation Committee of the Board may amend or terminate the Plan or any portion of the Plan at any time.

(2)	The Committee may amend the Plan, at any time except that the Committee may not adopt any amendment that significantly impacts the Plan’s liabilities, or terminates the Plan or any portion of the Plan, without the consent of the Compensation Committee.

(3)	All amendments made by the Company, the Compensation Committee or the Committee are binding on all Employers.

(4)	The Company, the Compensation Committee, and the Committee may delegate the right to make amendments to each other and to appropriate officers of the Company.

(b)	Prohibited Amendments. Except as may be permissible under applicable law, no amendment will have the effect of any of the following:

(1)	Exclusive Benefit. No amendment will permit any part of the Trust Fund to be used for purposes other than the exclusive benefit of Participants and beneficiaries and the payment of reasonable administrative expenses.

(2)	Nonreversion. No amendment will cause any portion of the Trust Fund to be returned to any Employer, except as provided in Article 4 and Subsection 8.2(e).

(3)	Account Balances. No amendment will eliminate or reduce any Participant’s Account balances determined as of the effective date of the amendment.

(4)	Effect on Trustee. No amendment will materially increase the duties or responsibilities of the Trustee without its written consent.

(5)	Amendment of Vesting Schedule. Any amendment to the vesting schedule is subject to Code Sections 411(a)(10) and 411(d)(6) and applicable regulations.

(6)	Retroactive Amendments. Subject to the foregoing limitations, any amendment may be made retroactively which, in the judgment of the Committee is necessary or advisable, provided that such retroactive amendment does not deprive a Participant without his/her consent, of the right to receive benefits due under this Plan that have already vested and matured in such Participant, except as such modification or amendment may be permitted under applicable law.

(c)	Limited to Active Participants. Except as specifically stated in the amendment, no amendment that improves benefits will apply to any Employee whose Termination Date occurred before the effective date of the amendment.

(d)

Administrative Changes Without Plan Amendment. The Committee is authorized to make administrative changes to this Plan document that do not alter either the minimum qualification requirements or the Plan’s funding and expense provisions, without formal amendment to the Plan. The Committee may implement such changes by substituting pages in the Plan document with corrected pages. Administrative changes include, but are not limited to, corrections of typographical errors and similar errors, conforming provisions for administrative procedures to actual practice and changes in practice, and deleting or correcting language that fails to accurately reflect the intended provision of the Plan.

8.2	Termination of the Plan.

(a)	Right to Terminate. The Company expects this Plan to be continued indefinitely but necessarily reserves the right, through action of the Board or the Compensation Committee, to terminate the Plan or any portion of the Plan at any time, and all contributions attributed to the terminated portion, and to terminate the participation of any Employer at any time. The Committee has sole and complete discretionary authority to determine when a partial termination of the Plan has occurred.

(b)	Full Vesting. In the event of termination or partial termination of the Plan, the Account Balance of each affected Participant, to the extent funded, will become fully vested as of the termination date. For purposes of accelerated vesting, affected Participants will include only those who are in active Employment as of the Plan termination date. All non-vested Participants who terminated Employment before the Plan termination date and have incurred a One-Year Break will be considered to have received constructive (zero) cash-outs of their Matching Account balances.

(c)	Provision for Benefits Upon Plan Termination. If the Plan terminates, the Company or the Compensation Committee may, in its discretion, either (1) continue the Trust for so long as it considers advisable and so long as permitted by law, either through the existing Trust Agreement(s), or through successor funding media; or (2) terminate the Trust, pay all expenses, and direct the payment of Account balances, either in the form of lump-sum or installment distributions, annuity contracts, transfer to another qualified plan, or any other form determined by the Committee, to the extent not prohibited by law.

(d)	Surplus Reversion. Any assets that remain after all benefits under the Plan have been allocated will be returned to the Company and/or the affected Employer(s), to the extent permitted by applicable law.

8.3	Merger, Consolidation, Transfer. In the event of any merger or consolidation of the Plan with any other plan, or the transfer of assets or liabilities by the Plan to another plan, each Participant will be entitled to receive a benefit immediately after the merger, consolidation or transfer, if the Plan then terminated, which is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

ARTICLE 9

Administration

9.1	Allocation of Responsibilities. The Plan fiduciaries, the Company, and the Committee have the powers and duties described below, and may delegate their duties to the extent permitted under ERISA or applicable law.

(a)	Company. The Company may amend the Plan in accordance with Section 8.1, including terminating the Plan in whole or in part. The Company and each other Employer is responsible for making Contributions to the Plan in accordance with the terms of the Plan.

(b)	Compensation Committee. The Compensation Committee may amend the Plan in accordance with Section 8.1, including terminating the Plan in whole or in part.

(c)	Benefits Plan Committee. The Committee serves as the Plan Administrator and Named Fiduciary with authority to delegate fiduciary responsibility and liability pursuant to ERISA Section 405(c) and the procedures described in the following Subsections. In addition, the Committee may amend the Plan in accordance with Section 8.1.

(d)

General Rule for Fiduciaries. The powers and duties of each fiduciary hereunder, whether or not a named fiduciary, are limited to those specifically delegated to each of them under the terms of the Plan and Trust Agreement. It is intended that the provisions of the Plan and Trust Agreement allocate to each fiduciary the individual responsibilities for the prudent execution of the functions assigned to each fiduciary. None of the allocated responsibilities or any other responsibilities are shared by two or more fiduciaries unless such sharing is provided by a specific provision in the Plan or the Trust Agreement. If any of the enumerated responsibilities of a fiduciary are specifically waived by the Secretary of Labor, then such enumerated responsibilities also will be deemed to be waived for the purposes of the Plan and Trust Agreement. Whenever one fiduciary is required by the Plan or the Trust Agreement to follow the directions of another fiduciary, the two fiduciaries are not deemed to have been assigned a share of any responsibility, but the responsibility of the fiduciary giving the directions is deemed to be his/her sole responsibility and the responsibility of the fiduciary receiving those directions is to follow same insofar as such instructions on their face are proper under applicable law. Any fiduciary may employ one or more persons to render advice with respect to any responsibility such fiduciary has under the Plan or Trust Agreement.

Each fiduciary may, but need not, be a director, proprietor, partner, officer or Employee of an Employer. Nothing in the Plan is to be construed to prohibit any fiduciary from:

(1)	serving in more than one fiduciary capacity with respect to the Plan and Trust Agreement;

(2)	receiving any benefit to which he/she may be entitled as a Participant or beneficiary in the Plan, so long as the benefit is computed and paid on a basis that is consistent with the terms of the Plan as applied to all other Participants and beneficiaries; or

(3)	receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of his/her duties with respect to the Plan, except that no person so serving who already receives full-time pay from an Employer will receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

Each fiduciary will be bonded as required by applicable law or statute of the United States, or of any state having appropriate jurisdiction, unless such bond may under such law or statute be waived by the parties to the Trust Agreement. The Employer will pay the cost of bonding any fiduciary who is an Employee of the Employer.

9.2	Benefits Plan Committee Organization and Operation. In this Section, references to the Committee mean the Benefits Plan Committee.

(a)	Appointment and Termination of Office. The Committee will consist of not less than 3 individuals. The Company’s Chief Financial Officer is the Chairman of the Committee (the “Chairman”). If there is no Chief Financial Officer or if the Chief Financial Officer is unable or unwilling to serve, the Company’s Human Resources Director will appoint an acting Chairman (who may be the Human Resources Director). The Chairman is responsible for appointing and replacing the other Committee members from time to time and may remove any member of the Committee at any time.

(b)	Committee Procedures. The Committee may, from time to time, adopt and amend rules and procedures governing its actions, including without limitation, rules and procedures governing meetings, voting and other actions.

(c)	Powers of the Committee. The Committee has primary responsibility for administering the Plan, and all powers necessary to enable it to properly perform its duties, including, but not limited to, the powers set forth below. The Committee has sole and complete discretionary authority in the exercise of all its powers and duties as to invoke the arbitrary-and-capricious standard of review as opposed to the de novo standard.

(1)	Rules. The Committee may adopt rules and regulations necessary for the administration of the Plan and the performance of its duties under the Plan.

(2)	Construction. The Committee has full discretion to construe the terms of the Plan and to resolve ambiguities and omissions, to make equitable adjustments for any mistakes or errors made in the administration of the Plan and to make final decisions on all questions and disputes arising under the Plan.

(3)

Rights to Benefits. The Committee has sole and complete discretionary authority to determine the eligibility of any individual to participate in the Plan, the right of any Participant or beneficiary to receive benefits, and the amount of benefits to which any Participant or beneficiary may be entitled under the

Plan, and to implement the claims procedure described in this Article 9.

(4)	Employee Data. The Committee will request from the Employers complete information regarding the Compensation and Employment data for each Participant and other facts as it considers necessary from time to time, and will treat Employer records as conclusive with respect to such information.

(5)	Payments. The Committee will direct the payment of Account balances from the Trust, or may appoint a disbursing agent, and will specify the payee, the amount and the conditions of each payment. The Committee will also comply (or transfer responsibility to the Trustee or other payee) with all applicable Federal and state income tax withholding requirements for distribution payments.

(6)	Disclosure. The Committee will prepare and distribute to the Employees plan summaries, notices, statements and other information about the Plan in such manner as it deems proper and in compliance with applicable law.

(7)	Individual Accounts. The Committee or its agent will maintain individual Accounts for each Participant, and will allocate Contributions, expenses, investment earnings/losses, withdrawals and distributions, to the proper Accounts.

(8)	Elections and Applications. The recordkeeper or the Committee will provide electronic and/or paper forms for use by Participants in making contribution and investment elections, in-service withdrawals and loans, and applying for benefits.

(9)

Safe Harbor Compliance. The Committee will monitor the Plan’s compliance with the applicable safe harbor requirements set forth in Code Sections 401(k)(12) and/or 401(k)(13) and 401(m)(11) and/or 401(m)(12) throughout each Plan Year, and will take any action it considers necessary or appropriate to comply with such requirements, so long as the Company intends to retain safe harbor status. For any Plan Year when the Plan is required to perform the ADP and ACP nondiscrimination tests, the Committee will monitor compliance.

(10)	Delegation of Duties. From time to time, the Committee may delegate or allocate, by a written instrument filed in its records, all or any part of its duties under the Plan to one or more of its members (including a subcommittee), to employees of an Employer and to other agents as may be deemed advisable. The Committee may revoke such allocation or delegation of responsibilities in the same manner. In the exercise of such allocated or delegated responsibilities, any action of the person(s) to whom responsibilities are delegated or allocated will have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. The Committee shall not be liable for any acts or omissions of such person(s) to whom responsibilities are delegated or allocated. The person(s) to whom responsibilities have been allocated will periodically report to the Committee concerning the discharge of the allocated responsibilities. The Committee and each individual member and any agent or delegate will be fully protected when acting in a prudent manner and relying in good faith upon the advice of the following professional advisers or consultant employed by an Employer or the Committee: an attorney with respect to legal matters and a certified public accountant with respect to accounting matters.

(11)	Appointment of Agents. The Committee may appoint agents who may or may not be Committee members, as it considers necessary for the effective performance of its duties, and may delegate to the agents fiduciary duties and liabilities or ministerial or other powers and duties as it considers expedient or appropriate. The Committee will fix the compensation of the agents. Committee members and agents who are Employees receive no additional compensation for their services on the Committee.

(12)

Financial Statements. The Trustee or recordkeeper periodically will prepare reports of the Plan’s operation, showing its assets and liabilities in reasonable detail, and will submit a copy of each report to the Committee. The

Committee will cause a copy to be maintained in the office of the secretary of the Committee.

(13)	Financial Audit. The Committee will engage on behalf of the Plan an independent qualified public accountant to examine the financial statements and other records of the Plan for the purposes of an annual audit and opinion as to whether the financial statements and schedules in the Plan’s annual report are presented fairly in conformity with generally accepted accounting principles, unless such audit is otherwise not required.

(14)	Investment Policy. The Committee or Investment Committee, if established, will develop an investment policy for the Trust.

(15)	Reporting. The Committee will cause to be filed all reports required under ERISA, the Code and any other applicable federal law.

(16)	Investment Manager. The Committee may from time to time and at any time, appoint, approve the appointment of, remove, and/or replace, one or more investment managers.

(17)	Investment Committee. The Committee may from time to time and at any time, appoint, approve the appointment of, remove, and/or replace, one or more investment committees to manage the investments in the Trust Fund in accordance with the terms of the Trust Agreement.

(18)	Correction of Defects. The Committee will take reasonable steps to ensure that the Plan document is in compliance with all applicable laws as in effect from time to time, and to ensure that the Plan is administered as written. If the Committee discovers a material defect in the Plan’s operation or administration, it will take reasonable steps to correct the defect as promptly as practicable and in compliance with Section 4.1.

(d)	Trustee. The Committee may discharge the Trustee and appoint one or more successor Trustees, who shall have the duties and responsibilities described in the Trust Agreement executed with the Trustee(s). The Trust Agreement is an integral part of this Plan. The Committee shall give to the Trustee any order, direction, consent or advice required under the terms of the Trust Agreement, and the Trustee shall be entitled to rely on any instrument delivered to it and signed by the secretary or any authorized member of the Committee as evidencing the action of the Committee.

(e)	Reliance on Committee Documents. Any written memorandum signed by the secretary or any member of the Committee who has been authorized to act on behalf of the Committee will have the same force and effect as a formal resolution adopted in open meeting.

9.3	Expenses. All expenses of the Plan and Trust will be paid by the Trustee, except to the extent the Employer(s) elect to pay such expenses. To the extent that the Employer(s) may pay any expenses of the Plan and Trust, the Employer(s) are not obligated to continue to pay such expenses. To the extent the Employer(s) do not pay such expenses, the Committee will direct the Trustee with respect to payments from the Trust Fund.

Plan expenses include but are not limited to (a) fees and charges of recordkeepers, attorneys, accountants, consultants, investment managers, and the Trustee; (b) office space used for the administration of the Plan; and (c) the salary and related costs of any Employee or any other person who provides administrative services to the Plan. The Plan may hire employees and pay them reasonable compensation, and may share employees with an Employer with a reasonable pro-ration of compensation. No Employee will receive any additional compensation for services performed in connection with the Plan. The Trustee will pay from the Trust Fund all expenses directly incurred in connection with the investment of Plan assets. The Committee may direct the Trustee to reimburse the Employers for expenses they have paid directly on behalf of the Plan. Notwithstanding the preceding provisions of this Section or any other provision of the Plan or the Trust Agreement, no expenses, fees or charges may be paid from the Trust to the extent such payment would constitute a non-exempt prohibited transaction under ERISA or the Code.

9.4	Indemnification. The Employers (to the extent permissible under law and consistent with their charters and bylaws) shall indemnify and hold harmless the Board of Directors, the Compensation Committee, the Committee and each individual member of the Board or any such Committees and any Employer and any Employee authorized to act on behalf of any such entities for any liability, loss, expense, assessment or other cost of any kind or description whatsoever, including legal fees and expense, which they actually incur for their acts and omissions, past, current or future, in the administration of the Plan.

9.5	Claims Procedure .

(a)	Application for Benefits. Each Participant, or beneficiary, must submit a written application for payment of Plan benefits, with such documentation as the Committee considers necessary to process the application. The Committee may adopt forms and require that the forms be used to apply for benefits. The Plan will not treat as a claim any oral or electronic request for information or for a re-determination of benefits. The Committee reserves the right to withhold payment of any request for the payment of benefits if conflicting claims have been asserted. The Trustee will not pay any benefit under the Plan until the Committee has determined, in its sole and complete discretion, that the claimant is entitled to the benefit.

(b)	Initiating a Claim. If a Participant or beneficiary believes he/she is entitled to rights or benefits that he/she has not received, in whole or in part, he/she may file a written claim with the Committee. If the Committee adopts claims forms, a claim must be filed on the forms adopted by the Committee; otherwise, a written request to the Committee is sufficient. The claim must set forth the sufficient facts to support the asserted claim and must include any documentation that will enable the Committee to make its decision. A claim may be filed by the legal representative of a Participant or beneficiary.

(c)	Decision on Claim. Within 90 days after receipt of a written claim and supporting information, the Committee will issue a written decision. If special circumstances require an extension of time, the Committee will furnish the claimant written notice of the extension (up to 90 additional days), and an explanation why the extension is necessary, before the end of the initial 90-day period. If the claim is denied in whole or in part, the notice will set forth (1) specific reasons for the denial and references to Plan provisions upon which the decision is based; (2) a description of any additional information necessary to process the claim and why it is necessary; and (3) an explanation of the Plan’s appeals procedure and deadlines. If the claimant does not receive a decision within the 90 day period (180 day period if an extension is necessary), the claimant may consider his/her claim denied and proceed with the appeal process.

(d)	Appeal. The claimant and/or his representative may appeal a denied claim by sending a written request for review to the Committee within 60 days after receiving notice of the denial. The claimant or his/her representative may submit a statement of issues and supporting arguments and any documentation he/she has to support the claim. The claimant may inspect all documents that are reasonably pertinent to his/her case, upon reasonable notice to the Committee, but may not inspect confidential information concerning any other person. The Committee may set the matter for oral hearing and give the claimant reasonable notice of the time and place. The Committee will proceed promptly to resolve all issues and will issue a written decision to the claimant within 60 days after receipt of the written appeal request. If special circumstances require an extension of time, the Committee will notify the claimant or his/her representative in writing before the end of the 60 day period that an extension (up to an additional 60 days) is needed and the reasons for the extension. The Committee will send written notice of its decision on the appeal. If the appeal is denied, the Committee’s notice will state the specific reasons for the denial and refer to specific supporting provisions of the Plan, explain the claimant’s right to receive all documents relevant to the claim free of charge and describe the claimant’s right to seek judicial review of the denial.

(e)	Special Time Period for Committee Meetings. Notwithstanding Subsection 9.5(c), during periods when the Committee holds regularly scheduled meetings at least quarterly, and a claimant’s request for appeal is received less than 30 days before a scheduled meeting, the Committee may render its decision on the appeal during the second regularly scheduled meeting after receiving the request for appeal. However, if an appeal hearing is held, the Committee may render its decision during the third regularly scheduled meeting after receiving the request for appeal. If the Committee invokes the extensions described in this Subsection (d), it will issue written notice with an explanation of the rules in this Subsection and the date when the decision will be rendered, not later than the first meeting date after receiving the request for appeal. The Committee will notify the claimant in writing of its determination, within 5 days after it makes its decision on the appeal.

(f)	Exhaustion of Administrative Remedies. Anyone claiming rights or benefits under this Plan must exhaust the administrative remedies under the Plan’s claims procedures before taking action, including but not limited to, pursuing any remedies available under ERISA Section 502(a) in any other forum.

(g)	Time Limit on Legal Action. Any suit or legal action initiated by a claimant under the Plan must be brought by the claimant no later than one (1) year following a final decision on the claim for benefits under these claims procedures. The one (1)-year statute of limitations on suits for benefits will apply in any forum where a claimant initiates such suit or legal action. If a civil action is not filed within this one (1)-year period, the claimant’s benefit claim will be deemed permanently waived and abandoned, and the claimant will be precluded from reasserting it.

ARTICLE 10

Miscellaneous

10.1	Headings. The headings and subheadings in this Plan have been inserted for convenient reference, and to the extent any heading or subheading conflicts with the text, the text will govern.

10.2	Construction. The Plan will be construed in accordance with the laws of the State of Georgia, without regard to any choice-of-law rules, except to the extent such laws are preempted by ERISA and the Code and/or any other applicable federal law.

10.3	Continued Qualification for Tax-Exempt Status. Notwithstanding any other provision of the Plan, the amendment and restatement of the Plan is adopted on the condition that it will be approved by the Internal Revenue Service as meeting the requirements of the Code and ERISA for continued tax-exempt status, and if continued qualification is denied and cannot be obtained by revisions satisfactory to the Committee, the Committee may delete all or any part of the amendment and restatement, or may declare it null and void in its entirety.

10.4

Nonalienation. No benefits payable under the Plan are subject to the claim or legal process of any creditor of any Participant or beneficiary, and no Participant or beneficiary will alienate, transfer, anticipate or assign any benefits under the Plan, except that distributions will be made pursuant to (a) qualified domestic relations orders issued in accordance with Code Section 414(p), (b) judgments resulting from federal tax assessments, (c) agreements between a Participant or beneficiary and an Employer under Treasury Regulations Section 1.401(a)(13)(e) for the use of all or part of his benefits under the Plan to repay his indebtedness to the Employer, which amount of benefits will be paid in a lump sum as soon as practicable after the agreement is executed and will be subject to the withholding requirements set forth in Section 10.7; and (d) as otherwise required by law. The Committee will offset the Account balances of any Participant or beneficiary if required under a judgment of conviction for a crime involving the Plan, or under a civil judgment or a consent order, or settlement agreement with a governmental agency, in an action brought in connection with a violation of fiduciary duty under the Plan.

10.5	No Employment Rights. Participation in the Plan will not give any Employee the right to be retained in the employ of any Employer, or upon termination any right or interest in the Plan except as provided in the Plan.

10.6	No Enlargement of Rights. No person will have any right to or interest in any portion of the Plan except as specifically provided in the Plan.

10.7	Withholding for Taxes. Payments under the Plan are subject to withholding for income taxes as required by law. The Committee will withhold 20 percent federal income tax from each eligible rollover distribution over $200 that is not directly rolled over into another qualified retirement plan or individual retirement account under Section 4.5. The Committee will withhold the amount or percentage elected by the Participant or beneficiary for any payment that is not an eligible rollover distribution.

10.8	Suspension of Transaction. The Committee reserves the right to adopt rules and procedures that in its discretion it determines to be reasonably necessary:

(a)	Blackout Periods. A blackout period is a period for which any ability that is otherwise available under the Plan, for Participants or beneficiaries to direct or diversify the investments in their Accounts, or to obtain loans, withdrawals or distributions, is temporarily suspended, limited, or restricted for any period longer than three consecutive business days. If a period of suspension of Participant rights is a blackout period, the Committee will provide advance notice to the affected Participants in compliance with DOL Regs. Section 2520.101-3(d)(1). The Committee may impose a reasonable period of suspension, restriction, or limitation on such rights, to accommodate changes in recordkeepers, trustees, investment managers or advisors, and/or investment funds.

(b)	Investment Elections. In addition to the restrictions on fund transfers described in Article 4, the Committee will require Participants and beneficiaries to comply with restrictions imposed by law or by third parties, such as stock exchanges, investment managers, fund managers or the Securities Exchange Commission or other regulatory body. The Committee may establish rules requiring Company officers who are subject to Rule 16b of Section 16 of the Securities Exchange Act of 1934, and/or the Sarbanes-Oxley Act of 2002, to comply with such laws and regulations. To protect the interests of other Participants and beneficiaries, the Committee may impose penalties on any Participant who fails to comply with the Committee’s rules and procedures.

IN WITNESS WHEREOF, the Benefits Plan Committee on behalf of SunTrust Banks, Inc. caused the amended and restated SunTrust Banks, Inc. 401(k) Plan to be executed by its duly authorized member on the 30th day of September, 2010, effective as of January 1, 2010, except that certain amendments are effective as of other dates stated in the affected sections of this Plan, and caused this revised restated Plan document, incorporating clarifications in certain adopted provisions that were identified after the execution date, to be re-executed this 21st day of January, 2011.

BENEFITS PLAN COMMITTEE SUNTRUST BANKS, INC.

By:	/s/ Donna D. Lange
Title:	SVP, Corporate Benefits Director

ATTEST:

By:	/s/ Debbie Carroll
Title:	Group V.P.

SUNTRUST BANKS, INC. 401(k) PLAN

Amended and Restated January 1, 2010

ADDENDUM A

HISTORY OF REVISED PLAN PROVISIONS

	A-5.2	Hardship Withdrawals	A-12
		(a) Events Creating Immediate and Heavy Financial Need (Events Test)	A-12
		(f) Hurricane Relief	A-12
	A-5.3	Loans	A-13
		(o) Hurricane Relief	A-13
	A-5-5	No In-service Withdrawal from Money Purchase Accounts	A-13

ARTICLE 6	POST-EMPLOYMENT DISTRIBUTIONS
	A-6.3	Timing of Payment	A-15
		(a) Payment to a Participant	A-15
	A-6.4	Forms of Payment	A-15
		(b) Annuities	A-15
	A-6.7	Required Minimum Distribution Rules	A-15
	A-6.8	Beneficiary Designation	A-15
	A-6.11	Direct Rollover of Eligible Distributions	A-16

ARTICLE 7	LIMITATIONS ON CONTRIBUTIONS
	A-7.1	Excess 402(g) Contributions	A-17
	A-7.2	Code Section 415 Limitations	A-17
		(b) Correction of Excess Annual Additions	A-17
	A-7.3	Top-Heavy Rules	A-17
		(a) Applicable Definitions	A-18
		(b) Determination of Top-Heavy Status	A-19
		(c) Minimum Benefit During Top-Heavy Plan Years	A-19
	A-7.4	Nondiscrimination (ADP and ACP) Tests	A-20
		(a) ADP Test	A-21
		(b) ACP Test	A-21
		(c) Correction of Excess ADP Contributions and ACP Contributions	A-22
		(d) Excess Annual Addition	A-23
		(e) Corrective Contribution	A-24

ARTICLE 9	ADMINISTRATION
	A-9.1	Allocation of Fiduciary Responsibilities	A-25
		(b) Committee	A-25

SUNTRUST BANKS, INC. 401(k) PLAN

Amended and Restated January 1, 2010

ADDENDUM A

HISTORY OF REVISED PLAN PROVISIONS

The following provisions are records of the Plan’s relevant history. These provisions have the same Section headings and numbers as the corollary Sections in the main text of the Plan, with the prefix “A-” to correspond to this Addendum A. Certain provisions explain historical events. Others explain rules that were in effect during the stated periods of the Plan’s existence but have been revised as set forth in the corollary Sections of the main text of the Plan. Although revised, these historical provisions may continue to affect the amount of and/or entitlement to benefits of a Participant or beneficiary whose benefits are determined after the dates when these provisions were changed, particularly those Participants who terminated before the effective date of one or more revisions.

ARTICLE 1

Definitions

A-1.1	Accounts.

(a)	Employer Contribution Accounts

(1)	Matching Account Investment. See Subsection A-3.2(a) for Matching Contribution Amounts.

(A)	Plan Years 1984 - 2004. From July 1, 1984 through December 31, 2004, the Plan automatically invested Matching Contributions in the Employer Stock Fund. From January 1, 1987 (the effective date of the Tax Reform Act of 1986) through June 30, 1997, the Plan permitted Participants to elect to diversify up to 50% their Matching Contribution in the Employer Stock Fund beginning the first day of the month in which they reached age 55. From July 1, 1997 through December 31, 2004, the Plan , the Plan permitted Participants to elect to diversify up to 100% of their Matching Contribution in the Employer Stock Fund beginning the first day of the month in which they reached age 55.

(B)	Plan Years 2005 - 2006. From January 1, 2005 through December 31 - 2006, the Plan automatically invested Matching Contributions in the Employer Stock Fund. The Plan permitted Participants to elect to diversify up to 50% of their Matching Contributions allocated after 2004, and to elect to diversify up to 100% of their Matching Contributions allocated through 2004.

(C)	Plan Years 2007 - 2008. From January 1, 2007 through December 31, 2008, the Plan invested Matching Contributions in the Employer Stock Fund, and permitted Participants at any time to elect to diversify the investment of their Matching Account balances into funds other than the Employer Stock Fund.

(D)	Plan Years 2009 - Present. Effective January 1, 2009, the Plan invests Matching Contributions according to each Participant’s investment election in effect for his/her Elective Deferrals, unless he/she elects another investment option.

(E)	True-up Matching Contributions for the 2008 Plan Year, made under Subsection 3.2(b), were invested in the Employer Stock Fund (with full and immediate diversification rights). Effective January 1, 2009, True-Up Contributions are invested according to the Participant’s election in effect on the allocation date.

A-1.4	Annual Addition Limit. For Plan Years 1984 through 2001, the limit on Annual Additions was the lesser of $30,000 or 100 percent of each Participant’s Compensation for the Limitation Year. Effective January 1, 2002, the dollar limit on Annual Additions was increased to $40,000 (as indexed in $1,000 increments under Code Section 415). See Subsection 7.2(a).

A-1.13	Compensation.

(a)

Contributions. Before January 1, 2006, for purposes of calculating Plan contributions, Compensation did not include non-deferred payments under the SunTrust Management Incentive Plan (MIP) or any successor plan. Before

January 1, 2008, Compensation did not include trailing pay as described in the main text of the Plan.

…

(c)	Statutory Limit. For Plan Years 1989 through 1993, each Participant’s Compensation taken into account for all purposes under the Plan was limited to $200,000 (as indexed under Code Section 401(a)(17)). For Plan Years 1994 through 2001, each Participant’s Compensation taken into account for all purposes under the Plan was limited to $150,000 (as indexed in $10,000 increments under Code Section 401(a)(17)). Effective January 1, 2002, EGTRRA increased the limit to $200,000 with indexing in $5,000 increments.

A-1.14	Contributions.

…

(b)	Before-Tax and/or After-Tax Employee Contributions.

(1)	Elective Deferrals. See Subsection A-3.1(a) for the whole percentages of Compensation that the Plan permitted Participants to elect for their Elective Contributions for each Plan Year from 1984 through 2010. Effective January 1, 2011, the Plan allows Participants to make Elective Contributions and/or Roth Contributions in whole percentages between 1% and 50% of Compensation for each payroll period in each Plan Year.

A-1.22	Employee. Before January 1, 2008, common-law employees who were classified as prime-time or temporary were not covered Employees.

A-1.33	ESOP. For Plan Years 1984 through 2006, the entire Plan was an employee stock ownership plan under Code Sections 401(a) and 4975(e)(7) (ESOP), with Code Section 40l(k) features. As an ESOP, the Plan was designed to invest primarily in qualifying employer securities. Effective January 1, 2007, the Employer Stock Fund became the ESOP portion of the Plan.

A-1.49	Plan. Before January 1, 2007, “Plan” was defined to mean the SunTrust Banks, Inc. 401(k) Plan as amended from time to time. Effective January 1, 2007, the Plan was converted from an ESOP to a Code Section 401(k) Plan with the ESOP (the Employer Stock Fund) as an integral part, which is commonly called a KSOP.

A-1.64	Spouse. For Plan Years 1984 through June 30, 2001, the Plan applied a one-year marriage requirement to determine whether a Participant’s spouse was entitled to statutory spousal rights. The Plan rescinded the requirement effective July 1, 2001.

A-1.70	Valuation Date. For Plan Years 1984 through July 1, 1997 when the Plan adopted daily valuation, the Valuation Date was the last day of each calendar month.

ARTICLE 2

Eligibility

A-2.1	Eligibility.

(a)	Plan Years 1984 - 2001. From July 1, 1984 through December 31, 2001, Employees were permitted to begin participating in the Plan as of the first day of the month after they had both reached age 21 and completed one Year of Service. From July 1, 1984 through December 31, 2001, the Plan did not allocate Matching Contributions to any Participant until he/she had completed 12 months of Employment.

(b)	Plan Years 2002 - March 31, 2007. From January 1, 2002 through March 31, 2007, the Plan permitted each new Employee to begin participating in the Plan by making Employee Contributions and receiving allocations of Matching (Safe Harbor) Contributions, as of the first day of the second calendar month after his/her Employment Date.

(c)	April 1, 2007 - Present. Effective April 1, 2007, new Employees are automatically enrolled as of the first day of the second calendar month after their Employment Date. Effective January 1, 2011, all employees who do not have an affirmative election in effect will be automatically enrolled.

A-2.2	Participation Upon Reemployment.

(a)

Plan Years 1984 - 2001. From July 1, 1984 through December 31, 2001, the Plan permitted a Participant who terminated and was rehired, to resume participation as of the first day of any month following the date he/she resumed Employment or as soon thereafter as administratively practicable. For each rehired Participant whose initial Employment Date preceded August 1, 1998, the Plan treated him/her as if he/she had completed 12 months of pre-break Employment and was eligible to receive Matching Contributions when he/she resumed Participation in the Plan. Each rehired Participant whose initial Employment Date was between August 1, 1998 and December 31, 2001, and whose break did not exceed 12 months, received credit for his/her actual pre-break months of Employment and for the months between his/her Termination Date and his/her rehire date, for purposes of eligibility to receive Matching Contributions; if his/her break exceeded 12 months, he/she received credit for his/her actual pre-break months of Employment for purposes of eligibility to receive Matching Contributions.

(b)	Plan Years 2002 - Present. Effective January 1, 2002, the Plan does not require a waiting period for Matching Contributions for new hires or for rehires.

A-2.4	Adoption of the Plan by a Controlled Group Member. Before January 1, 2002, a Controlled Group member could adopt the Plan by appropriate action of its board of directors or authorized officer(s) or representative(s), subject to approval of the Board and the Committee. Effective January 1, 2002, a Controlled Group member is treated as an Employer when it is shown on the Company’s master payroll books and records as an Affiliate that can make contributions, or for which contributions can be made, on behalf of the Affiliate’s Employees to provide coverage under employee benefit plans sponsored by the Company, unless excluded under the main text of Plan Section 2.4.

ARTICLE 3

Contributions

A-3.1	Employee Elective Contributions and Catch-Up Contributions.

(a)	Amount Permitted. The Plan requires Participants to make their Elective Contributions in whole percentages. For Plan Years 1984 through 1996, the Plan permitted Participants to make Elective Contributions between 2% and 6% of Compensation for each payroll period. For Plan Years 1997 through 1999, the Plan permitted Participants to make Elective Contributions between 2% and 10%. For Plan Years 2000 through 2002, the Plan permitted Participants to make Elective Contributions between 1% and 15%. For Plan Years 2003 through 2010, the Plan permitted Participants to make Elective Contributions between 1% and 20%. Effective January 1, 2011, the Plan permits Participants to make Elective Contributions and/or Roth Contributions between 1% and 50% for each payroll period.

…

(d)	Catch-Up Contributions. The Plan has permitted eligible Participants to make Catch-Up Contributions since January 1, 2002. During the 2002 Plan Year, Eligible Participants could elect to make Catch-Up Contributions commencing after they reached their maximum limit on regular Elective Contributions for the year. Beginning January 1, 2003, after an eligible Participant has elected to make Catch-Up Contributions, the election remains in effect until he/she changes or revokes it, and the Plan automatically converts his/her Elective Contributions to Catch-Up Contributions after he/she reaches the Code Section 402(g) dollar limit or the Plan limit for each Plan Year.

(1)

Annual Catch-Up Contribution Limit and Pro-Rated Limit. The following Catch-Up Contribution limits were in effect for the following calendar years: 2002 - $1,000; 2003 - $2,000; 2004 - $3,000; 2005 - $4,000; 2006 - $5,000. For years after 2006, the annual limit is indexed to the CPI in $500 increments under Code Section 414(v). During the 2002 Plan Year only, when the Committee considered it appropriate to facilitate administration, if a Participant was eligible to make Catch-Up Contributions and entered or re-entered the Plan mid-year, the Plan pro-rated the limit in effect for that Plan Year, to equal the ratio of his/her months of participation over 12 multiplied by the annual limit. For Plan Years 2002 through 2010, the Plan permitted Participants to make Catch-Up Contributions between 1% and 55%. Effective January 1, 2011, the Plan permits Participants to make Catch-Up Contributions between 1% and 25%.

A-3.2	Employer Matching Contributions.

(a)	Matching Contribution.

(1)	Plan Years 1984 - 2001. From July 1, 1984 through December 31, The Compensation Committee determined the amount of the Matching Contribution for each Plan Year. The Compensation Committee developed a practice of causing the Employers to make annual Matching Contributions in an amount equal to 100 percent of the first 3 percent, and 50 percent of the next 2 percent, of Compensation contributed by each Participant for each payroll period during each Plan Year, which practice remained in effect through the 2001 Plan Year. From July 1, 1984 through December 31, 2001, the Plan did not allocate Matching Contributions to any Participant until he/she had completed 12 months of Employment.

During the first month of the 2000 Plan Year, the recordkeeper inadvertently allocated a Matching Contribution in a manner that overstated the amounts in the Employer Contribution Accounts invested in Employer Stock. As soon as practicable after the Committee discovered the overstatement, it directed the recordkeeper to correct the balances of Participants who had not received distributions. For Participants who had received distributions, which the Committee determined to be a nondiscriminatory group, the Company made a special Matching Contribution in the amount necessary to reconcile the distributed Account balances with the Trust Fund. The Committee determined, within its discretion reserved in Subsection 4.1(f), that the cost of attempting to recover the overstated amounts exceeded the amounts involved, and that the special Matching Contribution was the more reasonable method to achieve reconciliation.

(2)	Plan Years 2002 - 2007. From January 1, 2002 through December 31, 2007, the Employers made safe-harbor contributions in an amount equal to 100% of the Compensation contributed by each Participant up to 4 percent, for each payroll period during the Plan Year. The Employers have never made Matching Contributions for Catch-Up Contributions.

(3)	Plan Years 2008 - Present. Effective January 1, 2008, the Employers make safe-harbor contributions in an amount equal to 100% of the Compensation contributed by each Participant up to 5 percent, for each payroll period during the Plan Year.

(b)	Vesting and Forfeiture.

(1)	Plan Years 1984 - 1996. From July 1, 1984 through December 1996, the Plan used the elapsed-time method of counting service, and used a five-year cliff vesting schedule. The Plan complied with the break-in-service rules set forth in Code Sections 410 and 411.

(2)	Plan Years 1997 - 2010. For Plan Years 1997 through 2010, the Plan fully vested all Employer Contribution Accounts, including Accounts of terminated Participants who had not had a five-year break in service.

(3)	Plan Years After 2010. Each Employee whose Employment Date is after December 31, 2010, or who resumes Employment after that date if not previously vested, will be 100% vested in his/her Matching Account balance on the earlier of the date he/she has completed two Years of Vesting Service, or has been determined to be totally and permanently disabled for a period of six months for purposes of the Employer’s long-term disability plan, or on his/her date of death.

ARTICLE 4

Allocations

A-4.1	Adjustments to Account Balances.

…

(c)	Dividends on Employer Stock for the 2001 Plan Year. The Committee applied special election rules to the extent necessary to maximize the Company’s deduction for dividends declared during 2001, as permitted under IRS Notice 2002-2.

A-4.2	Investments.

…

(d)	Investment Elections.

(1)	Initial Election. See Subsection (h) Diversification Elections.

(2)	Failure to Elect. From July 1, 1984 through March 31, 2007, the Plan invested the Employee Contribution Account balances of any Participant who failed to timely complete his/her election, in a fund that invested primarily in fixed-income investments with relatively short average maturities. Effective April 1, 2007, the Plan invests 100% of the allocations to such Participant’s Employee Contribution Accounts in a fund that meets the statutory requirements for a qualified default investment alternative (QDIA) under ERISA Section 404(c), i.e., life-cycle funds, balanced funds, and/or professionally managed funds. Effective January 1, 2009, the Plan also invests allocations to such Participant’s Matching Contribution Account in the same QDIA fund that holds his/her other Account balances.

…

(h)	Diversification Elections. Participants have always made diversification elections by making a fund transfer in 1 percent increments among the available investment funds as of any Valuation Date, or as otherwise provided in Addendum B.

(1)	Plan Years 1984 - June 30, 1997. Beginning on the July 1, 1984 Effective Date of the Plan, the Plan invested Matching Contribution Account balances only in the Employer Stock Fund until the first day of the month in which the Participant reached age 55, at which time he/she could elect to diversify his/her investment in the Employer Stock Fund. From January 1, 1987 (the effective date of the Tax Reform Act of 1986) through June 30, 1997, the Plan permitted Participants to elect to diversify up to 50% their Matching Contributions in the Employer Stock Fund beginning the first day of the month in which they reached age 55.

(2)	Plan Years July 1, 1997 - 2004. From July 1, 1997 through December 31, 2004, the Plan permitted Participants to elect to diversify up to 100% of their Matching Contribution in the Employer Stock Fund beginning the first day of the month in which they reached age 55.

(3)	Plan Years 2005 - 2006. From January 1, 2005 through December 31, 2006, the Plan permitted all Participants, regardless of age, to diversify up to 50% of their Matching Contributions allocated to their Accounts after December 31, 2004. As of the first day of the month after reaching age 55, participants could diversify up to 100%.

(4)	Plan Years 2007 - 2008. From January 1, 2007 through December 31, 2008 the Plan invested Matching Contributions in the Employer Stock Fund. Participants had unrestricted diversification rights and at any time could elect to invest their Matching Contributions in another fund.

(5)	Plan Years 2009 - Present. Beginning January 1, 2009, the Plan invests each Participant’s Matching Contributions according to the investment election he/she has in effect for his/her Employee Contributions, unless he/she affirmatively elect to invest his/her Matching Contributions in one or more of the other investment options available under the Plan. Participants may make separate elections for their Matching Contributions.

ARTICLE 5

In-Service Withdrawals and Loans

A-5.1	Withdrawals Without a Hardship.

(a)	Types of In-Service Withdrawals.

…

(5)	Required In-Service Withdrawals. Before the 1997 calendar year, the Plan paid required annual amounts to each active Participant who had reached his/her age 70-1/2 required beginning date under Code Section 401(a)(9). The Plan ceased this practice in 1997, as permitted by the Small Business Jobs Protection Act of 1996. The Plan is not required to grandfather the practice because it permits as-needed withdrawals after Participants reach age 59-1/2.

A-5.2	Hardship Withdrawals. For a Participant who received a hardship withdrawal before January 1, 2002, the Plan imposed a 12-month suspension on Elective Contributions. The Code Section 402(g) Dollar Limit described in Section 7.1 of the main text of the Plan for the calendar year following the calendar year in which he/she received his/her hardship withdrawal, was reduced by the amount of the Elective Contributions he/she made during the calendar year in which he/she received his/her hardship withdrawal. The Dollar Limit in effect for the second calendar year applied to the two calendar years as if they were a single year. Effective January 1, 2002, the Plan no longer applies the Dollar Limit across two Plan Years, and the suspension period is six months.

…

(b)	Events Creating Immediate and Heavy Financial Need (Events Test). Before January 1, 2006, a hardship withdrawal had to be necessitated by one of the safe-harbor events listed in Section 5.2 of the main text of the Plan, or by a facts-and-circumstances event. Effective January 1, 2006, the Plan added two new safe-harbor events (burial or funeral expenses and home repair expenses).

…

(f)	Hurricane Relief. Notwithstanding any other provision of the Plan, the Committee was permitted to implement applicable provisions of the Katrina

Emergency Tax Relief Act of 2005 (KETRA), the Gulf Zone Opportunity Act of 2005 (GOZA), and IRS Announcement 2005-70, for any Participant, Spouse, qualifying child or qualifying relative whose hardship arose from Hurricane Katrina between August 29, 2005 and March 31, 2006, or from Hurricane Wilma between October 23, 2005 and February 28, 2006, and who had their principal residence or place of employment in an area covered by KETRA or GOZA. Each Participant whose need arose from any such Hurricane is an Affected Participant. The Committee was permitted to treat the need arising from any such Hurricane as a safe-harbor reason for a hardship withdrawal. The Committee was permitted to waive the six-months deferral suspension for Affected Participants, and the requirement for any documentation that was not available because of the Hurricane.

A-5.3	Loans.

…

(o)	Hurricane Relief. Notwithstanding any other provision of the Plan, the Committee implemented applicable provisions of the Katrina Emergency Tax Relief Act of 2005 (KETRA), the Gulf Zone Opportunity Act of 2005 (GOZA), and IRS Announcement 2005-70, for any Participant whose need for a loan arose from economic losses in Hurricane Katrina between August 29, 2005 and March 31, 2006, or from Hurricane Rita on September 23, 2005, or from Hurricane Wilma on October 23, 2005, and who had their principal residence or place of employment in an area covered by KETRA or GOZA. Each such Participant is an Affected Participant. The loan limits were increased to the lesser of 100% of the Affected Participant’s Account balances or $100,000. The Committee was permitted to delay loan repayments due between the Hurricane date and December 31, 2006, for one year, with the continued accrual of interest, and to adjust subsequent repayments to reflect the delay and the accrued interest. The Committee is permitted to disregard the period of delay in determining the maximum five-year loan repayment period.

A-5.5	No In-service Withdrawal from Money Purchase Accounts. Effective March 12, 1995, the Plan has not and will not permit any Participant or beneficiary to make any withdrawal from any balances that have been transferred into this Plan from any money purchase balances in any other plan, or from the post-transfer earnings on those balances, before he/she has had a payment event as described in Section 6.1 of the main text of the Plan.

ARTICLE 6

Post-Employment Distributions

A-6.4	Timing of Payment. …

(a)	Payment to a Participant.

(1)	Plan Years 1985 - 1997. From January 1, 1985 (the effective date of Code section 411(a)(11), the aggregate Account balance threshold for automatic cash-outs was $3,500.

(2)	Plan Years 1998 - March 27, 2005. From January 1, 1998 through March 27, 2005, the aggregate Account balance threshold for automatic cash-outs was $5,000.

(3)	March 28, 2005 - Present. Effective March 28, 2005, the aggregate Account balance threshold for automatic cash-outs is $1,000.

A-6.5	Forms of Payment.

(c)	Annuities. Before April 1, 2002, the Plan provided annuity forms of payment to certain acquired or merged entities listed in Addendum B, which forms were grandfathered from predecessor plans that merged into this Plan. During 2001, the Plan provided a 90-day notice to all affected Participants that, effective April 1, 2002, the Plan no longer offers annuity forms of payment. However, with respect to Money Purchase Accounts, the Plan continues to provide the single life annuity as the normal form for unmarried Participants, and the 50 percent joint and survivor annuity as the normal form for married Participants.

A-6.7	Required Minimum Distribution Rules. For calendar years before 2003, the Plan complied with Treas. Regs. § 1.401(a)(9) as in effect before the 2002 revisions.

A-6.8	Beneficiary Designation. From January 1, 2002 through December 31, 2003, to be treated as a survivor, an individual beneficiary had to survive the Participant by a period no less than 30 days.

A-6.11	Direct Rollover of Eligible Distributions. Before January 1, 2002, a surviving Spouse could not roll over a distribution to an eligible retirement plan. Code Section 402(c)(8)(B) was amended effective January 1, 2002 to define an “eligible retirement plan” to include Code Section 403(b) plans and Code Section 457(b) governmental plans. Before January 1, 2007, non-Spouse alternate payees or other beneficiaries could not roll over distributions from this Plan.

ARTICLE 7

Limitations on Contributions

A-7.1	Excess 402(g) Contributions. The Plan distributed gap period income with Excess 402(g) Contributions for the 2007 Plan Year.

A-7.2	Code Section 415 Limitation.

…

(b)	Correction of Excess Annual Additions. Before January 1, 2008, the Committee removed from each Participant’s Accounts any allocations that would cause his/her Annual Addition for any Plan Year to exceed his/her Maximum Annual Addition, if the excess resulted from a reasonable error in estimating his/her annual Compensation, or in determining the amount of Elective Contributions that he/she could make under the Dollar Limit described in Section 7.1, or under other circumstances that the Internal Revenue Service permitted. The Committee first refunded unmatched Employee Contributions, and then matched Employee Contributions, with attributable earnings. The Committee then removed the Matching Contributions attributable to each refund to a suspense account. The Committee reallocated the amount in the suspense account to all Participants as part of their Matching Contribution for the same or the next Plan Year. Beginning January 1, 2008, the Committee corrects any Excess Annual Addition by using correction methods prescribed by the IRS.

A-7.3	Top-Heavy Rules. Before the Plan became a safe harbor plan under Code Sections 401(k)(12) and 401(m)(11) on January 1, 2002, the Plan was required to prove that it was not top-heavy under Code Section 416. Effective for the 2002 Plan Year, the Plan is exempt from the top-heavy rules as a safe harbor plan. The Committee has determined that the Plan was not top-heavy for any Plan Year before 2002. The rules in this Section applied before the Plan became safe harbor in the 2002 Plan Year. These rules, which have been revised to comply with the Economic Growth and Tax Reform and Reconciliation Act of 2001, will again apply if the Plan should lose safe harbor status for any Plan Year.

(a)	Applicable Definitions. For purposes of this Section, the following terms have the meanings set forth below.

(1)	Aggregation Group. The Required Aggregation Group includes each qualified plan maintained in the Controlled Group in which a Key Employee is a participant, and each other plan that enables any plan with Key Employee participants to meet the requirements of Code Section 401(a)(4) or 410, which plans are required to be aggregated for purposes of determining top-heavy status. The Permissive Aggregation Group includes the qualified plans of the Controlled Group that are required to be aggregated, plus such plans that are not part of the Required Aggregation Group but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the Required Aggregation Group.

(2)	Cumulative Account Balances means the Cumulative Account Balance of each Participant as of any Determination Date, which includes his: (A) Employer Contribution Account balance as of the most recent Valuation Date, adjusted by allocations of his/her proportionate share of Employer Contributions actually made and allocations of investment gains or losses made or due to be made under Section 4.1 of the main text of the Plan as of the Determination Date; (B) Employee Contribution Account balances as of the most recent Valuation Date, adjusted by allocations of investment gains or losses made or due to be made under Section 4.1 as of the Determination Date; and (C) distributions made during the one-year period ending on the Determination Date because of termination, death or Disability and any in-service withdrawals made during the five-year period ending on the Determination Date, but excluding distributions made to or on behalf of any Participant who has not performed service for an Employer during the one-year period ending on the Determination Date, and excluding distributions rolled over to qualified plans maintained by Controlled Group members that are reflected in Account balances. Before 2002, the lookback period was 5 years for all distributions.

(3)	Determination Date means, for each Plan Year, the last day of the preceding Plan Year.

(4)	Key Employee means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of an Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of an Employer, or a 1-percent owner of an Employer having annual Compensation greater than $150,000. No more than the lesser of 50 Employees or 10 percent of all Employees (at least 3) are treated as officers.

(5)	Non-Key Employee means an Employee who is not a Key Employee.

(6)	Top-Heavy Plan Year means a Plan Year when the Plan is top-heavy.

(b)	Determination of Top-Heavy Status. The Plan will be treated as top-heavy for the tested Plan Year if either: (1) the sum of the Cumulative Account Balances of Participants who are Key Employees exceeds 60 percent of the sum of the Cumulative Account Balances of all Participants; or (2) the Plan is part of a Required Aggregation Group in which more than 60 percent of the sum of (A) aggregated Cumulative Account Balances, and (B) present values of accrued benefits under defined benefit plans, have been accumulated in favor of Key Employees (including distributions under any Employer-sponsored plan during the 1-year period ending on the determination date, or during the past 5-year period for any in-service withdrawals). The Plan will not be considered a top-heavy plan with respect to any Plan Year in which the Plan is part of a Required or Permissive Aggregation Group that is not top-heavy.

(c)

Minimum Benefit During Top-Heavy Plan Years. Each Participant who is a Non-Key Employee in a Top-Heavy Plan Year and who also participates in a defined benefit plan maintained by a Controlled Group member, will receive the minimum benefit under the defined benefit plan required under Code Section 416(c)(1). Each Non-Key Employee Participant who does not participate in a defined benefit plan, and who has not terminated Employment as of the last day of the Plan Year, will receive an allocation of Employer Contributions in an amount not less than the lesser of (A) 3 percent of his/her taxable Form W-2 Compensation, or (B) the Compensation percentage of the Key Employee whose percentage is the highest of all Participants for the Plan Year, which percentage is calculated by including both Employer Contributions (other than Safe Harbor Contributions) and Employee Contributions. The Company will make the required Employer Contribution for each eligible Non-Key Employee Participant whether or not he/she has made any Employee Contributions for the Plan Year, and regardless of his/her level of Form W-2 Compensation for the Plan Year.

A-7.4	Nondiscrimination (ADP and ACP) Tests. Before January 1, 2002, the Plan was required to satisfy the ADP and ACP Tests for each Plan Year. Effective in 2002, the Plan meets the safe harbor requirements under Code Sections 401(k)(12) and 401(m)(11) and is exempt from nondiscrimination testing. For each Plan Year before 2002 when the Plan was redesigned as safe harbor, the Committee ensured that the Plan met the nondiscrimination tests in that it (a) limited or directed the Trustee to refund Employee Contributions for HCEs to the extent necessary to meet the ADP Test, and (b) limited Matching Contributions for HCEs to the extent necessary to meet the ACP Test. Alternatively, the Plan authorized the Committee to direct the Company to make the Corrective Contributions described in Subsection (e). Beginning in 1999, the Plan excluded from the ADP and ACP Tests any NCE who had less than one Year of Service and was younger than age 21. The Plan did not use the lookback year testing method. If the Plan should lose safe harbor status for any Plan Year, these rules will again apply for that Plan Year, as updated to comply with applicable laws in effect at that time.

(a)	ADP Test. The Plan conducted the ADP Test for each Plan Year to determine whether the Actual Deferral Percentage (ADP) for the HCE Group and the ADP for the NCE Group for each Plan Year were within the maximum disparity described in Subsection (a)(3). The Plan conducted the ADP Test by the following steps:

(1)	Actual Deferral Ratio (ADR). The Committee determined the ratio of the sum of each Participant’s Employee Contributions and any of his/her Employer Contributions used in the ADP Test, to his/her Compensation.

(2)	Average Deferral Percentage (ADP). The ADP for the HCE Group is the average of their individual ADRs, calculated separately for each HCE in the Group. The ADP for the NCE Group is the average of their individual ADRs, calculated separately for each NCE in the Group.

(3)	Maximum Disparity. In no Plan Year did the Average Deferral Percent-age of the HCE Group exceed the greater of: (A) the ADP of the NCE Group multiplied by 1.25; or (B) the lesser of the ADP of the NCE Group plus 2 percentage points, or the ADP of the NCE Group multiplied by 2.

(b)	ACP Test. The Plan conducted the ACP Test to determine whether the Actual Contribution Percentage (ACP) for the HCE Group and the ACP for the NCE Group for each Plan Year were within the maximum disparity permitted under Subsection (b)(3). The Plan conducted the ACP Test by the following steps:

(1)	Actual Contribution Ratio (ACR). The Committee determined the ratio of each Participant’s allocation of Matching Contributions and any Corrective Contributions made to satisfy the ACP Test, to his/her Compensation.

(2)	Average Contribution Percentage (ACP). The ACP for the HCE Group is the average of their individual ACRs, calculated separately for each HCE in the Group. The ACP for the NCE Group is the average of their individual ACRs, calculated separately for each NCE in the Group.

(3)

Maximum Disparity. In no Plan Year did the Average Contribution Percentage of the HCE Group exceed the greater of: (A) the ACP of the NCE Group multiplied by 1.25; or (B) the lesser of the ACP of the NCE

Group plus 2 percentage points, or the ACP of the NCE Group multiplied by 2.

(c)	Correction of Excess ADP Contributions and Excess ACP Contributions. Before the 2002 Plan Year, the Committee corrected Excess ADP Contributions and Excess ACP Contributions by using the following rules. If the Plan should lose safe harbor status for any Plan Year, the Committee will use these rules if correction is needed.

(1)	Correction before Excess Contributions are Made. If the Committee determined, before Excess ADP Contributions and/or Excess ACP Contributions were made, that the Plan would fail to meet either the ADP Test or the ACP Test or both tests for that Plan Year, it either made the Corrective Contribution described in Subsection (e) or limited the Employee Contributions and/or the Matching Contributions for the HCE Group by such amount and beginning as of such pay period as it considered necessary to prevent failing the ADP Test and/or ACP Test.

(2)	Correction after Excess Contributions are Made. If the Committee determined, after the Plan had already received Excess ADP Contributions and/or Excess ACP Contributions, that the Plan would fail to meet either the ADP Test or the ACP Test or both tests for that Plan Year, it selected one or more of the following methods to cure the failure: (A) directed that the Corrective Contribution described in Subsection 3.2(c) be made, or (B) refunded, distributed and/or forfeited the excess amounts and attributable earnings for affected HCEs. The Committee effected the curative method no later than the end of the Plan Year following the Plan Year for which the excess amount was contributed, and if practicable by March 15 of that Plan Year.

(A)	Refund of Excess ADP Contributions. If the Committee elected to correct the excess by making refunds, it determined the dollar amount of the excess to be refunded by using the ratio leveling method, and then refunded Excess ADP Contributions to HCEs in the order of the dollar amount contributed, beginning with the HCE with the highest dollar amount and continued the refunds, if necessary, until all HCEs had the same dollar amount, and then reduced those dollar amounts equally. The Committee first refunded unmatched Employee Contributions to each affected HCE, and then refunded matched Employee Contributions.

(B)	Forfeiture of Excess ACP Contributions. For any Plan Year, the Committee forfeited Matching Contributions attributable to refunded Employee Contributions. To the extent that forfeitures (if any) were not sufficient to cure failure of the ACP Test, the Committee distributed Excess ACP Contributions to HCEs. The Committee determined the dollar amount of the Matching Contributions to be distributed, by using the ratio leveling method, and then distributed the excess amount by the dollar leveling method, i.e., in the order of the dollar amount contributed, beginning with the HCE with the highest dollar amount and continued the distributions, if necessary, until all HCEs had the same dollar amount, and then reduced those dollar amounts equally.

(3)	Determination of Earnings. The Committee used the Plan’s normal method of calculating earnings to determine the amount of earnings attributable to each Participant’s Excess ADP Contributions and/or Excess ACP Contributions for the Plan Year for which the Contributions were made, and ignored gap period earnings (for the period between the end of the Plan Year and the correction date). Effective January 1, 2008, the Committee will ignore gap period earnings (for the period between the end of the Plan Year and the correction date).

(d)	Excess Annual Addition. Any Employee Contribution or Employer Contribution that was an Excess Annual Addition for purposes of the Code Section 415 limit,

and was distributed under Subsection 7.2(b), was not be included in the ADP Test or ACP Test, as applicable.

(e)	Corrective Contribution. For any Plan Year when the Plan does not have safe-harbor status and the Plan has Excess ADP Contributions and/or Excess ACP Contributions, the Committee, in its discretion and in lieu of the refunds/distributions/forfeitures described in this Section A-7.4, may direct the Employers to make a Corrective Contribution in the amount necessary to satisfy the ADP Test and/or ACP Test.

(1)	Qualified Matching Contributions (QMACs). The Committee may direct each affected Employer to make a Corrective Contribution to match a percentage of the Employee Contributions made by NCEs for the Plan Year, in addition to the regular Matching Contribution, in the amount necessary to meet the ADP Test and/or ACP Test for the Plan Year.

(2)	Qualified Nonelective Contributions (QNECs). The Committee may direct each affected Employer to make a Corrective Contribution that is allocated by one of the following methods: (1) uniform percentage of Compensation, (2) per capita, or (3) to selected NCEs in an amount that does not exceed the product of each NCEs Compensation and the greater of 5% or two times the average ADP or ACP for the Plan Year.

ARTICLE 9

Administration

A-9.1	Allocation of Fiduciary Responsibilities.

…

(b)	Committee.

(1)	Before January 1, 2008, the Chairman of the Compensation Committee of the Board of Directors appointed the members of the Committee.

SUNTRUST BANKS, INC. 401(k) Plan

Amended and Restated January 1, 2010

ADDENDUM B

ACQUIRED OR MERGED ENTITIES

The separate numbered units of this Addendum B set forth special provisions that apply only to Participants who were employed by one of the entities identified below before or at the time it was acquired by or merged with the Company or became or ceased to be part of the Controlled Group. The numbered units are arranged by effective dates. The special provisions set forth in each numbered unit have the same Section numbers and headings as the corollary Sections in the main text of the Plan, with the prefix “B” to correspond to this Addendum B. Except to the extent that special provisions alter the corollary provisions in the main text of the Plan, the main text applies.

B25	National Commerce Financial Corporation	October 1, 2004	B-28
B26	Zevenbergen Capital, Inc.	January 1, 2005 -
		October 1, 2008	B-32
B27	Community Bank of Florida	March 17, 2006	B-33
B28	Inlign Wealth Management, LLC	December 31, 2007	B-34
B29	Salem Mortgage	January 31, 2008 -	B-35
February 29, 2008
B30	GB&T Bancshares, Inc.	May 1, 2008	B-36
B31	Cymbic Family Offices Services	December 31, 2008	B-37

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B1

FIRST NATIONAL BANK OF VENICE

ARTICLE 1

Definitions

B1-1.1	Accounts. The Venice Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included leveraged and non-leveraged ESOP contributions, which were subject to 5-year cliff vesting but became fully vested on January 1, 1997, and tax credit ESOP contributions (commonly called PAYSOP contributions) that were fully vested.

B1-1.20	Effective Date means April 1, 1992, the date when First National Bank of Venice (Venice) became part of the Controlled Group (the Company Merger Date). January 1, 1993 was the date when the Venice Plan became part of this Plan (the Plan Merger Date).

B1-1.49	Plan (Venice Plan) means the Florida Westcoast Banks, Inc. Employee Stock Bonus Plan, which was merged into this Plan as of the January 1, 1993 Plan Merger Date.

ARTICLE 2

Eligibility

B1-2.1	Eligibility. Each Employee who worked for Venice on the Company Merger Date, had met the Venice Plan eligibility requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Venice for purposes of eligibility to participate and to receive Matching Contributions, and vesting.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B2

HOMETRUST BANK OF GEORGIA

ARTICLE 1

Definitions

B2-1.1	Accounts. The HomeTrust Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included leveraged ESOP contributions, matching contributions, and discretionary contributions, which were fully vested. Before-tax contributions were merged into Before-Tax Accounts.

B2-1.20	Effective Date means January 1, 1993, the date when HomeTrust Bank of Georgia (HomeTrust) became part of the Controlled Group, and the date when the HomeTrust Plan became part of this Plan (the Company/Plan Merger Date).

B2-1.49	Plan (HomeTrust Plan) means the Home Federal Savings Bank of Georgia Employee Stock Ownership Plan, which was merged into this Plan as of the January 1, 1993 Company/Plan Merger Date.

ARTICLE 2

Eligibility

B2-2.1	Eligibility. Each Employee who worked for HomeTrust on the Company/Plan Merger Date, had met the HomeTrust Plan eligibility requirements, and was an active Employee on the Company/Plan Merger Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with HomeTrust for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B3

FIRST NATIONAL BANK OF FLORENCE/FIRST UNITED BANCORP

ARTICLE 1

Definitions

B3-1.1	Accounts. The Florence Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included matching contribution accounts and discretionary contribution accounts, which were fully vested. Before-tax contribution accounts were merged into Before-Tax Accounts. After-tax contribution accounts were merged into After-Tax Accounts. Rollover contribution accounts were merged into Rollover Accounts. The Florence Plan offered annuity forms of payment and required Spousal consent for withdrawals and distributions. This Plan retained that requirement. This Plan issued 90-day notices that annuity forms are not offered and Spousal consent is not required after March 31, 2002.

B3-1.20	Effective Date means February 1, 1993, the date when the First National Bank of Florence (Florence) became part of the Controlled Group (the Company Merger Date). July 1, 1993 was the date when the Florence Plan became part of this Plan (the Plan Merger Date).

B3-1.49	Plan (Florence Plan) means the First National Bank of Florence Retirement Savings Plan, which was merged into this Plan as of the July 1, 1993 Plan Merger Date.

ARTICLE 2

Eligibility

B3-2.1	Eligibility. Each Employee who worked for Florence on the Company Merger Date, had met the Florence Plan eligibility requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Florence for purposes of eligibility to participate and to receive Matching Contributions, and vesting.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B4

COAST BANK and FEDERAL SAVINGS BANK

ARTICLE 1

Definitions

B4-1.20	Effective Date means February 22, 1993, the date when Coast Bank and Federal Savings (Coast) became part of the Controlled Group (the Company Merger Date).

ARTICLE 2

Eligibility

B4-2.1	Eligibility. Each Employee who worked for Coast on the Company Merger Date, had met this Plan’s eligibility requirements, and was an active Employee on July 1, 1993, became eligible to participate in this Plan on that date. This Plan granted credit for service with Coast for purposes of eligibility to participate and to receive Matching Contributions, and vesting.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B5

FLAGLER NATIONAL BANK

ARTICLE 1

Definitions

B5-1.20	Effective Date means March 15, 1993, the date when Flagler National Bank (Flagler) became part of the Controlled Group (the Company Merger Date).

ARTICLE 2

Eligibility

B5-2.1	Eligibility. Each Employee who worked for Flagler on the Company Merger Date, had met this Plan’s eligibility requirements, and was an active Employee on July 1, 1993, became eligible to participate in this Plan on that date. This Plan granted credit for service with Flagler for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B6

REGIONAL INVESTMENT CORPORATION, PREMIUM ASSIGNMENT CORPORATION, ANDREW

JACKSON SAVINGS BANK, AND BAKER MORTGAGE LOANS, INC.

ARTICLE 1

Definitions

B6-1.20	Effective Date means February 17, 1994, the date when Regional Investment Corporation, Premium Assignment Corporation, Andrew Jackson Savings Bank, and Banker Mortgage Loans, Inc. (collectively Andrew Jackson) became part of the Controlled Group (the Company Merger Date).

ARTICLE 2

Eligibility

B6-2.1	Eligibility. Each Employee who worked for Andrew Jackson on the Company Merger Date, had met this Plan’s eligibility requirements, and was an active Employee on April 1, 1994, became eligible to participate in this Plan on that date. This Plan granted credit for service with Andrew Jackson for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B7

PEOPLES STATE BANK

ARTICLE 1

Definitions

B7-1.20	Effective Date means May 12, 1995, the date when Peoples State Bank (Peoples) became part of the Controlled Group (the Company Merger Date).

ARTICLE 2

Eligibility

B7-2.1	Eligibility. Each Employee who worked for Peoples on the Company Merger Date, had met this Plan’s eligibility requirements, and was an active Employee on July 1, 1995, became eligible to participate in this Plan on that date. This Plan granted credit for service with Peoples for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B8

KEY BISCAYNE BANK & TRUST

ARTICLE 1

Definitions

B8-1.1	Accounts. The Key Biscayne Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included matching contributions and discretionary contributions, which were fully vested. Before-Tax Contribution Accounts were merged into Before-Tax Accounts. After-Tax Contribution Accounts were merged into After-Tax Accounts. Rollover Contribution Accounts were merged into Rollover Accounts. The Key Biscayne Plan offered annuity forms of payment and required Spousal consent for withdrawals and distributions. This Plan retained that requirement. This Plan issued 90-day notices that annuity forms are not offered and Spousal consent is not required after March 31, 2002.

B8-1.20	Effective Date means August 11, 1995, the date when Key Biscayne Bank & Trust (Key Biscayne) became part of the Controlled Group (the Company Merger Date). January 1, 1996 was the date when the Key Biscayne Plan became part of this Plan (the Plan Merger Date).

B8-1.49	Plan (Key Biscayne Plan) means the Key Biscayne Bank 401(k) Profit Sharing Plan, which was frozen as of the August 11, 1995 Company Merger Date and merged into this Plan as of the January 1, 1996 Plan Merger Date.

ARTICLE 2

Eligibility

B8-2.1	Eligibility. Each Employee who worked for Key Biscayne on the Company Merger Date, had met the Key Biscayne Plan eligibility requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Key Biscayne for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B9

STEPHENS DIVERSIFIED LEASING, INC.

ARTICLE 1

Definitions

B9-1.20	Effective Date means October 11, 1995, the date when Stephens Diversified Leasing, Inc. (Stephens) became part of the Controlled Group (the Company Merger Date).

ARTICLE 2

Eligibility

B9-2.1	Eligibility. Each Employee who worked for Stephens on the Company Merger Date, had met this Plan’s eligibility requirements, and was an active Employee on January 1, 1996, became eligible to participate in this Plan on that date. This Plan granted credit for service with Stephens for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B10

PONTE VEDRA BANKING CORPORATION

ARTICLE 1

Definitions

B10-1.1	Accounts. The Ponte Vedra Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included Matching Contribution Accounts and discretionary contribution accounts, which were fully vested. Before-Tax Contribution Accounts were merged into Before-Tax Accounts. After-Tax Contribution Accounts were merged into After-Tax Accounts. Rollover Contribution Accounts were merged into Rollover Accounts.

B10-1.20	Effective Date means January 19, 1996, the date when Ponte Vedra Banking Corporation (Ponte Vedra) became part of the Controlled Group (the Company Merger Date). April 1, 1996 was the date when the Ponte Vedra Plan became part of this Plan (the Plan Merger Date).

B10-1.49	Plan (Ponte Vedra Plan) means the Ponte Vedra National Bank Retirement Savings Plan, which was merged into this Plan as of the April 1, 1996 Plan Merger Date.

ARTICLE 2

Eligibility

B10-2.1	Eligibility. Each Employee who worked for Ponte Vedra on the Company Merger Date, had met the Ponte Vedra Plan eligibility requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Ponte Vedra for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B11

UNION PLANTERS NATIONAL BANK

ARTICLE 1

Definitions

B11-1.1	Accounts. Former Union Planters employees who became Participants were permitted to roll over account balances distributed from the Union Planters Plan, into a Rollover Account in this Plan.

B11-1.20	Effective Date means September 5, 1997, the date when the Company purchased certain bank branches located in Tennessee from Union Planters National Bank (Union Planters) and hired certain Union Planters employees (the Acquisition Date). Those branches are located in Johnson City (two branches), Bristol (two branches), Kingsport, and Greenville, Tennessee.

B11-1.49	Plan (Union Planters Plan) means the Union Planters Retirement Savings Plan, which was not part of the acquisition and was not merged into this Plan.

ARTICLE 2

Eligibility

B11-2.1	Eligibility. Each Employee who worked for Union Planters Bank on the Acquisition Date, had met the eligibility requirements for the Union Planters Plan, and was an active Employee on that date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Union Planters Bank for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B12

EQUITABLE SECURITIES CORPORATION

ARTICLE 1

Definitions

B12-1.1	Accounts. The Equitable Plan was frozen as of December 31, 1999. Equitable Plan Participants were covered by this Plan effective January 1, 2000. This Plan subsequently accepted rollovers of frozen accounts from the Equitable Plan.

B12-1.20	Effective Date means January 1, 1998, the date when Equitable Securities Corporation (Equitable) became part of the Controlled Group (the Acquisition Date). Equitable subsequently was renamed SunTrust Capital Markets, Inc.

B12-1.49	Plan (Equitable Plan) means the Equitable Securities Profit Sharing Plan, which was frozen as of December 31, 1999, and is sponsored by SunTrust Capital Markets, Inc. The frozen plan was converted to a prototype plan effective January 1, 2009, and was renamed the SunTrust Equitable Securities Corporation Profit Sharing Plan.

ARTICLE 2

Eligibility

B12-2.1	Eligibility. Each Employee who worked for Equitable on the Acquisition Date, had met the Equitable Plan eligibility requirements, and was an active Employee on that date, became eligible to participate in this Plan effective January 1, 2000, the day after the Equitable Plan was frozen. This Plan granted credit for service with Equitable for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B13

CITIZENS BANCORPORATION, MARIANA, FLORIDA

ARTICLE 1

Definitions

B13-1.1	Accounts. The Citizens Plan was terminated as of December 31, 1998, and all account balances were distributed. Former Citizens employees who became Participants were permitted to roll over those account balances into a Rollover Account in this Plan.

B13-1.20	Effective Date means October 31, 1998, the date when Citizens Bancorporation (Citizens), a bank holding company based in Marianna, Florida, became part of the Controlled Group (the Company Merger Date).

B13-1.49	Plan (Citizens Plan) means the Citizens Bancorporation Profit Sharing Plan, which was terminated as of December 31, 1998, and from which all account balances were distributed.

ARTICLE 2

Eligibility

B13-2.1	Eligibility. Each Employee who worked for Citizens on the Company Merger Date, had met the Citizens Plan eligibility requirements, and was an active Employee on January 1, 1999, became eligible to participate in this Plan on that date. This Plan granted credit for service with Citizens for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B14

FIRST UNION CORPORATION (CERTAIN FLORIDA BRANCHES)

ARTICLE 1

Definitions

B14-1.1	Accounts. The following First Union Plan accounts were direct-transferred into the corollary Accounts under this Plan on July 1, 2000: matching contribution accounts (which were fully vested on March 1, 2000) were transferred into Employer Contribution Accounts; before-tax contribution accounts were transferred into Before-Tax Accounts; after-tax contribution accounts were transferred into After-Tax Accounts; and rollover contribution accounts were transferred into Rollover Accounts. The First Union Plan offered annuity forms of payment and required Spousal consent for withdrawals and distributions. This Plan retained that requirement. This Plan issued 90-day notices that annuity forms will not be offered and Spousal consent is not required after March 31, 2002.

B14-1.20	Effective Date means December 31, 1998, the date when the Company purchased certain bank branches located in Florida from First Union Corporation and hired certain First Union employees (the Acquisition Date). Those branches are located at Lake Panasoffkee, Wildwood, Bushnell and Webster in Sumter County; Crystal River in Citrus County; Weeki Wachee and Spring Hill in Hernando County.

B14-1.49	Plan (First Union Plan) means the First Union Corporation Savings Plan. The First Union Plan accounts of individuals who became SunTrust Employees on the Acquisition Date were frozen as of that date.

ARTICLE 2

Eligibility

B14-2.1	Eligibility. Each Employee who worked for the acquired branches of First Union on the Acquisition Date, had met the First Union Plan eligibility requirements, and was an active Employee on January 1, 1999, became eligible to participate in this Plan on that date. This Plan granted credit for service with First Union for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B15

CRESTAR FINANCIAL CORPORATION

ARTICLE 1

Definitions

B15-1.1	Accounts. The Crestar Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included: (a) matching contribution accounts and discretionary contribution accounts (which are available for investment elections without regard to age), and tax credit ESOP contributions (commonly called PAYSOP contributions), all of which were fully vested, were merged into Matching Accounts; (b). Before-tax contribution accounts were merged into Before-Tax Accounts; (c) after-tax contribution accounts (made before 1988) were merged into After-Tax Accounts; and (d) rollover contribution accounts were merged into Rollover Accounts.

Money Purchase Accounts (which were merged into the Crestar Plan when Crestar acquired Providence Savings & Loan) are maintained separately, and are subject to in-service withdrawal restrictions and the Spousal consent requirements set forth in Subsection 6.7(b) of the main text of the Plan. Spousal consent is required for loans and for post-Employment distribution in a form other than the normal form. Spousal consent to a form of payment other than the normal form is not valid unless given within 90 days before the Benefit Commencement Date. The normal form of payment for each Money Purchase Account is the single life annuity for the unmarried Participant, and the 50 percent joint and survivor annuity for the married Participant. If a Participant dies with a Money Purchase Account balance, and before his/her Benefit Commencement Date, the Plan will pay the balance in that Account to his/her surviving Spouse in the form of a 50 percent qualified preretirement survivor annuity unless the Spouse elects another form.

B15-1.20

Effective Date means December 31, 1998, the date when Crestar Financial Corporation (Crestar) and its affiliates and subsidiaries became part of the Controlled Group (the Company Merger Date). The Crestar Employees’ Thrift and

Profit Sharing Plan and the Crestar Merger Plan for Transferred Employees (the Crestar Plans) became part of this Plan as of July 1, 1999 (the Plan Merger Date).

B15-1.49	Plan (Crestar Plan) means the Crestar Employees’ Thrift and Profit Sharing Plan, and/or the Crestar Merger Plan for Transferred Employees, as applicable, which were merged into this Plan as of the July 1, 1999 Plan Merger Date.

ARTICLE 2

Eligibility

B15-2.1	Eligibility. Each Employee who worked for Crestar on the Company Merger Date, had met a Crestar Plan’s eligibility requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan as of the Plan Merger Date. Each Employee who began working for Crestar between January 1 and May 31, 1999 and who was an active Employee on the Plan Merger Date, became eligible to participate in this Plan as of August 1, 1999 and became eligible to receive Matching Contributions as of the first anniversary of his/her hire date. This Plan granted credit for service with Crestar for purposes of eligibility to participate and to receive Matching Contributions.

ARTICLE 3

Contributions

B15-3.1	Employee Contributions. The contribution percentage that each affected Participant had in effect under the Crestar Employees’ Thrift and Profit Sharing Plan as of June 30, 1999, remained in effect on the July 1, 1999 Plan Merger Date. However, the minimum contribution rate increased from 1 percent to 2 percent, with an automatic increase for each Participant who had a 1 percent rate in effect on that date. After the Plan Merger, Employee Contributions are determined in accordance with the main text of the Plan.

B15-3.2	Employer Contributions. Employer Matching Contributions allocated to affected Participants’ Crestar Plan Accounts before the July 1, 1999 Plan Merger Date, are fully vested and remain eligible for investment elections, regardless of age.

ARTICLE 5

In-Service Withdrawals and Loans

B15-5.1	Withdrawals Without a Hardship. This Plan has grandfathered the option that was available under the Crestar Plan for affected Participants to elect to make in-service withdrawals from the pre-merger balances in their Accounts, excluding Employer Contributions that had been allocated within the 24-month period preceding the withdrawal, and excluding all balances in Before-Tax Accounts and Money Purchase Accounts. The minimum withdrawal is $100.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B16

THE REGENCY GROUP

ARTICLE 1

Definitions

B16-1.20	Effective Date means April 30, 1999, the date when The Regency Group became part of the Controlled Group (the Company Merger Date).

ARTICLE 2

Eligibility

B16-2.1	Eligibility. Each Employee who worked for Regency on the Company Merger Date, had met this Plan’s eligibility requirements, and was an active Employee on June 1, 1999, became eligible to participate in this Plan on that date. This Plan granted credit for service with Regency for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B17

ASSETS MANAGEMENT ADVISORS, INC. (AMA)

ARTICLE 1

Definitions

B17-1.1	Accounts. The AMA Plan was frozen as of March 27, 2001. No AMA Plan accounts were transferred to this Plan, but upon distribution of benefits from the AMA Plan, Participants could request to have a rollover to this Plan.

B17-1.20	Effective Date means March 28, 2001, the date when Assets Management Advisors, Inc. (AMA) became part of the Controlled Group (the Company Merger Date).

B17-1.49	Plan (AMA Plan) means the Assets Management Advisors Plan, which was frozen as of March 27, 2001. The Company did not assume the Plan.

ARTICLE 2

Eligibility

B17-2.1	Eligibility. Each Employee who worked for AMA on the Company Merger Date, had met this Plan’s eligibility requirements, and was an active Employee on June 1, 2001, became eligible to participate in this Plan on that date. This Plan granted credit for service with AMA for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B18

THE ROBINSON-HUMPHREY COMPANY, LLC

ARTICLE 1

Definitions

B18-1.1	Accounts. The accounts of affected Employees under the Citigroup Plan were distributed when they became SunTrust Employees, and they were permitted to roll those distributions into Rollover Accounts in this Plan.

B18-1.20	Effective Date means July 26, 2001, the date when SunTrust purchased certain assets and properties relating to the institutional business of The Robinson-Humphrey Company, LLC (Robinson-Humphrey) (the Acquisition Date). Robinson-Humphrey had been a Delaware limited liability company and a wholly-owned subsidiary of Solomon Smith Barney, Inc.

B18-1.49	Plan (Citigroup Plan) means the Citigroup 401(k) Plan, from which distributions were made to Robinson-Humphrey participants who became SunTrust Employees on the Acquisition Date.

ARTICLE 2

Eligibility

B18-2.1	Eligibility. Each Employee who worked for Robinson Humphrey on the Acquisition Date, had met this Plan’s eligibility requirements, and was an active Employee on August 1, 2001, became eligible to participate in this Plan on that date. This Plan granted credit for service with Robinson Humphrey for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B19

HUNTINGTON BANCSHARES, THE HUNTINGTON NATIONAL BANK

ARTICLE 1

Definitions

B19-1.20	Effective Date means February 15, 2002, the date when the Florida Franchise of Huntington Bancshares and The Huntington National Bank (Huntington) became part of the Controlled Group (the Acquisition Date).

ARTICLE 2

Eligibility

B19-2.1	Eligibility. Each Employee who worked for Huntington on the Acquisition Date, had met this Plan’s eligibility requirements, and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Huntington for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B20

EAGLE CAPITAL, LLC

ARTICLE 1

Definitions

B20-1.20	Effective Date means February 1, 2003, the date when certain employees of Eagle Capital, LLC (Eagle Capital) began working for AMA, a member of the Controlled Group (the 2003 AMA Hire Date).

ARTICLE 2

Eligibility

B20-2.1	Eligibility. Each Employee who had worked for Eagle Capital before the 2003 AMA Hire Date, had met this Plan’s eligibility requirements and was an active Employee on February 1, 2003, became eligible to participate in this Plan on that date. This Plan granted credit for service with Eagle Capital for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B21

HOME FINANCIAL GROUP LLC

ARTICLE 1

Definitions

B21-1.20	Effective Date means June 1, 2003, the date when Home Financial became part of the Controlled Group (the Acquisition Date).

ARTICLE 2

Eligibility

B21-2.1	Eligibility. Each Employee who had worked for Home Financial before the Acquisition Date, had met this Plan’s eligibility requirements and was an active Employee on July 1, 2003, became eligible to participate in this Plan on that date. This Plan granted credit for service with Home Financial for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B22

LIGHTHOUSE FINANCIAL CORPORATION

ARTICLE 1

Definitions

B22-1.1	Accounts. The defined contribution plan maintained by Lighthouse Financial Corporation (Lighthouse) was terminated before Lighthouse became a part of the Controlled Group. On distribution of benefits from the Lighthouse Plan, Participants could request to have a rollover to this Plan.

B22-1.20	Effective Date means June 2, 2003, the date when Lighthouse became part of the Controlled Group (the Company Merger Date).

B22-1.49	Plan (Lighthouse Plan) means the 401(k) Plan previously maintained by Lighthouse.

ARTICLE 2

Eligibility

B22-2.1	Eligibility. Each Employee who worked for Lighthouse on the Company Merger Date, had met this Plan’s eligibility requirements and was an active Employee on June 2, 2003, became eligible to participate in this Plan on that date. This Plan granted credit for service with Lighthouse for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B23

SUN AMERICA MORTGAGE CORPORATION

ARTICLE 1

Definitions

B23-1.1	Accounts. The defined contribution plan maintained by Sun America Mortgage Corporation (Sun America) was terminated before Sun America became a part of the Controlled Group. On distribution of benefits from the Sun American Plan, participants could request to have a rollover to this Plan.

B23-1.20	Effective Date means August 1, 2003, the date when Sun America became part of the Controlled Group (the Company Merger Date).

B23-1.49	Plan (Sun America Plan) means the Sun America Mortgage Company 401(k) Profit Sharing Plan.

ARTICLE 2

Eligibility

B23-2.1	Eligibility. Each Employee who worked for Sun America on the Company Merger Date, had met this Plan’s eligibility requirements and was an active Employee on August 1, 2003, became eligible to participate in this Plan on that date. This Plan granted credit for service with Sun America for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B24

SEIX INVESTMENT ADVISORS, INC.

ARTICLE 1

Definitions

B24-1.20	Effective Date means May 28, 2004, the date when Seix Investment Advisors, Inc. became part of the Controlled Group (the Acquisition Date).

ARTICLE 2

Eligibility

B24-2.1	Eligibility. Each Employee who worked for Seix on the Acquisition Date and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on July 1, 2004. This Plan granted credit for service with Seix for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B25

NATIONAL COMMERCE FINANCIAL CORPORATION

On October 1, 2004, National Commerce Financial Corporation became part of the Controlled Group (the Company Merger Date). The National Commerce Financial Corporation Investment Plan was frozen as of the close of business on December 31, 2004. The following provisions relating to Articles 2 and 5 are effective October 1, 2004.

ARTICLE 1

Definitions

B25-1.1	Accounts. The NCF Plan was frozen as of the close of business on December 31, 2004. The NCF Plan accounts that were merged into the corollary or similar Accounts under this Plan included the following. Matching contribution accounts which were merged into Matching Accounts. Profit sharing accounts (from entities previously acquired by NCF) were merged into the Merged Plan Account. ESOP accounts (from both the NCF Plan and from entities previously acquired by NCF) were merged into the Merged Plan Account. Before-tax contribution accounts were merged into Before-Tax Accounts. After-tax contribution accounts were merged into After-Tax Accounts. Rollover contribution accounts were merged into Rollover Accounts.

B25-1.10	Company Merger Date has the same definition as Effective Date.

B25-1.20	Effective Date means October 1, 2004, the date when National Commerce Financial Corporation and its affiliates and subsidiaries became part of the Controlled Group (the Company Merger Date). The NCF Plan was merged into and became part of this Plan as of the close of business on June 30, 2005 (the Plan Merger Date).

B25-1.39	Merged Plan means with respect to the NCF Plan, all of the following plans that were merged into the NCF Plan as of August 1, 2001: CCB Financial Corporation

Retirement Savings Plan, National Bank of Commerce ESOP\TIRA Plan, and the First Mercantile Profit Sharing Plan.

B25-1.49	Plan (NCF Plan) means the National Commerce Financial Corporation Investment Plan, which was merged into this Plan as of the June 30, 2005 Plan Merger Date.

B25-1.49A	Plan Merger Date means the close of business on June 30, 2005, the date when the NCF Plan was merged into this Plan.

ARTICLE 2

Eligibility

B25-2.1	Eligibility.

(a)	Past Service Credit. Each Employee who worked for NCF on the Company Merger Date, had met this Plan’s eligibility requirements and was an active Employee on January 1, 2005, became eligible to participate in this Plan on that date. On that date, this Plan granted credit for service with NCF and its controlled group members for purposes of eligibility to participate and to receive Matching Contributions.

(b)	Sale of Transplatinum and and its Subsidiaries. Transplatinum Service Corp. and its wholly- owned subsidiaries, including Fleet One Holdings, LLC and LLR (collectively Transplatinum) previously were subsidiaries of NCF and became Controlled Group members on the Company Merger Date. Effective September 2, 2008, Transplantium was sold to an unrelated entity and ceased its status as a Controlled Group member. As of that date, Transplatinum ceased to be an Employer, and employees of Transplatinum on and after that date are not Employees for purpose of this Plan.

(c)

Sale of The First Mercantile Trust Company. The First Mercantile Trust Company (First Mercantile) was previously a wholly-owned subsidiary of NCF and became a Controlled Group Member on the Company Merger Date. Effective May 30, 2008, First Mercantile was sold to an unrelated entity and ceased to be a Controlled Group member. As of that date, First Mercantile ceased to be an Employer, and employees of First Mercantile on and after that date are not Employees for purposes of this Plan.

ARTICLE 3

Contributions

B25-3.2	Employer Matching Contributions. Forfeitures under the NCF Plan that were not allocated as of the close of business on June 30, 2005, were used to reduce Employer Matching Contributions (or to restore forfeitures as provided in Article 6 of this Addendum B25) and not to increase benefits.

ARTICLE 4

Allocations

B25-4.2	Investment Elections.

(a)	Investment Funds. The NCFC Stock Fund, the NCFC ESOP Stock Fund, and the NCFC Merged Stock Fund were merged into the Employer Stock Fund effective as of the Plan Merger Date or as soon thereafter as practicable.

…

(g)	Diversification Elections. The diversification rules in the NCF Plan Section 5.3 do not apply to Accounts transferred to this Plan. Instead, Article 4 of the main text of the Plan applies to all ESOP Accounts.

ARTICLE 5

In-Service Withdrawals and Loans

B25-5.1(f)	Withdrawals Without a Hardship. This Plan has grandfathered the option that was available under the NCF Plan for affected Participants to elect to make in-service withdrawals from the pre-merger balances in their Accounts, excluding Employer Contributions that had been allocated within the 24-month period preceding the withdrawal, and excluding all balances in Before-Tax Accounts. The minimum withdrawal is $500.

B25-5.3	Loans.

(a)	Application and Eligibility. Before the Plan Merger Date, to ensure that loans from this Plan and loans from the NCF Plan met the applicable limits, loans were not be available from this Plan to any Participant who was also a Participant in the NCF Plan.

ARTICLE 6

Post-Employment Distributions

B25-6.1	Distribution Events. A Participant who previously participated in the NCF Plan and was not fully vested in his/her NCF Plan Accounts, forfeited the non-vested portion upon the earlier of the date he/she incurred a Five-Year Break, or the date he/she received a distribution of the vested portion of his/her Account. If a partially-vested Participant resumed Employment before a Five-Year Break, the Plan permitted him/her to repay his/her distribution no later than the fifth anniversary of the date he/she resumed Employment, and reinstated the dollar amount he/she forfeited to his/her Account. A non-vested Participant who terminated Employment was deemed to have received a distribution and his/her entire Account was immediately forfeited, and was deemed repaid if he/she resumed Employment before a Five-Year Break.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B26

ZEVENBERGEN CAPITAL, INC.

ARTICLE 1

Definitions

B26-1.20	Effective Date means January 1, 2005, the date when Zevenbergen Capital, Inc. (ZCI) became part of the Controlled Group (the Acquisition Date).

ARTICLE 2

Eligibility

B26-2.1	Eligibility.

(a)	Past Service Credit. Each Employee who worked for ZCI before the Acquisition Date and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on January 1, 2005. This Plan granted credit for service with ZCI for purposes of eligibility to participate and to receive Matching Contributions.

(b)	Loss of Eligible Status. Pursuant to certain transactions occurring on September 30 and October 1, 2008, ZCI ceased its status as a Controlled Group Member effective October 1, 2008. As of that date, ZCI is no longer an Employer and individuals who work for ZCI on and after October 1, 2008 are not Employees and are not eligible to participate in this Plan.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B27

COMMUNITY BANK OF FLORIDA

B27-1.20	Effective Date means March 17, 2006, the date when Community Bank of Florida became part of the Controlled Group (the Acquisition Date).

ARTICLE 2

Eligibility

B27-2.2	Eligibility. Each Employee who worked for Community Bank of Florida on the Acquisition Date and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on March 17, 2006. This Plan granted credit for service with Community Bank of Florida for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B28

INLIGN WEALTH MANAGEMENT, LLC

B28-1.20	Effective Date means December 31, 2007, the date when Inlign Wealth Management, LLC (Inlign) became part of the Controlled Group (the Acquisition Date).

ARTICLE 2

Eligibility

B28-2.2	Eligibility. Each Employee who worked for Inlign on the Acquisition Date and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on March 1, 2008. This Plan granted credit for service with Inlign for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B29

SALEM MORTGAGE

B29-1-18	Effective Date means the date occurring between January 31, 2008 and February 29, 2008 when former employees of Salem Mortgage were hired by a Controlled Group Member (the relevant date for each such employee to be his/her Hiring Date).

ARTICLE 2

ELIGIBILITY

B29-2.2	Eligibility. Each Employee who worked for Salem Mortgage immediately before the Hiring Date and became an active Employee on the Hiring Date, became eligible to participate in this Plan on March 1, 2008. Effective February 29, 2008, this Plan granted credit for service with Salem Mortgage for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B30

GB&T BANCHARES, INC.

B30-1.20	Effective Date means May 1, 2008, the date when GB&T Banchares, Inc. (GB&T) became part of the Controlled Group (the Company Merger Date).

B30-1.49	Plan (GB&T Plan) means the GB&T Bancshares 401(k) Profit SharingPlan, which was terminated immediately before 12:01 a.m. on May 1, 2008, the effective date and time of the merger. The Company did not assume the GB&T Plan.

ARTICLE 2

ELIGIBILITY

B30-2.2	Eligibility. Each Employee who worked for GB&T before the Company Merger Date and was an active Employee on the Merger Date, became eligible to participate in this Plan on the Merger Date. This Plan granted credit for service with GB&T for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) Plan

ADDENDUM B31

CYMRIC FAMILY OFFICE SERVICES

ARTICLE 1

Definitions

B31-1.20	Effective Date means December 31, 2008, the date when the Cymric Family Office Services (Cymric) became part of the Controlled Group (the Acquisition Date) pursuant to the Asset Purchase Agreement By and Among GenSpring Family Offices, LLC, Cymric and the Shareholders of Cymric.

B31-1.48	Participant (Cymric Participant) means, for purposes of this Addendum B31, each Participant who was employed by Cymric on the Acquisition Date and became an employee of GenSpring on January 1, 2009.

ARTICLE 2

Eligibility

B31-2.1	Eligibility. For purposes of determining eligibility to begin participating under Section 2.1 of the main text of the Plan, the Plan treated each Cymric Participant as if his/her Employment Date was the date when he/she became an employee of GenSpring.

SUNTRUST BANKS, INC. 401(k) PLAN

Amended and Restated January 1, 2010

ADDENDUM C

PARTICIPATING EMPLOYERS

1.	GenSpring Holdings, Inc. (formerly, AMA Holdings, Inc.)

2.	National Commerce Bank Services, Inc.

3.	Premium Assignment Corporation

4.	Prime Performance, Inc.

5.	STB Management Corporation

6.	SunTrust Bank

7.	SunTrust Banks, Inc.

8.	SunTrust Bank Holding Company

9.	SunTrust Capital Markets, Inc.

10.	SunTrust Delaware Trust Company

11.	SunTrust Community Capital LLC (formerly, SunTrust Community Development Corporation)

12.	SunTrust Education Financial Services Corporation

13.	SunTrust Insurance Company

14.	SunTrust Insurance Services, Inc.

15.	SunTrust Investment Services, Inc.

16.	SunTrust Leasing Corporation

17.	SunTrust Mortgage, Inc.

18.	SunTrust Procurement Services, L.L.C.

19.	Teton Trust Company

20.	Transom Development, Inc.

21.	Ridgeworth Capital Management, Inc. (formerly, Trusco Capital Management, Inc.)

*	In addition, 80% or more owned entities of a company listed are also eligible when they have Eligible Employees unless otherwise excluded in accordance with the terms of the Plan document.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM D

QUALIFIED DOMESTIC RELATIONS ORDER PROCEDURES

NOTE:	The QDRO Procedures set forth in this Addendum are an integral part of the Plan. Certain words and phrases used in these Procedures have initial capital letters to indicate that they are used as defined terms in the Plan.

SUNTRUST BANKC, INC.

401(k) PLAN

ADDENDUM A

QUALIFIED DOMESTIC RELATIONS ORDER PROCEDURES

As provided in Section 10.4, the Plan will make distributions in accordance with a Qualified Domestic Relations Order (QDRO) issued in accordance with Code Section 414(p) and ERISA Section 206(d)(3). Those statutes govern the payment of benefits earned by a Participant under the Plan to his/her Spouse, former Spouse, child(ren) or other dependents, to the extent awarded under a QDRO. The relevant provisions of the Code and ERISA are nearly identical. Each Spouse, former Spouse, child or other dependent who is entitled to benefits under a QDRO is called an Alternate Payee. The Code requires the Plan to provide the following procedures to assist eligible individuals and their representatives to obtain a QDRO from a state domestic relations court or agency under the state’s domestic relations laws.

1.	Determination Whether a Domestic Relations Order is Qualified. The Plan Committee (the Committee) or its delegate will determine whether a domestic relations order is qualified under Code Section 414(p), i.e., whether it is a QDRO. The Code prohibits the Plan from making any payment under any domestic relations order until the Committee has determined that it is a QDRO.

The order must constitute a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law) that relates to the provision of child support, alimony payments or marital property rights to a Spouse, former Spouse, child or other dependent of a Participant (Alternate Payee).

2.

Assignment of Benefits to Alternate Payee. The purpose of the QDRO, as stated in an order or proposed order, must be to create or recognize the right of the Alternate Payee(s), or assign to the Alternate Payee(s) the right, to receive all or part of the benefits that otherwise would be payable to the affected Plan Participant. The only persons who can be Alternate Payees or contingent Alternate Payees are the Participant’s current or former Spouse, child(ren) or other dependents; this limited group of individuals is called the Statutory Alternate Payee Group. The Plan will not honor any provision in a QDRO that names a contingent Alternate Payee to receive the awarded amount if the Alternate

Payee dies before the Plan distributes the awarded amount, other than an individual who is within the Statutory Alternate Payee Group. The only person whom a QDRO may require to be treated as a Spouse is a former or current Spouse to whom the Participant is or was legally married. The Alternate Payee has the legal status of a beneficiary under the Plan. The Plan will honor a QDRO provision that names one or more contingent Alternate Payees who are within the Statutory Alternate Payee Group, to receive the awarded amount if the Alternate Payee dies before the Plan distributes the awarded amount. The Plan will honor a QDRO provision that names more than one of the Participant’s dependents and specifies the order of succession. For example, if the Alternate Payee is a former Spouse who dies before receiving the award, the QDRO might provide that the Participant’s children will receive the awarded amount in equal shares, or if no child survives, the Participant’s other dependent(s), if any, will receive the awarded amount. The Plan will not treat the spouse of any Alternate Payee who is not a Participant in his/her own right, as a Spouse for any purpose under the Plan.

3.	Identifying Information. The QDRO must clearly state the name of the Plan. For the Participant and each Alternate Payee, the QDRO must state the name, the last known mailing address, the Social Security number, and the date of birth (except to the extent the Committee knows such information),.

4.	Awarded Amount. The QDRO must clearly and expressly state the amount or percentage of the Participant’s vested Account balances to be paid to each Alternate Payee, or a method to calculate the awarded amount, the date as of which the Plan must make the calculation, the number of payments or the period to which the QDRO applies, and that the QDRO specifically applies to this Plan. Under no circumstance may a QDRO result in the Plan paying benefits in an amount that is greater than the amount the Plan would have paid to or on behalf of the Participant if the QDRO had not been issued, or paying benefits that are required to be paid to another Alternate Payee under a previously existing QDRO. After payment of the awarded amount, the Alternate Payee will have no further interest in the Plan.

5.	Two Methods to Divide Benefits. The QDRO may award the Alternative Payee either a separate interest in the Participant’s Account balances, or a share of the lump sum or installment payment(s) that will made to the Participant after his/her Termination Date.

(a)	Separate Interest Award. A separate-interest award divides the Participant’s Account balances between the Participant and Alternate Payee as of a stated date, and gives the Alternate Payee the right to receive the awarded amount on a date that is different from the Participant’s distribution date.

(b)	Shared Payment Award. A shared-payment award gives the Alternate Payee a right to receive a stated dollar amount or percentage of the amount actually distributed to the Participant. If the QDRO awards the Alternate Payee a share of the amount to be distributed to the Participant in the future, the Plan will not make any payment under the QDRO until the Participant’s distribution date. The QDRO may specify a date or event as of which the award to the Alternate Payee will cease to be effective, e.g., the date the Alternate Payee remarries, or reaches the age of majority, or dies, etc.

6.	QDRO Must Specify the Effect of Death on the Award. The QDRO must specify how the unpaid award will be affected by the following events of death.

(a)	Participant’s Death. If the Participant dies before the QDRO award is distributed, the Plan will pay the awarded amount to the Alternate Payee(s) as soon as practicable after the Participant’s death.

(b)	Alternate Payee’s Death. If the Alternate Payee dies before the QDRO award is distributed, the Plan will pay the awarded amount to the named surviving contingent Alternate Payee(s) if any. If no valid contingent Alternate Payee is named or survives the Alternate Payee, the award will be forfeited as if the QDRO had not been issued, and the awarded amount will revert to the Participant’s Accounts.

7.

Notification of Parties. The Committee will promptly notify the affected Participant and each Alternate Payee when it receives an actual or proposed domestic relations order (including a property settlement agreement) or other notice that a QDRO is being sought, and will provide a copy of this Addendum D and information about the Plan that is sufficient to permit the parties and/or their representatives to design and obtain a QDRO that complies with this Addendum and all other relevant provisions of the Plan. To the extent any court or agency with jurisdiction rules that a QDRO is inconsistent with this Addendum D, this Addendum will prevail and will govern the distribution that is made pursuant to the QDRO, which distribution will be consistent with this Addendum D.

Within a reasonable period after receiving the order, but no later than 18 months after the payment date specified in the order (see explanation of the 18-month period in Section 8), the Committee will determine whether the proposed order is qualified and will notify the Participant and each Alternate Payee of the determination. The parties may designate representatives to receive the notices.

8.	The Protection Period (or Holding Period). Because an Alternate Payee has the legal status of a beneficiary under the Plan, the Committee must protect the potential rights of a prospective Alternate Payee for a period reasonably sufficient to permit him/her to perfect those rights through a QDRO. After the Committee has received written notice that all or part of a Participant’s Account balances is or will become subject to a QDRO, it will not pay to or on behalf of the Participant any part of the Account balances to which the notice applies, until the end of the protection period. The Committee will determine whether a proposed QDRO is qualified, within a reasonable period after receiving the proposed QDRO. If the Committee finds defects in the initial proposed QDRO, it will provide the Alternate Payee a written notice and explanation of the defects. After the Committee determines that the proposed QDRO meets all relevant provisions of the Code and ERISA, and complies with this Addendum and all other relevant provisions of the Plan, the Committee will place a permanent hold on the portion of the Participant’s Account balances assigned to the Alternate Payee, and will pay that portion to the Alternate Payee under the terms of the QDRO and under this Addendum. In other words, the protection period becomes permanent if the proposed order is approved as a QDRO.

The Code and ERISA require a protection period of 18 months beginning on the date when the QDRO award will be payable if the proposed order should be approved. If the Committee has provided the Alternate Payee with a written determination and explanation of defects in a proposed QDRO, and the defects are not corrected by the end of the 18-month protection period, the Plan may then pay to the Participant (or beneficiary) the entire benefit to which he/she would have been entitled if the proposed order had not been submitted (if the Participant is otherwise eligible for distribution). If the Committee determines, after the end of the 18-month period, that a revised order is qualified, the Plan will pay the QDRO award prospectively only, with no retroactive payment of interest. The QDRO may provide that the determination date is the calculation date. In situations where the award would be immediately payable if the order were immediately approved, the 18-month protection period begins to run on the date when the Committee receives the initial proposed QDRO. But in situations where the award would not be payable until a future date (for example, the Participant’s Termination Date), the 18-month period begins to run on the first date when the Alternate Payee could receive the distribution if he/ she elected to do so.

9.	Separate Accounting Until Determination is Made. During any period when the issue of the qualified status of a domestic relations order is being determined, the Committee will separately account for the amounts that would have been payable to the Alternate Payee if the order had already been determined to be qualified. As discussed in Section 8, if the Committee determines that a proposed order is qualified, the Plan will pay the required amounts to each Alternate Payee entitled to receive them. If the Committee determines that the proposed order is not qualified, after the end of the 18-month protection period it will merge the separate accountings and will pay the restored Account balances to the persons who would have received them if the order had not been issued.

10.	Distribution of Amount Awarded by a QDRO. After a valid QDRO awards an Alternate Payee all or a portion of a Participant’s Account balances, the Alternate Payee may elect an immediate lump sum distribution of the awarded amount, unless such distribution would conflict with the terms of the QDRO. The Plan may make such distribution while the affected Participant is in active Employment and regardless of the Participant’s age. Otherwise, the Plan will distribute the awarded amount to the Alternate Payee(s) pursuant to the terms of the QDRO.

11.	Notice of Favorable Tax Treatment. When the Committee makes a lump sum payment or other eligible rollover distribution of the awarded amount to a Spousal Alternate Payee, it will provide a Code Section 402(f) special tax notice to the Alternate Payee explaining that the payment may be rolled over to an individual retirement account or to another employer’s qualified plan.

12.	Fiduciary Responsibility. Plan representatives have an equal fiduciary responsibility to the Participant and to the Alternate Payee, who has the legal status of a beneficiary under the Plan.

13.	Plan Cannot be Made a Party. Section 514 of ERISA, 29 U.S.C. § 1144 provides that ERISA preempts all state laws that relate to employee benefit plans. The U. S. Department of Labor has stated the position that under the doctrine of ERISA preemption, a retirement plan or plan sponsor cannot be joined as a party to any state domestic relations proceeding. If any party to a domestic relations proceedings seeks to join the Plan or Plan sponsor in such proceeding, the sponsor will seek dismissal and may seek attorneys fees and costs against the party who makes such attempt.

14.	Internal Revenue Service Approval of QDRO Procedures. The Procedures stated in this Addendum D to the Plan, for payments of Account balances under QDROs, and restrictions on payments, are conditioned upon approval from the Internal Revenue Service, and will be revised from time to time to the extent necessary to maintain such approval.

D-7